Exhibit 10.2

Execution Version

ASSET PURCHASE AGREEMENT

by and among

ACETO CORPORATION,

ACETO AGRICULTURAL CHEMICALS CORPORATION

and

ACETO REALTY LLC,

as Sellers,

and

NMC ATLAS, L.P.,

as Buyer

Dated as of February 18, 2019

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3.11	Real and Tangible Property	20

3.12	Intellectual Property.	20

3.13	Material Contracts	20

3.14	Certain Regulatory Matters	21

3.15	Finders or Brokers	21

3.16	Sufficiency of Assets	21

3.17	Inventory	21

3.18	No Other Representations or Warranties	22

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER		22

4.1	Organization	22

4.2	Corporate Authority Relative to this Agreement; Consents and Approvals; No Violation	22

4.3	Litigation	23

4.4	Buyer Information	23

4.5	Finders or Brokers	23

4.6	Solvency	24

4.7	Adequate Assurances Regarding the Buyer Assumed Agreements	24

4.8	Certain Arrangements; Ownership of Sellers	24

4.9	Guarantee	24

4.10	Investment Intention	24

4.11	Investigation; No Other Representations	25

ARTICLE V COVENANTS AND AGREEMENTS		26

5.1	Conduct of Business	26

5.2	Access	26

5.3	Employees and Employee Benefit Plans	27

5.4	Regulatory Approvals; Efforts	29

5.5	Notification of Certain Matters	31

5.6	Adequate Assurances regarding the Buyer Assumed Agreements	31

5.7	Bankruptcy Court Approval	31

5.8	Taxes	32

5.9	Public Announcements	33

5.10	Consents; Notices	33

5.11	WARN Act	33

5.12	Directors and Officers	34

5.13	Cooperation with Financing	34

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ARTICLE VI CONDITIONS TO THE PURCHASE AND SALE		36

6.1	Conditions to Each Party’s Obligation to Close	36

6.2	Conditions to Obligation of Sellers to Close	36

6.3	Conditions to Obligation of Buyer to Close	37

ARTICLE VII TERMINATION		37

7.1	Termination	37

7.2	Effect of Termination	39

7.3	Break-Up Fee; Expense Reimbursement.	39

7.4	Return of Good Faith Deposit	39

ARTICLE VIII MISCELLANEOUS		40

8.1	No Survival	40

8.2	Expenses	40

8.3	Counterparts; Effectiveness	40

8.4	Governing Law; Jurisdiction	40

8.5	Remedies	41

8.6	WAIVER OF JURY TRIAL	41

8.7	Notices	42

8.8	Assignment; Binding Effect	43

8.9	Severability	43

8.10	Entire Agreement	43

8.11	Amendments; Waivers	43

8.12	Headings	43

8.13	No Third-Party Beneficiaries	43

8.14	Interpretation	44

8.15	Non-Recourse	44

8.16	Definitions	44

8.17	Sellers Disclosure Schedule	56

8.18	Limitation on Good Faith Deposit Escrow Holder’s Liability	56

SCHEDULES

Schedule 1.1(c)	Assumed Contracts
Schedule 1.1(d)	Assumed Real Property Lease(s)
Schedule 1.1(e)	Owned Real Property

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Schedule 1.1(f)	Products
Schedule 1.1(g)	Tangible Personal Property
Schedule 1.1(i)	Intellectual Property
Schedule 1.1(l)	Assumed Equipment Leases
Schedule 1.1(m)	Excluded Claims
Schedule 1.1(o)	Assumed Plans
Schedule 1.1(r)	Additional Purchased Assets
Schedule 1.2(o)	Additional Excluded Assets
Schedule 1.3(b)	Accounts Payable
Schedule 1.4(e)	Excluded Accrued Liabilities
Schedule 1.4(f)	Excluded Environmental Liabilities
Schedule 1.5	Cure Costs
Schedule 2.8(h)	Additional Sellers’ Closing Deliverables

Sellers Disclosure Schedule

Buyer Disclosure Schedule

EXHIBITS

EXHIBIT A:	Purchase Price Allocation Constraints
EXHIBIT B:	Form of Assignment and Assumption Agreement
EXHIBIT C:	Form of Bidding Procedures
EXHIBIT D:	Form of Bidding Procedures Order
EXHIBIT E:	Form of Bill of Sale
EXHIBIT F:	Form of Sale Order
EXHIBIT G:	Form of TSA

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ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of February 18, 2019 (the “Agreement Date”), is by and among Aceto Corporation, a New York corporation (“Parent”), Aceto Realty LLC, a New York limited liability company (“Aceto Realty”), and Aceto Agricultural Chemicals Corporation, a New York corporation (“NY Agri” and together with Parent and Aceto Realty, “Sellers” and each, a “Seller”), and NMC Atlas, L.P., a Delaware limited partnership (“Buyer”). Capitalized terms used in this Agreement and not otherwise defined above or in the text below have the meanings given to them in Section 8.16.

WHEREAS, Parent, collectively with its direct and indirect wholly-owned subsidiaries (including NY Agri), is an international company engaged in the development, marketing, sales and distribution of finished dosage form generic pharmaceuticals, nutraceutical products, pharmaceutical active ingredients, pharmaceutical intermediates, and specialty performance chemicals, including agricultural intermediates and agricultural protection products (collectively, the “Business”);

WHEREAS, the Business is organized along product lines into three principal segments: (i) Human Health, (ii) Pharmaceutical Ingredients, and (iii) Performance Chemicals;

WHEREAS, Sellers intend to file voluntary petitions for relief commencing cases (collectively, the “Bankruptcy Case”) under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§ 101, et seq. (the “Bankruptcy Code”), on February 19, 2019 (the “Petition Date”) in the United States Bankruptcy Court for the District of New Jersey (the “Bankruptcy Court”);

WHEREAS, Sellers desire to sell to Buyer all of the Purchased Assets, subject to the assumption by Buyer of the Assumed Liabilities (which Purchased Assets and Assumed Liabilities generally comprise the Chemical Plus Business), and Buyer desires to purchase from Sellers the Purchased Assets and assume the Assumed Liabilities, in each case, upon the terms and conditions hereinafter set forth;

WHEREAS, the Parties intend to effectuate the transactions contemplated hereby, including the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities (the “Asset Purchase”), pursuant to Section 363 and 365 of the Bankruptcy Code;

WHEREAS, the execution and delivery of this Agreement and Sellers’ ability to consummate the transactions contemplated hereby are subject, among other things, to consideration of Alternative Bids (if any) and the entry of the Sale Order pursuant to, inter alia, Sections 363 and 365 of the Bankruptcy Code;

WHEREAS, the Parties desire to consummate the transactions contemplated hereby as promptly as practicable after the Bankruptcy Court enters the Sale Order; and

WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements specified herein.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, Buyer and Sellers hereby agree as follows:

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ARTICLE I
PURCHASE AND SALE

1.1         Purchased Assets. In addition to all properties and assets of the Acquired Subsidiaries (which shall remain properties and assets of such entities upon the Closing, but which shall not constitute Purchased Assets for purposes of this Agreement), on the terms and subject to the conditions set forth in this Agreement, at the Closing, Sellers shall sell, transfer, assign, convey and deliver to Buyer, and Buyer shall purchase, free and clear of all Liabilities and Liens (other than Liens created by Buyer and Permitted Liens), the right, title and interest of Sellers in, to or under all of the properties and assets of Sellers used primarily in the Chemical Plus Business (other than the Excluded Assets), including the following (herein collectively called the “Purchased Assets”):

(a)          all outstanding shares of capital stock or other equity interests of the Purchased Subsidiaries (other than (i) 8,401 shares of Aceto HK that are owned by Aceto Bermuda, (ii) the Class A Preferred Shares of Aceto Bermuda which are owned by Aceto (Shanghai) Ltd. and (iii) 70% of the outstanding equity interests of the Joint Venture, which are owned by United Phosphorus Inc.); provided, notwithstanding anything contained herein to the contrary, Buyer may, upon prior written notice to Sellers, assign the right to purchase such shares of capital stock or other equity interests to one or more wholly-owned Subsidiaries of the Buyer; provided, further, that no such assignment shall relieve Buyer of any Liability or obligation under this Agreement;

(b)          the Accounts Receivable of Sellers outstanding as of the Closing Date;

(c)          to the extent assignable pursuant to Sections 363 and 365 of the Bankruptcy Code, the Contracts listed or described on Schedule 1.1(c) as of the Assumption Deadline, as may be amended by Buyer as provided herein (the “Assumed Contracts”), and all purchase orders of the Sellers in respect of the Acquired Business that are issued in the Ordinary Course of Business and outstanding as of the Closing Date (the “Assumed Purchase Orders”);

(d)          to the extent assignable pursuant to Sections 363 and 365 of the Bankruptcy Code, the Real Property Lease(s) of Sellers, and rights thereunder, listed or described on Schedule 1.1(d) (such Real Property Lease(s), the “Assumed Real Property Lease(s)”);

(e)          any Owned Real Property of a Seller set forth on Schedule 1.1(e);

(f)          all rights (including goodwill, if any) in and to the products set forth on Schedule 1.1(f) (the “Products”) and all Product registrations and related registration information (including applications that are in the process of being prepared by a Seller or an Acquired Subsidiary for Product registrations);

(g)          the equipment, machinery, forklifts, vehicles, fixtures, furniture, furnishings, signage, leasehold improvements and other tangible personal property owned by each Seller as of the Closing Date that are (A) located on or at the Acquired Real Property and held primarily for, or used primarily in, the Acquired Business, (B) held primarily for, or used primarily in, the Acquired Business and existing as of the Closing or (C) set forth on Schedule 1.1(g);

(h)          to the extent assignable pursuant to Sections 363 and 365 of the Bankruptcy Code, all Permits and pending applications therefor;

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(i)          to the extent assignable pursuant to Sections 363 and 365 of the Bankruptcy Code, all Intellectual Property that is owned or licensed by each Seller (A) held primarily for, or used primarily in, the Acquired Business and existing as of the Closing or (B) set forth on Schedule 1.1(i);

(j)          all Books and Records related primarily to the Acquired Business, except those: (i) relating primarily to any Excluded Asset or Excluded Liability; (ii) relating primarily to employees of a Seller or any Purchased Subsidiary who are not Transferred Employees; or (iii) that a Seller or any Purchased Subsidiary is not permitted to transfer under applicable Law;

(k)          all telephone and facsimile numbers, email and web addresses, social media accounts and other directory listings used primarily in connection with the Acquired Business, to the extent assignable;

(l)           to the extent assignable pursuant to Sections 363 and 365 of the Bankruptcy Code, the equipment leases listed or described on Schedule 1.1(l) (the “Assumed Equipment Leases” and together with the Assumed Contracts and Assumed Real Property Lease(s), the “Buyer Assumed Agreements”);

(m)         other than as set forth on Schedule 1.1(m), any rights, claims, credits, refunds, causes of action, choses in action, rights of recovery and rights of setoff of each Seller against third parties arising out of, or primarily related to, the Purchased Assets or the Acquired Business, including any rights in connection with product returns, rebates, credits and related claims and any rights under or pursuant to any and all warranties, representations and guarantees made by suppliers, manufacturers and contractors relating to products sold, or services provided, to each Seller primarily related to the Purchased Assets or the Acquired Business;

(n)          all rights of each Seller under non-disclosure or confidentiality, non-disparagement, non-compete, or non-solicitation agreements with the Transferred Employees or any employees of each Seller terminated within two (2) years prior to the Closing Date, or with any agents of each Seller or with third parties, in each case, related primarily to the Acquired Business;

(o)          (1) the Seller Benefit Plans listed on Schedule 1.1(o)(1), solely to the extent such pertains to a Transferred Employee and (2) the Seller Benefit Plans listed on Schedule 1.1(o)(2), whether or not pertaining to a Transferred Employee (collectively, the “Assumed Plans”), and any trusts, assets, reserves, credits and service agreements, but only to the extent of the Transferred Employees, and all documents created, filed or maintained in connection with the Assumed Plans to the extent transferable in accordance with the existing terms and conditions of such Assumed Plans, any applicable insurance policies related to the Assumed Plans and Bankruptcy Court approval;

(p)          all Purchased Deposits;

(q)          all Inventory held by each Seller primarily for use in the Acquired Business as of the Closing Date;

(r)          the additional assets listed on Schedule 1.1(r);

(s)          all rights under insurance policies of the Sellers to the extent relating to any Assumed Liability;

(t)           all goodwill as of the Closing Date that is associated with the Acquired Business not expressly referenced in Sections 1.1(a) through 1.1(s); and

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(u)          all avoidance actions (including any proceeds thereof), including all claims and causes of action arising under Sections 544 through 553 of the Bankruptcy Code or any analogous state law, but only to the extent such actions are against the following parties (collectively, the “Designated Parties”): (i) any of the Sellers’ vendors, suppliers, customers, or trade creditors in regards or related to the Purchased Assets or Acquired Business and (ii) any counterparties to any Buyer Assumed Agreements (collectively, the “Purchased Avoidance Actions”); provided, that it is understood and agreed by the parties that the Buyer will not assert or pursue any Purchased Avoidance Actions against any of the Designated Parties other than as a defense, offset, or counterclaim against any claim or cause of action raised or asserted by such Designated Party.

Buyer shall have the right at any time prior to five (5) days prior to the Sale Hearing in accordance with the Bidding Procedures and Bidding Procedures Order to amend Schedule 1.1(c) so as to exclude any Contract from being an Assumed Contract. A schedule of Assumed Contracts and any Cure Costs relating thereto shall be filed by Sellers with the Bankruptcy Court and served on the counterparties to the Assumed Contracts in accordance with the Bidding Procedures Order. Notwithstanding anything to the contrary, in connection with any change to Schedule 1.1(c) described in the preceding sentence, (i) any Purchased Assets attendant to any Contract that is excluded shall become an Excluded Asset to the extent applicable in accordance with Section 1.2, (ii) Sellers shall be permitted to update the Sellers Disclosure Schedule as necessary to correct or complete any such disclosure contained therein, (iii) Buyer acknowledges and agrees that there shall be no reduction in the Purchase Price if it elects to remove any Contract listed on Schedule 1.1(c), and (iv) the Cure Cost shall be adjusted, as applicable.

1.2         Excluded Assets. Notwithstanding the provisions of Section 1.1, nothing herein contained shall be deemed to sell, transfer, assign or convey to Buyer (i) the assets of the Excluded Subsidiaries or (ii) the Excluded Assets. The Excluded Subsidiaries shall retain all right, title and interest to, in and under the assets of the Excluded Subsidiaries, and the Sellers shall retain all right, title and interest to, in and under the Excluded Assets. For all purposes of and under this Agreement, the term “Excluded Assets” shall mean the following assets of each Seller:

(a)          all shares of capital stock or other equity interest of each Seller and the Excluded Subsidiaries or any securities convertible into, exchangeable, or exercisable for shares of capital stock or other equity interest of Sellers or any of the Excluded Subsidiaries;

(b)          all Cash of Sellers;

(c)          any Contracts other than Assumed Contracts;

(d)          any lease of Leased Real Property, and rights thereunder, that is not a Buyer Assumed Agreement (the “Excluded Real Property Leases”);

(e)          any equipment leases other than Assumed Equipment Leases (the “Excluded Equipment Leases”);

(f)           all minute books, stock ledgers, corporate seals and stock certificates of each Seller and other similar Books and Records (1) that are primarily related to any Excluded Assets or Excluded Liabilities, or (2) which a Seller or any of the Excluded Subsidiaries is required by Law or determines are necessary or advisable to retain, including all Tax Returns and related workpapers (other than Tax Returns and related workpapers of the Acquired Subsidiaries), financial statements and corporate or other entity filings (but copies of such Books and Records shall be retained by Sellers and made available to Buyer upon Buyer’s reasonable request and at Buyer’s expense);

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(g)          all Seller Benefit Plans, except the Assumed Plans, and trusts or other assets attributable thereto (except to the extent provided by Section 5.3(f)), including any assets, reserves, credits and service agreements, and all documents created, filed or maintained in connection with such Seller Benefit Plans and any applicable insurance policies related to such Seller Benefit Plans;

(h)          any rights, claims or causes of action of each Seller under this Agreement or the Ancillary Documents and as set forth on Schedule 1.1(m);

(i)           all receivables, claims or causes of action related primarily to any Excluded Asset or Excluded Liability, including any such item to the extent arising under any guarantee, warranty, indemnity or similar right in favor of a Seller or any of the Excluded Subsidiaries in respect of an Excluded Asset or Excluded Liability;

(j)           all refunds, credits and rebates of Taxes;

(k)          all rights under insurance policies relating to claims for losses pending as of the Closing Date except to the extent such losses are an Assumed Liability;

(l)            all Intellectual Property owned or licensed by Sellers that is neither: (i) held primarily for, nor (ii) used primarily in, the Acquired Business, with respect to subclauses (i) and (ii) other than as set forth on Schedule 1.1(i);

(m)          all post-petition adequate assurance deposits provided to utilities and any deposits provided to suppliers or service providers to a Seller on a prepetition or post-petition basis;

(n)          all derivative financial instruments, including future foreign currency contracts;

(o)          all other assets set forth on Schedule 1.2(o); and

(p)          all avoidance actions (including any proceeds thereof), including all claims or causes of action arising under Sections 544 through 553 of the Bankruptcy Code or any analogous state law, other than the Purchased Avoidance Actions.

For the avoidance of doubt, no goodwill or other intangible assets not expressly set forth in this Section 1.2 shall constitute “Excluded Assets.”

1.3         Assumed Liabilities. In addition to the Liabilities of the Acquired Subsidiaries (which shall remain Liabilities of such entities upon the Closing, but which shall not constitute Assumed Liabilities for purposes of this Agreement), upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Buyer shall assume and agree to pay, perform and discharge, when due (in accordance with its respective terms and subject to the respective conditions thereof), only the following Liabilities (without duplication) (collectively the “Assumed Liabilities”) and no others:

(a)          any and all Liabilities of each Seller arising under the Buyer Assumed Agreements and the Assumed Purchase Orders;

(b)          the obligation to pay the amounts owed (and no other Liabilities) for goods or services received by each Seller in the Ordinary Course of Business in respect of any trade and vendor accounts payable due as of, or after, the Petition Date, including the amounts set forth on Schedule 1.3(b), but only to the extent incurred in connection with the Acquired Business, and excluding any amounts owed to professionals retained by an order of the Bankruptcy Court under Section 327, 328, 1102 or 1103 of the Bankruptcy Code (such payables, the “Accounts Payable”);

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(c)          all Accrued Liabilities;

(d)          any and all Liabilities arising under any Assumed Plan, if any (to the extent transferable in accordance with the existing terms and conditions of the applicable Assumed Plan);

(e)          other than as set forth on Schedule 1.4(f), any Liability directly related to the Acquired Business arising under Environmental Laws attributable to or incurred as a result of any acts, omissions, or conditions first occurring on or after the Closing Date, including any Liability with respect to the release, handling, discharge, treatment, storage, generation, disposal, or presence of Regulated Substances at any location and compliance with any Laws relating to the foregoing;

(f)          all Liabilities arising out of the conduct of the Acquired Business, ownership of the Purchased Assets, or associated with the Transferred Employees on or after the Closing Date;

(g)          all Taxes arising out of the conduct of the Acquired Business, ownership of the Purchased Assets or associated with the Transferred Employees, in each case, attributable to periods (or portions thereof) beginning after the Closing Date; and

(h)          all Liabilities under the WARN Act arising as a result of a failure of Buyer to comply with Section 5.11.

1.4         Excluded Liabilities. Notwithstanding any provision in this Agreement to the contrary, Buyer shall not assume and shall not be obligated to assume or be obliged to pay, perform or otherwise discharge any Liability of any Seller, and each Seller shall be solely and exclusively liable with respect to all Liabilities of such Seller, other than the Assumed Liabilities (collectively, the “Excluded Liabilities”). For the avoidance of doubt, the Excluded Liabilities with respect to each Seller include (i) any claims under Sections 503 and 507 of the Bankruptcy Code and (ii) the following:

(a)          any Liability of such Seller, arising out of, or relating to, this Agreement or the transactions contemplated hereby, whether incurred prior to, at or subsequent to the Closing Date, including all finder’s or broker’s fees and expenses and any and all fees and expenses of any Representatives of such Seller, but excluding (x) any Liabilities of such Seller arising from or otherwise attributable to a breach of the covenant in Section 5.8(a), and (y) any Transfer Taxes as provided in Section 5.8(b);

(b)          any Liability incurred by either Seller’s respective directors, officers, managers, stockholders, members, partners, agents or employees (acting in such capacities);

(c)          any Liability of such Seller to any Person on account of any Proceeding to the extent relating to facts, circumstances or events that existed or occurred before the Closing;

(d)          any Liability to the extent relating to, resulting from, or arising out of the ownership or operation of an Excluded Asset;

(e)          the accrued Liabilities of such Seller set forth on Schedule 1.4(e); provided, however, notwithstanding anything to the contrary set forth in this Agreement, in no event shall any Accrued Liability constitute an Excluded Liability;

(f)           any Liability arising out of or incurred as a result of any actual or alleged violation by any Seller of any Law prior to the Closing, or related to the Acquired Business that arises under or relates to a violation of Environmental Laws, including as set forth on Schedule 1.4(f);

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(g)          all checks and drafts that have been written or submitted by such Seller prior to the close of business on the Closing Date but have not yet cleared;

(h)          other than as explicitly included in Assumed Liabilities, any Liability of such Seller for any Indebtedness, including Indebtedness under the Credit Facility, any Indebtedness owed to any stockholder or other Affiliate of any such Seller, and any Contract evidencing any such financing arrangement;

(i)          all Liabilities under the WARN Act to the extent resulting from an employment loss or layoff (as defined in the WARN Act) initiated by Seller or any of its Affiliates or the purchaser of the Pharma Business;

(j)          all Liabilities in respect of any employee or other service provider of Seller or any of its Affiliates who does not become a Transferred Employee (whether arising prior to, on or after the Closing Date), and all Liabilities (other than any Assumed Liability) in respect of any Transferred Employee arising prior to the Closing Date;

(k)          other than (x) Tax Liabilities included in clauses (ii) or (vii) of the definition of Accrued Liabilities, and (y) Transfer Taxes for which Buyer is responsible pursuant to Section 5.8(b), (i) all Liabilities for Taxes of such Seller (other than the Acquired Subsidiaries) for any taxable period, and (ii) Liabilities for Taxes relating to the Acquired Business or the Purchased Assets attributable to periods (or portions thereof) ending on or prior to the Closing Date, except for any Taxes of an Acquired Subsidiary, in each case; and

(l)          other than as specifically set forth herein, fees or expenses of such Seller incurred with respect to the transactions contemplated by this Agreement.

1.5         Assignments; Cure Amounts.

(a)          Notwithstanding anything to the contrary contained herein, Buyer reserves the right, in consultation with Sellers, to amend or supplement, at any time prior to five (5) days prior to the Sale Hearing (the “Assumption Deadline”), Schedule 1.1(c) to add any contracts, so long as any such contract to be added to Schedule 1.1(c) (x) is not to be assumed or available to be assumed pursuant to any other sale or transaction previously approved by the Bankruptcy Court in connection with the Bankruptcy Case, and (y) is added to such schedule(s) prior to the entry of any Order of the Bankruptcy Court approving the rejection of such contract or lease, and subject to the party to such contract or lease receiving information evidencing Buyer’s adequate assurance of future performance and having an opportunity to object within seven (7) days or such other period of time set forth in an Order of the Bankruptcy Court of the receipt of such information to the assignment of such contract or lease on the ground that Buyer has not demonstrated adequate assurance of future performance of such contract or lease pursuant to Section 365 of the Bankruptcy Code. Any contract added to Schedule 1.1(c) (to the extent consistent with the prior sentence) shall be deemed an Assumed Contract. Each Seller shall transfer and assign all Buyer Assumed Agreements (that such Seller is a party thereto and to the extent assignable pursuant to Sections 363 and 365 of the Bankruptcy Code) to Buyer, and Buyer shall assume all Buyer Assumed Agreements from a Seller that is a party thereto, as of the Assumption Deadline pursuant to Section 365 of the Bankruptcy Code and the Sale Order. In connection with and as a prerequisite to such assignment and assumption, Buyer shall pay in full all costs (as determined by such Seller that is party thereto based on the Books and Records of such Seller or as otherwise determined by the Bankruptcy Court) to cure all defaults under such Buyer Assumed Agreements to the extent required by Section 365(b) of the Bankruptcy Code (such amounts, the “Cure Costs”) and Sellers shall have no Liability therefore. The Cure Costs for each Buyer Assumed Agreement are set forth opposite the name of each Buyer Assumed Agreement set forth on Schedule 1.5, but for the avoidance of doubt, to the extent that the Cure Costs for any Buyer Assumed Agreement are determined by the Bankruptcy Court to be higher than the amounts listed on Schedule 1.5, Buyer shall be fully responsible to pay such higher Cure Costs.

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(b)          The Sale Order shall provide that as of the Closing, each Seller shall assign to Buyer the Buyer Assumed Agreements to which it is a party, with each Buyer Assumed Agreement identified by its name and date (if available), the other party to such Buyer Assumed Agreement and the address of such party for notice purposes, all included on one or more exhibit(s) attached to either the motion filed in connection with the Sale Order or one or more motion(s) or notice(s) regarding such Seller’s intention to have such Buyer Assumed Agreement assumed by, and assigned to, Buyer. Such exhibit(s) shall also (i) set forth the Cure Costs (if any) necessary to cure any defaults under each Buyer Assumed Agreement and (ii) delineate a procedure for transferring to Buyer the rights to any Purchased Deposits in the form of cash or letters of credit on deposit with the other party to any Assumed Real Property Lease.

(c)          In the case of licenses, certificates, approvals, authorizations, leases, Contracts and other commitments included in the Purchased Assets that cannot be transferred or assigned effectively without the consent of third parties, which consent has not been obtained prior to the Closing (after giving effect to the Sale Order and the Bankruptcy Code), Sellers shall, at Buyer’s sole cost and expense, paid in advance, subject to any approval of the Bankruptcy Court that may be required and the terms set forth in Section 5.4, cooperate with Buyer in endeavoring to obtain such consent (or restructure the acquisition of the underlying asset and unwind any associated agreements to enable the acquisition thereof) and this Agreement shall not operate as an assignment thereof in violation of any such license, certificate, approval, authorization, Real Property Lease, Contract or other commitment. For the avoidance of doubt, Sellers shall not be obligated to pay any consideration to any third party from whom consent or approval is requested or otherwise incur any out-of-pocket costs or expenses, or to initiate any litigation or Proceedings to obtain any such consent or approval.

1.6         Further Assurances.

(a)          At the Closing, and at all times thereafter as may be necessary, Sellers and Buyer shall, at Buyer’s sole cost and expense, execute and deliver such other instruments of transfer as shall be reasonably necessary to vest in Buyer title to the Purchased Assets free and clear of all Liens (other than Permitted Liens), and such other instruments as shall be reasonably necessary to evidence the assignment by Sellers and the assumption by Buyer or its designee of the Assumed Liabilities, including the Buyer Assumed Agreements. Each of Sellers, on the one hand, and Buyer, on the other hand, shall cooperate with one another to execute and deliver such other documents and instruments as may be reasonably required to carry out the transactions contemplated by this Agreement; provided, however, that Sellers’ compliance with its obligations under this Section 1.6 shall, in each case, be conditioned upon Buyer’s advancement of any expenses to be incurred by Sellers in connection therewith. At the Closing, and at all times thereafter as may be necessary, Buyer shall cooperate with Sellers, at Parent’s request, to facilitate the procurement, possession and return to Sellers of any Excluded Assets, including any equipment subject to any lease which does not constitute an Assumed Equipment Lease.

(b)          At the Closing, and at all times thereafter as may be necessary, Sellers shall, at the reasonable request and expense of Buyer, execute, deliver, and file, or cause to be executed, delivered, and filed, such other instruments of conveyance and transfer and take such other actions as Buyer may reasonably request, in order to more effectively consummate the transactions contemplated hereby and to vest in Buyer good and marketable title to the Intellectual Property included in the Purchased Assets, including executing, filing, and recording, with all appropriate intellectual property registration authorities and other relevant entities, all assignment instruments and other filings that are necessary to correctly record the prior chain of title with respect to ownership of the Intellectual Property included in the Purchased Assets.

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1.7         Bulk Sales Laws. Buyer hereby waives compliance by Sellers with the requirements and provisions of any “bulk-transfer” Law of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Buyer. Pursuant to Section 363(f) of the Bankruptcy Code, the transfer of the Purchased Assets shall be free and clear of any and all Liens and Liabilities in the Purchased Assets (other than Permitted Liens), including any Liens or claims arising out of any bulk- transfer Laws, and the Parties shall take such steps as may be necessary or appropriate to so provide in the Sale Order.

ARTICLE II
PURCHASE PRICE

2.1         Purchase Price. The aggregate consideration for the Purchased Assets (the “Base Purchase Price”) shall be the sum of the following:

(a)          the Good Faith Deposit; plus

(b)          (i) cash in the amount of three hundred four million two hundred thousand dollars ($304,200,000), plus the amount, if any, by which Net Current Assets exceeds one hundred twenty-six million one hundred eighty-one thousand eight hundred seven dollars ($126,181,807), minus (ii) the amount, if any, by which Net Current Assets are less than one hundred twenty-six million one hundred eighty-one thousand eight hundred seven dollars ($126,181,807), minus (iii) Net Debt (such amount, as adjusted pursuant to Section 2.4 below, the “Cash Balance”); plus

(c)          the Cure Costs; plus

(d)          the assumption by Buyer of the Assumed Liabilities.

2.2         Closing Date Payment. At the Closing, Buyer shall satisfy the Base Purchase Price as follows:

(a)          Buyer shall deliver the Estimated Cash Balance less the Adjustment Escrow Amount, via wire transfer of immediately available funds into the account(s) designated in writing by Parent;

(b)          Buyer shall deposit an amount equal to ten million dollars ($10,000,000) (the “Adjustment Escrow Amount”) via wire transfer of immediately available funds into an escrow account (the “Adjustment Escrow”) with Citibank, N.A. or such other financial institution as shall be satisfactory to Parent and Buyer (the “Escrow Agent”), to be held and disbursed by the Escrow Agent in accordance with the terms and conditions of this Agreement and an escrow agreement (the “Escrow Agreement”) with the Escrow Agent, such escrow agreement to be mutually acceptable to the Parties. The fees and expenses of the Escrow Agent shall be borne and paid by Buyer;

(c)          Buyer shall pay directly to the obligees identified on Schedule 1.5 the Cure Costs; and

(d)          Buyer shall assume the Assumed Liabilities; provided, however, that to the extent any such Assumed Liabilities are able to be satisfied at Closing, without preventing the transfer of the Purchased Assets or the assumption of the Assumed Liabilities, Buyer shall satisfy such Assumed Liabilities either at Closing or, in Buyer’s sole discretion, in the ordinary course of business.

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2.3         Good Faith Deposit. On or prior to the Petition Date, Buyer shall deposit into an escrow account (the “Good Faith Deposit Escrow”) at Bank of America maintained by Lowenstein Sandler LLP, counsel to Sellers (the “Good Faith Deposit Escrow Holder”), an amount equal to thirty-three million eight hundred thousand dollars $33,800,000 (the “Good Faith Deposit”) in immediately available funds. The Good Faith Deposit shall be funded by Buyer pursuant to the Bidding Procedures. Following the execution of this Agreement by the Parties, other than upon termination of this Agreement by Sellers pursuant to Section 7.1(d), in which case, the Good Faith Deposit shall be nonrefundable and paid to Sellers pursuant to the terms of this Section 2.3, the Good Faith Deposit shall be refunded to Buyer upon the termination of this Agreement for any reason. At the Closing, the Good Faith Deposit (and any interest or income accrued thereon) shall be paid over to Sellers by the Good Faith Deposit Escrow Holder and, upon such payment, the Good Faith Deposit shall be credited and applied toward payment of the Purchase Price (but shall not reduce the amount of the Cash Balance). In the event the Good Faith Deposit becomes nonrefundable as provided herein before the Closing by reason of Sellers terminating this Agreement pursuant to Section 7.1(d), the Good Faith Deposit Escrow Holder shall immediately disburse the Good Faith Deposit and all interest or income accrued thereon to Sellers to be retained by Sellers for their own account. Sellers’ retention of the Good Faith Deposit pursuant to the preceding sentence shall constitute liquidated damages and shall be the exclusive damages available to the Sellers in the event of any termination by Sellers pursuant to Section 7.1(d) (except in the case of a Willful Breach of this Agreement by Buyer, in which case Sellers’ retention of the Good Faith Deposit shall be in addition to any other remedies the Sellers may have under Section 8.5). If this Agreement terminates in accordance with the termination provisions hereof for any reason other than by Sellers pursuant to Section 7.1(d), the Good Faith Deposit Escrow Holder shall return to Buyer, without prejudice to Buyer’s right to receive the Break-Up Fee and Expense Reimbursement, if any, when payable in accordance with Section 7.3(a), the Good Faith Deposit (together with all income or interest accrued thereon), within three (3) Business Days after this Agreement is so terminated. The Parties hereto agree that, prior to the earliest of (i) application of the Good Faith Deposit against the payment of the Purchase Price, (ii) the Good Faith Deposit becoming nonrefundable as provided herein before the Closing by reason of Sellers terminating this Agreement pursuant to Section 7.1(d) or (iii) the return of the Good Faith Deposit to Buyer under the provisions of this Section 2.3, the Good Faith Deposit shall be treated for federal, and applicable state and local, income Tax purposes as owned by Buyer.

2.4         Adjustment to Base Purchase Price.

(a)          Not later than three (3) Business Days prior to the Closing, Parent shall deliver to Buyer a statement setting forth Parent’s good faith and reasonably detailed estimate of Net Current Assets (the “Estimated Net Current Assets”), Net Debt (“Estimated Net Debt”), and the Cash Balance based thereon (the “Estimated Cash Balance”).

(b)          Not later than forty-five (45) days following the Closing, Buyer shall deliver to Parent a statement (the “Closing Statement”) setting forth Buyer’s good faith and reasonably detailed calculation of Net Current Assets, Net Debt and the Cash Balance based thereon. If the Cash Balance, as finally determined by this Section 2.4, is less than the Estimated Cash Balance, the Base Purchase Price shall be adjusted downward by the absolute value of such difference (the “Shortfall”). If the Cash Balance, as finally determined by this Section 2.4, is greater than the Estimated Cash Balance, the Base Purchase Price shall be adjusted upward by the absolute value of such difference (the “Surplus”).

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(c)          The Adjustment Escrow Amount shall be payable in accordance with the Closing Statement and Section 2.4(d) no later than forty-five (45) days after receipt by Parent of the Closing Statement (and Sellers and Buyer shall instruct the Escrow Agent accordingly) unless and to the extent Parent delivers a notice of disagreement in accordance with the following sentence, setting forth the basis for such disagreement and Parent’s calculation of Net Current Assets, Net Debt and the Cash Balance based thereon. During the forty five (45) day period referred to above, Buyer shall and shall cause the Acquired Subsidiaries to provide Parent and its representatives reasonable access to the relevant books, records, facilities and employees of the Acquired Business and the Acquired Subsidiaries to evaluate the calculation of Net Current Assets, Net Debt and the Cash Balance based thereon. In the event of any such disagreement, Parent shall so notify Buyer in writing prior to the end of the forty five (45) day period referred to above, and the Parties shall use their commercially reasonable efforts to resolve such disagreement. If the Parties are unable to resolve their disagreement through such consultation, the Parties shall refer the disagreement to the Accounting Firm to review promptly the Closing Statement and the disputed items or amounts. Promptly, but no later than twenty (20) days after acceptance of its appointment, the Accounting Firm shall determine (it being understood that in making such determination, the Accounting Firm shall be functioning as an expert and not as an arbitrator), based solely on written submissions by Buyer and Parent, and not by independent review, only those issues in dispute and shall render a written report as to the resolution of those issues in dispute and the resulting computation of Net Current Assets, Net Debt and the Cash Balance based thereon, as the case may be, which shall be conclusive and binding on the Parties. In resolving any disputed item, the Accounting Firm (x) shall be bound by the provisions of this Section 2.4 and (y) may not assign a value to any item greater than the greatest value for such items claimed by either Party or less than the smallest value for such items claimed by either Party or include in its computation any item not included in the computation provided by either Party. The Party (either Buyer, on the one hand, or Parent on behalf of Sellers, on the other hand) whose determination of the amount of the Cash Balance was farthest from the final determination of the Cash Balance by the Accounting Firm shall bear the fees and expenses of the Accounting Firm plus any out-of-pocket expenses (including attorneys’ and accountants’ fees) of the Party whose determination of the Cash Balance was closest to the final determination by the Accounting Firm. If the determination of the Cash Balance by the Accounting Firm is equidistant between the determinations of the parties, the fees of the Accounting Firm shall be borne equally by Buyer, on the one hand, and Sellers, on the other hand, and each of Buyer, on the one hand, and Sellers, on the other hand, shall bear the cost of their own out-of-pocket expenses.

(d)          Any Shortfall shall be satisfied solely from the Adjustment Escrow Amount and the remainder, if any, of the Adjustment Escrow Amount shall be promptly paid over to Sellers by wire transfer of immediately available funds into the account(s) designated in writing by Parent (and Sellers and Buyer shall instruct the Escrow Agent accordingly promptly upon final resolution of such Shortfall in accordance with Section 2.4(c)). Sellers shall have no liability for a Shortfall in excess of the Adjustment Escrow Amount. Any Surplus shall be satisfied by payment of the amount of the Surplus to Sellers from Buyer via wire transfer of immediately available funds to the account(s) designated in writing by Parent (and, in such case, the full Adjustment Escrow Amount shall be promptly paid over to Sellers by wire transfer of immediately available funds into the account(s) designated in writing by Parent, and Sellers and Buyer shall instruct the Escrow Agent accordingly promptly upon final resolution of such Surplus in accordance with Section 2.4(c)). Buyer shall have no liability for a Surplus in excess of the Adjustment Escrow Amount.

(e)          The Base Purchase Price less the Shortfall, if any, or plus the Surplus, if any, shall be the “Purchase Price”.

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2.5         Allocation of Purchase Price. Within one hundred and twenty (120) calendar days after the Closing Date, Parent shall deliver to Buyer an allocation of the Purchase Price (and all other capitalized costs) as determined for tax purposes, among the Purchased Assets. Such allocation shall be made pursuant to Code Section 1060 and the Treasury Regulations thereunder (and any similar provision of state, local or non-U.S. Law, as appropriate). If, within thirty (30) calendar days of Buyer’s receipt of Parent’s proposed allocation, Buyer does not deliver to Parent written notice (a “Buyer Allocation Objection Notice”) of any objections that it has to such allocation, Parent’s proposed allocation shall be final. If Buyer timely delivers to Parent a Buyer Allocation Objection Notice, then Parent and Buyer shall work together in good faith to resolve the disputed items. If Parent and Buyer are unable to resolve all of the disputed items within thirty (30) calendar days of Parent’s receipt of the Buyer Allocation Objection Notice (or such later date as Parent and Buyer may agree), then Parent and Buyer shall refer the disputed items for resolution, consistent with the side constraints set forth in Exhibit A, to the Accounting Firm in accordance with procedures analogous to those set forth in Section 2.4(c). Notwithstanding anything in this Section 2.5 to the contrary, in no event will the allocation finalized pursuant to this Section 2.5 include any allocations contrary to the restrictions set forth in Exhibit A. Sellers and Buyer agree that the allocation determined under this Section 2.5 shall be binding on all Parties, and that Sellers and Buyer will (and Buyer will cause the Acquired Subsidiaries to) report, act and file Tax Returns (including, but not limited to IRS Form 8594) in all respects and for all purposes consistent with such allocation, except to the extent inconsistent with applicable Law.  Neither Sellers nor Buyer shall (and Buyer will not permit an Acquired Subsidiary to) take any position (whether in audits, tax returns or otherwise) that is inconsistent with such allocation unless required to do so by applicable Law.

2.6         Closing Date. Upon the terms and conditions set forth in this Agreement, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Lowenstein Sandler LLP, 1251 Avenue of the Americas, New York, New York 10020, at 10:00 a.m. local time on the third Business Day following the day on which the last of the conditions set forth in ARTICLE VI are satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions in accordance with this Agreement), or at such other place or time as Buyer and Sellers may agree in writing; provided, however, that without the prior written consent of Parent, the Closing shall not occur earlier than the earlier of (i) the date of the consummation of the sale of the Pharma Business pursuant to Section 363 of the Bankruptcy Code and (ii) July 1, 2019. The date on which the Closing actually occurs is referred to as the “Closing Date.”

2.7         Deliveries of Buyer. At or prior to the Closing, Buyer shall:

(a)          satisfy the Base Purchase Price in accordance with Section 2.2; and

(b)          deliver to Sellers:

(i)          the Assignment and Assumption Agreement, the Assignment and Assumption of Leases, the Escrow Agreement, the TSA and each other Ancillary Document to which the Buyer is a party, each dated as of the Closing Date and duly executed by Buyer (and in the case of the Escrow Agreement, duly executed by the Escrow Agent);

(ii)         a copy of resolutions of the governing body of the Buyer approving and authorizing the Asset Purchase;

(iii)        the officer’s certificate required to be delivered pursuant to Section 6.2(c); and

(iv)        such resale certificates for sales tax purposes as are reasonably requested by a Seller.

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2.8         Deliveries of Sellers. At or prior to the Closing, Sellers shall deliver to Buyer the following:

(a)          the Bill of Sale, the Assignment and Assumption Agreement, the Escrow Agreement, the TSA and each other Ancillary Document to which a Seller is a party, dated as of the Closing Date and duly executed by such Seller (and in the case of the Escrow Agreement, duly executed by the Escrow Agent);

(b)          instruments of assignment of the Registered Intellectual Property (the “Assignment of Intellectual Property”) that are owned by a Seller and included in the Purchased Assets, if any, dated as of the Closing Date, duly executed by such Seller, in form for recordation with the appropriate Governmental Entities, in form reasonably acceptable to the Parties;

(c)          a copy of the final Sale Order;

(d)          the officer’s certificates required to be delivered pursuant to Section 6.3(c);

(e)          (i) with respect to each Seller that is not a disregarded entity (as defined for purposes of Treasury Regulations Section 1.1445-2(b)(2)(iii)), a statement from such Seller, dated as of the Closing Date prepared in accordance with Treasury Regulations Section 1.1445-2(b)(2) and Section 1446(f) of the Code certifying such Seller’s non-foreign status for purposes of Section 1445 and 1446(f)(2) of the Code; and (ii) with respect to each Seller that is a disregarded entity (as defined for purposes of Treasury Regulations Section 1.1445-2(b)(2)(iii)), a statement from the Person treated for federal income Tax purposes as the owner of such Seller, dated as of the Closing Date and in form reasonably satisfactory to Buyer, certifying (A) such Seller’s status as a disregarded entity (as defined for purposes of Treasury Regulations Section 1.1445-2(b)(2)(iii)) whose separate existence from such Person is disregarded and (B) such Person’s non-foreign status for purposes of Section 1445 and 1446(f)(2) of the Code;

(f)          instruments of assignment and assumption of the Assumed Real Property Lease(s), dated as of the Closing Date, in form reasonably acceptable to the Parties (the “Assignment and Assumption of Leases”), duly executed by the applicable Seller, in form for recordation with the appropriate public land records, if necessary, and any other related documentation or instruments necessary for the conveyance of any Assumed Real Property Lease;

(g)          a copy of resolutions of the governing body of each Seller approving and authorizing the Asset Purchase;

(h)          share certificates (or an affidavit of lost or stolen share certificate, in form and substance acceptable to the Parties), with stock powers duly endorsed in blank, or other evidence of Sellers’ or each Purchased Subsidiaries’ ownership interest, if any, in each of the Acquired Subsidiaries and such other documents, if any, that may be required to effectively deliver title thereto under applicable non-U.S. Law; and

(i)          such other bills of sale, deeds, endorsements, assignments and instruments of conveyance and transfer listed on Schedule 2.8(h), dated as of the Closing Date and in form reasonably satisfactory to Buyer, as Buyer may reasonably request to vest in Buyer all the right, title and interest of Sellers in, to or under any or all of the Purchased Assets.

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2.9         Withholding Rights. Buyer, the Escrow Agent, the Acquired Subsidiaries and any agent or affiliate thereof shall be entitled to deduct and withhold with respect to any payments made pursuant to this Agreement such amounts that are required to be deducted and withheld with respect to any such payments under the Code (or any other provision of applicable Law). To the extent that such amounts are withheld and remitted to the appropriate Taxing Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to such Persons in respect of which such deduction and withholding was made. Notwithstanding anything to the contrary, any compensatory amounts payable to an employee pursuant to or as contemplated by this Agreement shall be remitted to the applicable payor for payment to the applicable Person through regular payroll procedures, as applicable. Prior to the withholding, Buyer shall (a) notify the Sellers of any anticipated withholding, (b) consult with the Sellers in good faith to determine whether such deduction and withholding is required under applicable Tax law, and (c) cooperate with the Sellers in good faith to minimize the amount of any applicable withholding.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLERS

As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, except (a) as disclosed in any form, document or report publicly filed with or publicly furnished to the U.S. Securities and Exchange Commission (the “SEC”) by Parent or any of its Subsidiaries from and after July 1, 2015 and prior to the Agreement Date (excluding any disclosures set forth in any “risk factors,” “forward-looking statements” or “market risk” sections to the extent they are cautionary, predictive or forward-looking in nature) (collectively, the “Parent SEC Disclosures”), (b) as disclosed in any Bankruptcy Court filings by Sellers or any of their respective Subsidiaries made prior to the Agreement Date (the “Bankruptcy Court Filings”), or (c) as disclosed in the disclosure schedule delivered by Sellers to Buyer concurrently with the execution of this Agreement (the “Sellers Disclosure Schedule”), each Seller, jointly and severally, represents and warrants to Buyer as follows:

3.1         Organization. Such Seller is a legal entity duly incorporated, validly existing and in good standing under the laws of the State of New York. Subject to the limitations imposed on such Seller as a result of having filed a petition for relief under the Bankruptcy Code, such Seller has full power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted in the Acquired Business, except where the failure to have such power or authority would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.2         Acquired Subsidiaries.

(a)          Section 3.2 of the Sellers Disclosure Schedule sets forth the name of each Acquired Subsidiary, and, with respect to each such entity, the jurisdiction in which it is incorporated or organized, the jurisdictions, if any, in which it is qualified to do business, the names of all shareholders or other equity owners and the number of shares of stock owned by each such shareholder or the amount of equity owned by each such equity owner. Each Acquired Subsidiary is a legal entity duly organized, validly existing and (where such concept is recognized) in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Each Acquired Subsidiary (other than the Joint Venture) is duly qualified or licensed, and has all necessary governmental approvals, to do business and is in good standing (where such concept is recognized) in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such approvals, qualification or licensing necessary, except where the failure to be so duly approved, qualified or licensed and in good standing (where such concept is recognized) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

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(b)          The outstanding shares of capital stock of each Acquired Subsidiary are duly authorized, validly issued, fully paid and non-assessable and free of pre-emptive rights, and all such shares or other equity interests are owned by the applicable holder free and clear of any and all Liens (other than Permitted Liens and Liens created by Buyer). There is no existing option, warrant, call, right or Contract to which any Acquired Subsidiary (other than the Joint Venture) is a party requiring, and there are no convertible securities of any Acquired Subsidiary (other than the Joint Venture) outstanding which upon conversion would require, the issuance of any shares of capital stock or other equity interests of any Acquired Subsidiary (other than the Joint Venture) or other securities convertible into shares of capital stock or other equity interests of any Acquired Subsidiary (other than the Joint Venture).

3.3         Corporate Authority Relative to this Agreement; Consents and Approvals; No Violation.

(a)          Such Seller has the full corporate power and authority to execute and deliver this Agreement and the Ancillary Documents to which it is a party and, subject to the entry of the Sale Order and such other authorization as is required by the Bankruptcy Code, perform its obligations under and consummate the transactions contemplated by this Agreement, including the Asset Purchase. The execution, delivery and performance by such Seller of this Agreement and the Ancillary Documents to which it is a party and the consummation of the transactions contemplated by this Agreement, including the Asset Purchase, have been duly and validly authorized by such Seller’s board of directors (or a committee thereof) and no other actions on the part of such Seller, subject to the entry of the Sale Order and such other authorization as is required by the Bankruptcy Code, are necessary to authorize the execution and delivery by such Seller of this Agreement and the Ancillary Documents to which it is a party or the consummation of the transactions contemplated by this Agreement, including the Asset Purchase. This Agreement has been, and the Ancillary Documents to which it is a party have been (or will be at Closing) duly and validly executed and delivered by such Seller and, assuming this Agreement constitutes the legal, valid and binding agreement of Buyer, this Agreement and the Ancillary Documents to which it is a party constitute (or upon execution at Closing will constitute, as applicable), subject to Alternative Bids (if any), the entry of the Sale Order and such other authorization as is required by the Bankruptcy Code, the legal, valid and binding agreements of such Seller, enforceable against such Seller in accordance with their terms, except as and to the extent that such validity and enforceability may be limited by equitable principles of general applicability (whether considered in a proceeding at law or in equity) (the “Enforceability Exceptions”).

(b)          Other than in connection with or in compliance with (i) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”), (ii) the approvals set forth in Section 3.3(b) of the Sellers Disclosure Schedule (covering the applicable Laws or other legal restraints of foreign countries designed to govern competition or trade regulation or to prohibit, restrict or regulate actions with the purpose or effect of monopolization or restraint of trade (collectively, “Antitrust Laws”)) and (iii) the Sale Order (clauses (i) through (iii), collectively, the “Transaction Approvals”), and subject to the accuracy of Buyer’s representations and warranties set forth in Section 4.2(b), no authorization, consent, order, license, permit or approval of, or registration, declaration, notice or filing with, any Governmental Entity is required to be made or obtained under applicable Law for the consummation by such Seller of the transactions contemplated hereby, except for such authorizations, consents, orders, licenses, permits, approvals, registrations, declarations, notices and filings that are not required to be made or obtained prior to the consummation of such transactions or that the failure to make or obtain would not, in the case of this Section 3.3(b), reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

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(c)          Except as set forth in Section 3.3(c) of the Sellers Disclosure Schedule (the “Consents”), the execution and delivery by such Seller of this Agreement does not, and (assuming the Transaction Approvals are obtained and after giving effect to the Sale Order and such other authorization as is required by the Bankruptcy Code) the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, (i) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, constitute an impermissible change of control or default under, or result in termination or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than Permitted Liens) upon any of the respective properties or assets of such Seller or any of the Acquired Subsidiaries pursuant to, any Contract to which such Seller or any of the Acquired Subsidiaries is a party or by which they or any of their respective properties or assets are bound, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (ii) conflict with or result in any violation of any provision of the Organizational Documents of such Seller or (iii) conflict with or violate any applicable Laws except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.4         Financial Statements. Sellers have made available to Buyer copies of the audited balance sheet of the Acquired Business as of June 30, 2018 (the “Most Recent Balance Sheet”), the related audited income statement and audited statement of cash flows for the twelve month period ended June 30, 2018, together with the accompanying notes thereto (collectively, the “Financial Statements”). Each of the Financial Statements has been prepared in all material respects in conformity with U.S. generally accepted accounting principles (“GAAP”) (except as permitted by the SEC in connection with financial statements prepared on a carve-out basis) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto), and presents fairly in all material respects the consolidated financial position, results of operations and cash flows of the Acquired Business as at the dates and for the periods indicated therein.

3.5         Compliance with Law; Permits.

(a)          Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, such Seller and the Acquired Subsidiaries (other than the Joint Venture) are, and since July 1, 2016 have been, in compliance with all applicable federal, state, local and foreign laws, statutes, ordinances, rules, regulations, judgments, orders, injunctions, decrees or agency requirements of Governmental Entities (collectively, “Laws” and each, a “Law”) applicable to the Purchased Assets or the operation of the Acquired Business. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, since July 1, 2016, Sellers and the Acquired Subsidiaries (other than the Joint Venture) have not received any written notice or, to Sellers’ knowledge, other communication from any Governmental Entity regarding any actual or alleged failure to comply with any Law applicable to the Purchased Assets or the operation of the Acquired Business.

(b)          Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and subject to the limitations imposed on Sellers as a result of having filed a petition for relief under the Bankruptcy Code, Sellers and the Acquired Subsidiaries (other than the Joint Venture) hold all authorizations, licenses, permits, certificates, variances, exemptions, approvals, orders, registrations and clearances of any Governmental Entity necessary for Sellers and the Acquired Subsidiaries (other than the Joint Venture) to own, lease and operate the Purchased Assets, and to carry on and operate the Acquired Business as currently conducted.

(c)          Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither Sellers, nor the Acquired Subsidiaries (other than the Joint Venture), or, to Sellers’ knowledge, any of their respective directors or officers, in each case, acting on behalf of Sellers or the Acquired Subsidiaries (other than the Joint Venture), has in the past three years, directly or indirectly in respect of the Acquired Business, (i) used any funds of the Acquired Business for unlawful contributions, unlawful gifts, unlawful entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of the Acquired Business; or (iii) violated or is in violation of applicable Bribery Legislation of any jurisdiction in which the Acquired Business operates.

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(d)          Notwithstanding anything contained in this Section 3.5, no representation or warranty shall be deemed to be made in this Section 3.5 in respect of the matters referenced in any other section of this ARTICLE III, including in respect of environmental, Tax, employee benefits or labor matters.

3.6         Environmental Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) Parent (solely in respect of the Acquired Business), NY Agri and the Acquired Subsidiaries (other than the Joint Venture) are, to Sellers’ knowledge, in compliance with applicable Environmental Laws, and each has, or has timely applied for, all Environmental Permits necessary for the conduct and operation of the Acquired Business as presently conducted, (b) since July 1, 2016, neither Sellers, nor the Acquired Subsidiaries (other than the Joint Venture), have received any written notice, demand, letter or claim alleging that Parent (solely in respect of the Acquired Business), NY Agri or such Acquired Subsidiary (other than the Joint Venture) is in violation of, or liable under, any Environmental Law and (c) neither any Sellers, nor the Acquired Subsidiaries (other than the Joint Venture), are subject to any Order in respect of the Acquired Business relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Regulated Substances. Notwithstanding anything herein to the contrary, the representations and warranties contained in this Section 3.6 are the sole and exclusive representations of Sellers with respect to Environmental Laws, Environmental Permits, Regulated Substances or any other matter related to the environment or the protection of human health and worker safety.

3.7         Employee Benefit Plans.

(a)          Section 3.7(a) of the Sellers Disclosure Schedule sets forth a correct and complete list, as of the Agreement Date, of each Seller Benefit Plan. With respect to each Assumed Plan, to the extent applicable, correct and complete copies of the following have been delivered or made available to Buyer by Sellers: (i) the most recent plan document (which, for the avoidance of doubt, with respect to any Assumed Plan for which a form agreement is used, shall consist of a copy of such form); (ii) the most recent related trust document; (iii) the most recent annual report (Form 5500) filed with the Internal Revenue Service (the “IRS”); (iv) the most recent determination, opinion or advisory letter from the IRS for any Assumed Plan that is intended to qualify under Section 401(a) of the Code; and (v) the most recent summary plan description.

(b)          Except (i) as set forth on Section 3.7(b) of the Sellers Disclosure Schedule or (ii) as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (x) each U.S. Seller Benefit Plan has been established, operated and administered in accordance with its terms and the requirements of all applicable Laws, including ERISA and the Code, and (y) there are no pending or, to Sellers’ knowledge, threatened in writing claims (other than claims for benefits in the Ordinary Course of Business) with respect to any Seller Benefit Plan.

(c)          Except as set forth on Section 3.7(c) of the Sellers Disclosure Schedule, none of the Sellers, the Acquired Subsidiaries (other than the Joint Venture) or any of their respective ERISA Affiliates, sponsor, maintain, or contribute to, any employee benefit plan that is (i) subject to Title IV of ERISA or Section 412 of the Code, (ii) a “multiple employer plan” within the meaning of Sections 4063 or 4064 of ERISA, or (iii) a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA (a “Multiemployer Plan”).

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(d)          Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each Non-U.S. Seller Benefit Plan (i) if intended to qualify for special tax treatment, meets all the requirements for such treatment, (ii) if required to be funded, book-reserved or secured by an insurance policy, is funded, book-reserved, or secured by an insurance policy, as applicable, based on reasonable actuarial assumptions in accordance with applicable accounting principles, and (iii) has been maintained in compliance with all applicable Laws.

(e)          Except (i) as set forth on Section 3.7(e) of the Sellers Disclosure Schedule, or (ii) as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the execution of this Agreement nor the completion of the transactions contemplated by this Agreement (either alone or in conjunction with any other event) will result in (x) any compensation payment becoming due to any employee of Parent (who is or was primarily employed in respect of the Acquired Business), NY Agri or of the Acquired Subsidiaries (other than the Joint Venture), (y) the acceleration of vesting or payment to any employee of Parent (who is or was primarily employed in respect of the Acquired Business), NY Agri or of the Acquired Subsidiaries (other than the Joint Venture), or (z) any increase to the compensation or benefits otherwise payable under any Seller Benefit Plan.

3.8         Litigation. As of the Agreement Date, neither such Seller, nor any Acquired Subsidiary (other than the Joint Venture), is a party to any pending or, to such Seller’s knowledge, threatened Proceeding relating to the Acquired Business or the Purchased Assets that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. As of the Agreement Date, neither Sellers, nor the Acquired Subsidiaries (other than the Joint Venture), are subject to any outstanding Order relating to the Acquired Business or the Purchased Assets that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.9         Tax Matters. For purposes of this Section 3.9, the Joint Venture shall not be treated as either a Purchased Subsidiary or Acquired Subsidiary. Except as set forth on Section 3.9 of the Sellers Disclosure Schedule:

(a)          Parent (solely in respect of the Acquired Business), NY Agri and the Acquired Subsidiaries have timely filed (taking into account any extension of time within which to file) all income and other material Tax Returns required to be filed by any of them and all such filed Tax Returns are complete and accurate in all material respects; (ii) Parent (solely in respect of the Acquired Business), NY Agri and the Acquired Subsidiaries have paid all income and other material Taxes that are required to be paid by any of them, except, in each case of clauses (i) and (ii), with respect to matters contested in good faith or for which adequate reserves have been established in the Most Recent Balance Sheet, in accordance with GAAP; and (iii) there are not pending, or to Sellers’ knowledge, threatened in writing, audits, examinations, investigations or other administrative or judicial Proceedings in respect of material Taxes of Parent (solely in respect of the Acquired Business), NY Agri or the Acquired Subsidiaries, in each case, other than in respect of matters for which adequate reserves have been established in the Most Recent Balance Sheet, in accordance with GAAP.

(b)          There are no Liens for Taxes on any of the Purchased Assets or the assets of the Acquired Subsidiaries other than Permitted Liens.

(c)          Sellers have not participated in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

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(d)          No Acquired Subsidiary (and no Seller in respect of the Acquired Business) has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency which waiver or extension remains outstanding.

(e)          The Acquired Subsidiaries that are organized outside the United States are not subject to income Tax in any country other than their respective countries of incorporation or formation. Sellers expect to recognize a de minimis amount of Tax as a result of the inclusion of Subpart F income (as defined for purposes of Section 951(a)(1)(A) of the Code) and global intangible low-taxed income (as defined in Section 951A of the Code) through the Closing Date (exclusive of any election under Section 338(g) of the Code), determined as though the taxable year of the Acquired Subsidiaries ended on the Closing Date and calculated taking into account foreign Taxes paid and creditable and the Tax attributes of the Sellers, including the deduction available under Section 250 of the Code.

(f)           Section 3.9(f) of the Sellers Disclosure Schedule lists the U.S. federal income tax classification of each of the Acquired Subsidiaries and all entity classification elections (and related effective dates) under Treasury Regulations Section 301.7701-3 made with respect to any of the Acquired Subsidiaries.

(g)          The Most Recent Balance Sheet reflects all Liabilities for unpaid Taxes of the Acquired Subsidiaries for periods (or portions of periods) through the date of the Most Recent Balance Sheet. Since the date of the Most Recent Balance Sheet, none of Parent (solely in respect of the Acquired Business), NY Agri or the Acquired Subsidiaries has incurred any liability for Taxes outside the Ordinary Course of Business.

(h)           Notwithstanding anything herein to the contrary, the representations and warranties contained in this Section 3.9 and, to the extent related to Taxes or Tax Matters, Section 3.7, are the sole and exclusive representations of such Seller with respect to Taxes and Tax matters.

3.10       Employment and Labor Matters.

(a)          Neither Parent (solely in respect of the Acquired Business), NY Agri, nor any Acquired Subsidiary (other than the Joint Venture) is a party to any collective bargaining agreement, labor union contract, or trade union agreement (each, a “Collective Bargaining Agreement”) covering employees in the United States.

(b)          Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) there is not currently, nor has there been in the past year, any strike, lockout, slowdown, or work stoppage against Parent (solely in respect of the Acquired Business), NY Agri or the Acquired Subsidiaries (other than the Joint Venture) pending or, to Sellers’ knowledge, threatened in writing; (ii) there is no pending charge or complaint against Parent (solely in respect of the Acquired Business), NY Agri or the Acquired Subsidiaries (other than the Joint Venture) by the National Labor Relations Board or any comparable Governmental Entity; and (iii) Parent (solely in respect of the Acquired Business), NY Agri and the Acquired Subsidiaries (other than the Joint Venture) have complied with all Laws regarding employment and employment practices (including anti-discrimination), terms and conditions of employment and wages and hours (including classification of employees and equitable pay practices) and other Laws in respect of any reduction in force (including notice, information and consultation requirements), and no claims against Parent (solely in respect of the Acquired Business), NY Agri or the Acquired Subsidiaries (other than the Joint Venture) relating to non-compliance with the foregoing are pending or, to Sellers’ knowledge, threatened in writing.

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3.11       Real and Tangible Property. Such Seller or an Acquired Subsidiary has good and valid title to the Owned Real Property set forth on Schedule 1.1(e) and to all of the buildings, structures and other improvements thereon. Such Seller or an Acquired Subsidiary has a good and valid leasehold interest in each of the Assumed Real Property Leases numbered 1 through 3 on Schedule 1.1(d). Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither Sellers, nor the Acquired Subsidiaries, have received written notice of any material default under any agreement evidencing any Lien affecting the Owned Real Property set forth on Schedule 1.1(e) or any Assumed Real Property Lease, which default continues on the Agreement Date, and (d) such Seller or an Acquired Subsidiary has good and marketable title to, a good and enforceable leasehold interest in or a valid and enforceable license to, all tangible Purchased Assets, free and clear of all Liens (other than Permitted Liens).

3.12       Intellectual Property.

(a)          The Patents, pending Patent applications, registered Marks, pending applications for registration of Marks and registered Copyrights owned by Sellers or the Acquired Subsidiaries (other than the Joint Venture) and used primarily or held primarily for use in the Acquired Business are referred to collectively as the “Registered Intellectual Property.”

(b)          Sellers and/or the Acquired Subsidiaries own all right, title, and interest, free and clear of all Liens (except for Permitted Liens) to all Registered Intellectual Property, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c)          Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) to Sellers’ knowledge, as of the Agreement Date, the conduct of the Acquired Business does not infringe, violate or constitute misappropriation of any Intellectual Property of any third Person; (ii) to Sellers’ knowledge, as of the Agreement Date, no third Person is infringing, violating, or misappropriating any Registered Intellectual Property; and (iii) as of the Agreement Date, there is no pending claim asserted in writing against a Seller or any Acquired Subsidiary (other than the Joint Venture) (including any “cease and desist” letters and invitations to license) asserting that Sellers’ or any Acquired Subsidiary’s (other than the Joint Venture’s) conduct of the Acquired Business has infringed, violated or misappropriated, or is infringing, violating or misappropriating, any Intellectual Property rights of any third Person.

(d)          Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) Sellers and the Acquired Subsidiaries (other than the Joint Venture) comply with their internal policies and procedures and any other legal requirements, to the extent applicable, relating to privacy, data protection, and the collection, retention, protection and use of personal information collected, used, or held for use in the operation of the Acquired Business and (ii) there are no claims pending or, to Sellers’ knowledge, threatened against Sellers or any Acquired Subsidiary (other than the Joint Venture) alleging a violation of any third Person’s privacy or personal information or data rights, solely with respect to the operation of the Acquired Business.

3.13       Material Contracts.

(a)          Section 3.13(a) of the Sellers Disclosure Schedule sets forth each material Contract relating to the Purchased Assets and the Assumed Liabilities (the “Material Contracts”).

(b)          Each Material Contract listed on Section 3.13(a) of the Sellers Disclosure Schedule is a valid and binding obligation of a Seller and, to Sellers’ knowledge, the other party or parties thereto in accordance with its terms and conditions, except as and to the extent that such validity and enforceability may be limited by (i) bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors’ rights generally, (ii) the Enforceability Exceptions and (iii) the obligation to pay Cure Costs under Section 365 of the Bankruptcy Code and Section 1.3.

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(c)          With respect to any Material Contract, no event has occurred or not occurred through such Seller’s action or inaction or, to Sellers’ knowledge, prior to the Agreement Date, through the action or inaction of any third party which, with notice or the lapse of time or both, would constitute a default or result in the termination of or a right of termination or cancelation under any Material Contract, accelerate the performance or obligations required thereby, or result in the loss of any benefit under the terms of any Material Contract to which such Seller is a party, except for the obligation to pay Cure Costs and/or such events that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.14       Certain Regulatory Matters.

(a)          The facilities of Sellers used in the operation of the Acquired Business and the facilities of the Acquired Subsidiaries (other than the Joint Venture) are in compliance with the FDCA, to the extent applicable, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)          Except as set forth in Section 3.14(b) of the Sellers Disclosure Schedule, as of the Agreement Date and for the three (3) years prior thereto, none of the Products have been subject to any material recall or market withdrawal and no material recall or market withdrawal is currently under consideration by such Seller or the Acquired Subsidiaries (other than the Joint Venture).

(c)          Since July 1, 2016, neither Parent (solely in respect of the Acquired Business), NY Agri, nor any Acquired Subsidiaries (other than the Joint Venture) have been the subject of any material enforcement action by the FDA (solely in respect of the Acquired Business).

(d)          Notwithstanding anything herein to the contrary, the representations and warranties in this Section 3.14 are the sole and exclusive representations and warranties of Sellers with respect to the regulatory matters expressly set forth in this Section 3.14.

3.15       Finders or Brokers. Other than PJT Partners, Inc. and AP Services LLC, no broker, finder or investment banker is entitled to any broker’s, finder’s or financial advisor’s fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Sellers, the Acquired Subsidiaries or a Seller’s board of directors.

3.16       Sufficiency of Assets. The Purchased Assets, together with the assets of the Acquired Subsidiaries, constitute all of the material assets used by Sellers in the current operations of the Acquired Business and necessary for Buyer to operate the Acquired Business immediately following the Closing in substantially the same manner as it is currently conducted.

3.17       Inventory. All Inventory, whether or not reflected in the Closing Statement, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete, damaged, defective or slow-moving items that have been written off or written down to fair market value or for which adequate reserves have been established.

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3.18       No Other Representations or Warranties. THE PURCHASED ASSETS SOLD PURSUANT TO THIS AGREEMENT ARE SOLD, CONVEYED, TRANSFERRED, AND ASSIGNED ON AN “AS IS, WHERE IS” BASIS “WITH ALL FAULTS”, NOTWITHSTANDING ANYTHING SET FORTH HEREIN (OTHER THAN AS EXPRESSLY SET FORTH IN THIS ARTICLE III, AS QUALIFIED BY THE SELLERS DISCLOSURE SCHEDULE AND THE PARENT SEC DISCLOSURES AND BANKRUPTCY COURT FILINGS) OR IN ANY ANCILLARY DOCUMENT (INCLUDING ANY CERTIFICATE DELIVERED PURSUANT TO THIS AGREEMENT) TO THE CONTRARY. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE III (AS QUALIFIED BY THE SELLERS DISCLOSURE SCHEDULE AND THE PARENT SEC DISCLOSURES AND BANKRUPTCY COURT FILINGS) OR IN ANY ANCILLARY DOCUMENT (INCLUDING ANY CERTIFICATE DELIVERED PURSUANT TO THIS AGREEMENT), NONE OF SELLERS, ANY OF THEIR AFFILIATES OR ANY OTHER PERSON ON BEHALF OF SELLERS OR THEIR AFFILIATES MAKES ANY REPRESENTATIONS OR WARRANTIES (INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WHICH WARRANTIES ARE ALSO HEREBY EXPRESSLY DISCLAIMED), TERMS, CONDITIONS, UNDERSTANDINGS OR COLLATERAL ASSIGNMENTS OF ANY NATURE OR KIND, EXPRESS OR IMPLIED, BY STATUTE OR OTHERWISE WITH RESPECT TO (A) THE PURCHASED ASSETS, THE ACQUIRED BUSINESS, SELLERS, OR THEIR RESPECTIVE BUSINESSES, OR WITH RESPECT TO ANY OTHER INFORMATION PROVIDED, OR MADE AVAILABLE, TO BUYER OR ITS AFFILIATES OR THEIR OFFICERS, DIRECTORS, EMPLOYEES, ACCOUNTANTS, CONSULTANTS, LEGAL COUNSEL, INVESTMENT BANKERS, ADVISORS, REPRESENTATIVES OR AUTHORIZED AGENTS (COLLECTIVELY, “REPRESENTATIVES”) IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING THE ACCURACY OR COMPLETENESS THEREOF OR (B) THE CONDITION OF ANY REAL PROPERTY OWNED, LEASED OR USED IN THE ACQUIRED BUSINESS OR WITH REGARD TO THE USE, EXISTENCE OR RELEASE OF ANY REGULATED SUBSTANCES AT, ON, UNDER OR AROUND ANY REAL PROPERTY OWNED, LEASED OR USED IN THE ACQUIRED BUSINESS. NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED IN THIS SECTION SHALL LIMIT OR OTHERWISE IMPAIR IN ANY MANNER BUYER’S RIGHT TO MAKE A CLAIM FOR ACTUAL FRAUD.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BUYER

As an inducement to Sellers to enter into this Agreement and to consummate the transactions contemplated hereby, except as disclosed in the disclosure schedule delivered by Buyer to Sellers concurrently with the execution of this Agreement (the “Buyer Disclosure Schedule”), Buyer represents and warrants to Sellers as follows:

4.1         Organization. Buyer is a limited partnership duly formed, validly existing and in good standing under the laws of the Delaware. Buyer has all requisite limited partnership power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted.

4.2         Corporate Authority Relative to this Agreement; Consents and Approvals; No Violation.

(a)          Buyer has the requisite limited partnership power and authority to execute and deliver this Agreement and the Ancillary Documents to which it is a party and to consummate the transactions contemplated hereby, including the Asset Purchase. The execution, delivery and performance by Buyer of this Agreement and the Ancillary Documents to which it is a party and the consummation by Buyer of the transactions contemplated hereby, including the Asset Purchase, have been duly and validly authorized by the general partner of Buyer and, no other action or proceedings on the part of Buyer, or vote of Buyer’s partners, are necessary to authorize the execution and delivery by Buyer of this Agreement and the Ancillary Documents to which it is a party and the consummation of the transactions contemplated hereby, including the Asset Purchase. This Agreement and the Ancillary Documents to which it is a party have been duly and validly executed and delivered by Buyer and, assuming this Agreement constitutes the legal, valid and binding agreement of Sellers, this Agreement and the Ancillary Documents to which it is a party constitute the legal, valid and binding agreements of Buyer and are enforceable against Buyer in accordance with their terms, except as such enforcement may be subject to the Enforceability Exceptions.

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(b)          Other than in connection with or in compliance with the Transaction Approvals, no authorization, consent, order, license, permit or approval of, or registration, declaration, notice or filing with, any Governmental Entity or other third party, is required to be made or obtained, under applicable Law, for the consummation by Buyer of the transactions contemplated hereby, including the Asset Purchase, except for such authorizations, consents, orders, licenses, permits, approvals, registrations, declarations, notices and filings that are not required to be made or obtained prior to the consummation of such transactions.

(c)          The execution and delivery by Buyer of this Agreement does not, and (assuming the Transaction Approvals are obtained) the consummation of the transactions contemplated hereby, including the Asset Purchase, and compliance with the provisions hereof will not, (i) require the making by Buyer of any declaration, filing or registration with, any Person, other than filings with the Bankruptcy Court, (ii) conflict with or result in any violation of any provision of the Organizational Documents of Buyer or (iii) conflict with or violate any applicable Laws.

4.3         Litigation. There is no Proceeding to which Buyer or any of its Subsidiaries is a party pending or, to Buyer’s knowledge, threatened, and Buyer is not subject to any outstanding Order, in each case that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Buyer to perform its obligations under this Agreement and the Ancillary Documents to which it is a party, for Buyer to assume and perform the Assumed Liabilities or for Buyer to consummate on a timely basis the transactions contemplated hereby or thereby.

4.4         Buyer Information. None of the information supplied or to be supplied by Buyer to Parent in writing for inclusion or incorporation by reference in any filings required under the applicable U.S. federal securities Laws, including the rules and regulations of the SEC thereunder, relating to the Asset Purchase will, at the time such documents are filed with the SEC or at any time such documents are amended or supplemented, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by Buyer with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Sellers expressly for inclusion or incorporation by reference therein.

4.5         Finders or Brokers. Other than CIM Partners and Vasto Advisors, no broker, finder or investment banker is entitled to any broker’s, finder’s or financial advisor’s fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Buyer or Buyer’s board of directors (or similar governing body).

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4.6         Solvency. Buyer has, as of the Agreement Date, and will have at and as of the Closing Date sufficient available funds to consummate the Asset Purchase and to promptly make, when due, all payments required to be made in connection with this Agreement, including payment of the Cash Balance, and satisfaction of all of the Assumed Liabilities and the Cure Costs. As of the Agreement Date, Buyer has no reason to believe that the representations contained in the immediately preceding sentence will not be true at and as of the Closing Date. Based on the accuracy of the representations and warranties set forth in Article III, immediately after giving effect to the transactions contemplated hereby, (a) Buyer and its Subsidiaries, taken as a whole, will not (i) be insolvent as defined in Section 101 of the Bankruptcy Code, (ii) have incurred Indebtedness beyond their ability to pay such Indebtedness as it matures or becomes due and (iii) have unreasonably small capital to carry on their businesses as presently conducted or as proposed to be conducted, (b) the then present fair saleable value of the assets of Buyer and its Subsidiaries, taken as a whole, will exceed the amount that will be required to pay their Liabilities (including the amount of all contingent Liabilities) and Indebtedness as it becomes absolute or matured, and (c) the assets of Buyer and its Subsidiaries, taken as a whole, at a fair valuation, will exceed their Liabilities (including the amount of all contingent Liabilities) and Indebtedness.

4.7         Adequate Assurances Regarding the Buyer Assumed Agreements. As of the Closing, Buyer will be capable of satisfying the conditions contained in Sections 365(b)(1)(C) and 365(c) of the Bankruptcy Code with respect to the Buyer Assumed Agreements.

4.8         Certain Arrangements; Ownership of Sellers. There are no contracts, undertakings, commitments, agreements, obligations or understandings, whether written or oral, between Buyer or any of its Affiliates, on the one hand, and any member of Sellers’ management or Sellers’ boards of directors, on the other hand, relating in any way to Sellers (including with respect to the management or control of Sellers), the transactions contemplated hereby or to the operations of Parent (solely related to the Acquired Business), NY Agri and the Acquired Subsidiaries after the Closing. Buyer does not hold, directly or indirectly, any beneficial or other ownership interest in any of Sellers or their Subsidiaries or any of their respective securities.

4.9         Guarantee. Concurrently with the execution of this Agreement, New Mountain Partners V, L.P., a Delaware limited partnership (the “Guarantor”), has delivered to Sellers a duly executed limited guarantee pursuant to which the Guarantor has guaranteed certain obligations under this Agreement (the “Guarantee”). The Guarantee is in full force and effect, has not been amended or modified and is a legal and valid and binding obligation of the Guarantor. No event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach or failure to satisfy a conditions under the terms and conditions of the Guarantee on the part of the Guarantor under the Guarantee.

4.10       Investment Intention. Buyer is acquiring the capital stock of the Acquired Subsidiaries for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(a)(11) of the Securities Act). Buyer understands that the capital stock of the Acquired Subsidiaries may not have been registered under the Securities Act and may not be sold unless subsequently registered under the Securities Act or an exemption from such registration is available

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4.11       Investigation; No Other Representations.

(a)          BUYER HAS CONDUCTED ITS OWN INDEPENDENT REVIEW AND ANALYSIS OF THE BUSINESS, OPERATIONS, ASSETS, CONTRACTS, INTELLECTUAL PROPERTY, REAL ESTATE, TECHNOLOGY, LIABILITIES (CONTINGENT, PRESENT AND OTHERWISE), RESULTS OF OPERATIONS, FINANCIAL CONDITION AND PROSPECTS OF SELLERS, THE ACQUIRED SUBSIDIARIES AND THE ACQUIRED BUSINESS, AND ACKNOWLEDGES THAT IT AND ITS REPRESENTATIVES HAVE RECEIVED ACCESS TO SUCH BOOKS AND RECORDS, FACILITIES, EQUIPMENT, CONTRACTS AND OTHER ASSETS AND PROPERTIES OF SELLERS, THE ACQUIRED SUBSIDIARIES AND THE ACQUIRED BUSINESS THAT IT AND ITS REPRESENTATIVES HAVE REQUESTED TO REVIEW AND THAT IT AND ITS REPRESENTATIVES HAVE HAD THE OPPORTUNITY TO MEET WITH THE MANAGEMENT OF SELLERS AND TO DISCUSS THE RESPECTIVE BUSINESSES AND ASSETS OF PARENT (IN RESPECT OF THE ACQUIRED BUSINESS), NY AGRI AND THE ACQUIRED SUBSIDIARIES AND THE ACQUIRED BUSINESS. BUYER, ON BEHALF OF ITSELF AND ON BEHALF OF ITS RESPECTIVE AFFILIATES AND REPRESENTATIVES, ACKNOWLEDGES THAT THE PURCHASED ASSETS SOLD PURSUANT TO THIS AGREEMENT ARE SOLD, CONVEYED, TRANSFERRED, AND ASSIGNED ON AN “AS IS, WHERE IS” BASIS “WITH ALL FAULTS” AND THAT, NOTWITHSTANDING ANYTHING SET FORTH HEREIN OR IN ANY OTHER ANCILLARY DOCUMENT TO THE CONTRARY, OTHER THAN THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE III (AS QUALIFIED BY THE SELLERS DISCLOSURE SCHEDULE AND THE PARENT SEC DISCLOSURES AND BANKRUPTCY COURT FILINGS) OR IN ANY ANCILLARY DOCUMENT (INCLUDING ANY CERTIFICATE DELIVERED PURSUANT TO THIS AGREEMENT), NONE OF SELLERS, THE ACQUIRED SUBSIDIARIES, ANY OF THEIR RESPECTIVE AFFILIATES OR ANY OTHER PERSON ON BEHALF OF SELLERS, THE ACQUIRED SUBSIDIARIES OR THEIR AFFILIATES MAKES ANY REPRESENTATIONS OR WARRANTIES (INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WHICH WARRANTIES ARE ALSO HEREBY EXPRESSLY DISCLAIMED), TERMS, CONDITIONS, UNDERSTANDINGS OR COLLATERAL ASSIGNMENTS OF ANY NATURE OR KIND, EXPRESS OR IMPLIED, BY STATUTE OR OTHERWISE WITH RESPECT TO (A) THE PURCHASED ASSETS, THE ACQUIRED BUSINESS, SELLERS OR THE ACQUIRED SUBSIDIARIES, OR WITH RESPECT TO ANY OTHER INFORMATION PROVIDED, OR MADE AVAILABLE, TO BUYER OR ITS AFFILIATES OR REPRESENTATIVES IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING THE ACCURACY OR COMPLETENESS THEREOF, OR (B) THE CONDITION OF ANY REAL PROPERTY OWNED, LEASED OR USED IN THE ACQUIRED BUSINESS OR WITH REGARD TO THE USE, EXISTENCE OR RELEASE OF ANY REGULATED SUBSTANCES AT, ON, UNDER OR AROUND ANY REAL PROPERTY OWNED, LEASED OR USED IN THE ACQUIRED BUSINESS.

(b)          WITHOUT LIMITING THE FOREGOING, BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR ANY REMEDIES AVAILABLE UNDER THIS AGREEMENT WITH RESPECT TO THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE III (AS QUALIFIED BY THE SELLERS DISCLOSURE SCHEDULE AND THE PARENT SEC DISCLOSURES AND BANKRUPTCY COURT FILINGS) OR IN ANY ANCILLARY DOCUMENT (INCLUDING ANY CERTIFICATE DELIVERED PURSUANT TO THIS AGREEMENT), NONE OF SELLERS, THE ACQUIRED SUBSIDIARIES OR ANY OTHER PERSON WILL HAVE OR BE SUBJECT TO ANY LIABILITY OR OTHER OBLIGATION TO BUYER OR ITS REPRESENTATIVES OR AFFILIATES OR ANY OTHER PERSON RESULTING FROM BUYER’S, ITS REPRESENTATIVES’ OR AFFILIATES’ USE OF ANY INFORMATION, DOCUMENTS, PROJECTIONS, FORECASTS OR OTHER MATERIAL MADE AVAILABLE TO BUYER OR ITS REPRESENTATIVES OR AFFILIATES, INCLUDING ANY INFORMATION MADE AVAILABLE IN THE ELECTRONIC DATA ROOM MAINTAINED BY OR ON BEHALF OF SELLERS OR THEIR REPRESENTATIVES FOR PURPOSES OF THE TRANSACTIONS CONTEMPLATED HEREBY, TEASERS, MARKETING MATERIALS, CONSULTING REPORTS OR MATERIALS, CONFIDENTIAL INFORMATION MEMORANDA, MANAGEMENT PRESENTATIONS, FUNCTIONAL “BREAK-OUT” DISCUSSIONS, RESPONSES TO QUESTIONS SUBMITTED ON BEHALF OF BUYER OR ITS REPRESENTATIVES OR IN ANY OTHER FORM IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY. IN CONNECTION WITH THE DUE DILIGENCE INVESTIGATION OF SELLERS, THE ACQUIRED SUBSIDIARIES AND THE ACQUIRED BUSINESS BY BUYER, BUYER HAS RECEIVED AND MAY CONTINUE TO RECEIVE FROM SELLERS OR THEIR REPRESENTATIVES CERTAIN ESTIMATES, PROJECTIONS, FORECASTS AND OTHER FORWARD-LOOKING INFORMATION, AS WELL AS CERTAIN BUSINESS PLAN INFORMATION, REGARDING SELLERS, THE ACQUIRED SUBSIDIARIES, THE PURCHASED ASSETS AND/OR THE ACQUIRED BUSINESS. BUYER HEREBY ACKNOWLEDGES, ON BEHALF OF ITSELF AND ITS AFFILIATES AND REPRESENTATIVES, THAT THERE ARE UNCERTAINTIES INHERENT IN ATTEMPTING TO MAKE SUCH ESTIMATES, PROJECTIONS, FORECASTS AND OTHER FORWARD-LOOKING STATEMENTS, AS WELL AS IN SUCH BUSINESS PLANS, WITH WHICH BUYER IS FAMILIAR, THAT BUYER AND ITS AFFILIATES AND REPRESENTATIVES ARE NOT RELYING ON, AND ARE TAKING FULL RESPONSIBILITY FOR MAKING THEIR OWN EVALUATION OF, THE ADEQUACY AND ACCURACY OF ALL ESTIMATES, PROJECTIONS, FORECASTS AND OTHER FORWARD-LOOKING INFORMATION, AS WELL AS SUCH BUSINESS PLANS, SO FURNISHED TO THEM (INCLUDING THE REASONABLENESS OF THE ASSUMPTIONS UNDERLYING SUCH ESTIMATES, PROJECTIONS, FORECASTS, FORWARD-LOOKING INFORMATION OR BUSINESS PLANS). NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED IN THIS SECTION SHALL LIMIT OR OTHERWISE IMPAIR IN ANY MANNER BUYER’S RIGHT TO MAKE A CLAIM FOR ACTUAL FRAUD.

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ARTICLE V
COVENANTS AND AGREEMENTS

5.1         Conduct of Business. During the period from the Agreement Date until the earlier of the termination of this Agreement in accordance with its terms or the Closing, Sellers shall, and shall cause the Acquired Subsidiaries to, use commercially reasonable efforts to maintain the Purchased Assets and conduct the Acquired Business in all material respects in the Ordinary Course of Business, except (i) as may be required by applicable Law, (ii) with the prior written consent of Buyer (which shall not be unreasonably withheld, conditioned or delayed), (iii) with the approval of the Bankruptcy Court, (iv) as expressly permitted or contemplated or required by this Agreement (including Section 5.8(d)), (v) as set forth in Section 5.1 of the Sellers Disclosure Schedule or (vi) to the extent the effect their being in bankruptcy may have on them and the Acquired Business.

5.2         Access.

(a)          For purposes of furthering the transactions contemplated hereby, Sellers shall afford Buyer and its Representatives reasonable access during normal business hours upon reasonable advance notice to Sellers, throughout the period from the Agreement Date until the earlier of the termination of this Agreement and the Closing, to Sellers’ and any Acquired Subsidiary’s personnel, properties, contracts, commitments, Books and Records and such other information concerning the business, properties and personnel of the Acquired Business as Buyer may reasonably request; provided that Sellers shall not be obligated to provide or give access to any minutes of meetings or resolutions of a Seller’s or any Acquired Subsidiary’s board of directors (or similar governing body) or any committees thereof or any other business records or reports of or communication with any of its advisors relating to the evaluation or negotiation of this Agreement or the transactions contemplated hereby or any alternatives thereto. Notwithstanding anything to the contrary contained in this Section 5.2(a), any document, correspondence or information or other access provided pursuant to this Section 5.2(a) may be redacted or otherwise limited to prevent disclosure of information concerning any aspect of the Pharma Business, the valuation of Sellers and/or the Acquired Business and the purchase of the Purchased Assets or other similarly confidential or competitively sensitive information. All access pursuant to this Section 5.2(a) shall be (i) conducted in such a manner as not to interfere unreasonably with the normal operations of Sellers and the Acquired Subsidiaries and (ii) coordinated exclusively through the designated Representatives of Sellers. For the avoidance of doubt, Buyer shall not contact any customers, suppliers, employees, contractors or landlords of Sellers or any of its Subsidiaries, including the Acquired Subsidiaries, without Sellers’ prior written consent, which shall not be unreasonably withheld.

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(b)          Notwithstanding anything to the contrary contained in this Section 5.2, neither a Seller nor any Acquired Subsidiary shall be required to provide any access, or make available any document, correspondence or information, if doing so would, in the reasonable judgment of such Seller’s legal counsel, (i) jeopardize the attorney-client privilege of a Seller or any Acquired Subsidiary or (ii) conflict with any Law applicable to a Seller or any Acquired Subsidiary or the assets or operation of the Acquired Business; provided that in such instances, Sellers shall inform Buyer of the general nature of the information being withheld and, upon Buyer’s request, reasonably cooperate with the other party to provide such information, in whole or in part, in a manner that would not result in any of the outcomes described in the foregoing clauses (i) and (ii).

(c)          The parties hereto hereby agree that all information provided to them or their respective Representatives in connection with this Agreement and the consummation of the transactions contemplated hereby shall be governed in accordance with the Confidentiality Agreement, dated as of October 19, 2018, between Parent and New Mountain Capital, L.L.C. (the “Confidentiality Agreement”), which shall continue in full force and effect in accordance with its terms.

(d)          In order to facilitate a Seller’s efforts to (i) administer and close the Bankruptcy Case, including for purposes of administering and closing any insurance claims and any Proceedings to which any Seller or any of its Subsidiaries is a party (other than in connection with any Proceeding with Buyer) (together, the “Post-Close Proceedings”), and (ii) prepare Tax Returns (together, the “Post-Close Filings”), for a period of two (2) years following the Closing, Buyer shall permit Sellers and Sellers’ counsel, accountants and other Representatives (collectively, “Permitted Access Parties”) during regular business hours, with reasonable notice, and subject to reasonable rules and regulations, reasonable access to the financial and other Books and Records which comprised part of the Purchased Assets, and to employees, officers, advisors and accountants of Buyer, in each case to the extent required to complete the Post-Close Filings or to administer and Close the Post-Close Proceedings, which access shall include (A) the right of such Permitted Access Parties to copy, at such Permitted Access Parties’ expense, such required documents and records and (B) Buyer’s copying and delivering to the relevant Permitted Access Parties such documents or records as they require, but only to the extent such Permitted Access Parties furnish Buyer with reasonably detailed written descriptions of the materials to be so copied and applicable Permitted Access Party reimburses Buyer for the reasonable costs and expenses thereof; provided, however, that the foregoing rights of access shall not be exercisable in such a manner as to interfere with the normal operations of Buyer’s business. Notwithstanding anything contained in this Section 5.2 to the contrary, in no event shall a Seller have access to any information that, based on advice of Buyer’s counsel, could (i) reasonably be expected to create liability under applicable Law, or waive any legal privilege, (ii) result in the discharge of any Trade Secrets of Buyer, its affiliates or any third parties or (iii) violate any obligation of Buyer with respect to confidentiality.

5.3         Employees and Employee Benefit Plans.

(a)          Transferred Employees. No later than fifteen (15) Business Days after the Agreement Date, Buyer shall offer employment to Sellers’ employees who are exclusively employed in respect of the Acquired Business as of the date hereof (the “Business Employees”) and who remain employed by Sellers or such Acquired Subsidiary immediately prior to the Closing (including employees on approved leave of absence) and who are listed on Section 5.3(b) of the Seller Disclosure Schedule, with Comparable Positions and Comparable Compensation and Benefits. Those employees who accept Buyer’s offer of employment and commence working for Buyer on the Closing Date (or upon return to work from approved leave of absence) shall hereafter be referred to as “Transferred Employees.” Sellers agree to cooperate with the Buyer Group (i) to ensure that offer letters described in this Section 5.3(a) are timely distributed to each applicable Business Employee and (ii) to the extent reasonably requested by Buyer, to provide a copy of any Seller Benefit Plan to Buyer to enable Buyer to satisfy its obligations under this Section 5.3(a).

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(b)          Business Employees. Section 5.3(b) of the Sellers Disclosure Schedule sets out a complete and accurate list of all Business Employees, including, for each employee: (i) name (or to the extent not permitted by applicable Law, employee identification number); (ii) job title; (iii) hire date; (iv) work location; (v) current annual base compensation; (vi) commission, target bonus or other incentive-based compensation; (vii) leave status (including estimated return date), and (viii) visa or other work permit status (if applicable).

(c)          Credit under Buyer Benefit Plans. Buyer will take commercially reasonable best efforts to cause any employee benefit plans of Buyer (or any Affiliate thereof sponsoring or maintaining such plans) in which the Transferred Employees are eligible to participate following the Closing Date (the “Buyer Benefit Plans”) to take into account for purposes of eligibility, vesting and accrual of and entitlement to benefits (but not for accrual of benefits under any “defined benefit plan,” as defined in Section 3(35) of ERISA), and all other purposes, all service by the Transferred Employees with Sellers prior to the Closing as if such service were with Buyer or its Affiliates, to the same extent such service was credited under a comparable Seller Benefit Plan prior to the Closing (except to the extent it would result in the duplication of benefits). In addition, with respect to each Buyer Benefit Plan that is a “welfare benefit plan” (as defined in Section 3(1) of ERISA), Buyer shall, or shall cause an Affiliate of Buyer sponsoring or maintaining such Buyer Benefit Plan, to take commercially reasonable best efforts to (i) cause there to be waived any pre-existing condition exclusions, actively at work requirements, insurability requirements or other eligibility limitations to the extent such exclusions, requirements or limitations were waived or were inapplicable under a comparable Seller Benefit Plan prior to the Closing, and (ii) give effect, in determining any deductible, co-insurance and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, the Transferred Employees and their dependents under a comparable Seller Benefit Plan prior to the Closing. Buyer shall be solely responsible for complying with the requirements of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code for any employee of any Seller who is an “M&A qualified beneficiary” as defined in Q&A-4 of Treas. Reg. §54.4980B-9 in connection with the transactions contemplated hereby.

(d)          Employment Tax Reporting. With respect to Transferred Employees, Buyer and Sellers shall use the alternate procedure set forth in Revenue Procedure 2004-53, 2004-34 I.R.B. 320, provided that Sellers provide to Buyer all information necessary for Buyer to complete such alternate procedure and that third party payroll provider agrees it can accommodate utilization of the alternate procedure to properly report and remit federal and state payroll.

(e)          No Obligation. Nothing contained in this Agreement shall be construed to require the employment of (or prevent the termination of employment of) any individual, require minimum benefit levels or prevent any change in the employee benefits provided to any individual Transferred Employee. No provision of this Agreement shall create any third party beneficiary rights in any employee or former employee of a Seller or any Acquired Subsidiary or any other Person (including any beneficiary or dependent thereof) of any nature or kind whatsoever, including in respect of continued employment (or resumed employment) for any specified period. Nothing contained herein, express or implied, shall (i) be construed to establish, amend or modify any Seller Benefit Plan or other benefit plan, program, agreement or arrangement or (ii) alter or limit the ability of Sellers, Buyer or any of their respective Affiliates to amend, modify, or terminate any benefit plan, program, agreement or arrangement at any time assumed, established, sponsored or maintained by any of them. Nothing in this Section 5.3 is intended to interfere with Buyer’s right from and after the Closing to terminate the employment of, or change the compensation and benefits available to, any Transferred Employee.

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(f)          Nonqualified Deferred Compensation Plans. To the extent that any Transferred Employee has an accrued benefit as of the Closing Date in the nonqualified deferred compensation plans of Sellers (each, a “NQ Plan”), Sellers shall, and shall cause its Affiliates to, split such NQ Plans into one or more separate plans that contains only the accrued benefits for Transferred Employees. Buyer and Sellers intend and agree in accordance with Treasury Regulation Section 1.409A-1(h)(4) that the transfer of employment of the Transferred Employees from Sellers (or their respective Affiliates) to Buyer (or its Affiliates) in connection with the transactions contemplated by this Agreement (and the related termination of employment of the Transferred Employees from Sellers) shall not constitute a “separation from service” for purposes of Code Section 409A and the Treasury Regulations thereunder. If Seller maintains a “rabbi trust” with respect to a NQ Plan (each an “Existing NQ Trust”), to the extent transferred pursuant to Section 1.1(o), Seller shall establish a new rabbi trust (each a “New NQ Trust”) and cause the assets of the Existing NQ Trust, to the extent earmarked for the benefit of a Transferred Employee who has an accrued benefit as of the Closing Date in the NQ Plan, to be transferred to the New NQ Trust, which New NQ Trust shall be assumed by Buyer.

5.4         Regulatory Approvals; Efforts.

(a)          Prior to the Closing, Buyer and Sellers shall, and shall cause their respective Affiliates to, use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under any applicable Laws to consummate the Asset Purchase as promptly as practicable, including (i) preparing and filing all forms, registrations and notifications with any Governmental Entities or third parties required to be filed to consummate the Asset Purchase, (ii) using reasonable best efforts to satisfy the conditions to consummating the Asset Purchase, (iii) using reasonable best efforts to obtain (and to cooperate with each other in obtaining) any consent, authorization, expiration or termination of a waiting period, permit, Order or approval of, waiver or any exemption by, any Governmental Entity (including furnishing all information and documentary material required under the HSR Act) required to be obtained or made by Buyer, Sellers or any of their respective Affiliates in connection with the Asset Purchase or the taking of any action contemplated hereby, (iv) defending any lawsuits or other legal Proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Asset Purchase, and (v) using reasonable best efforts with respect to the execution and delivery of all such instruments, deeds, assignments or assurances and do all other things reasonably necessary or desirable to consummate the Asset Purchase and to fully carry out the purposes or intent of this Agreement.

(b)          Buyer, on the one hand, and Sellers, on the other hand, shall each keep the other apprised of the status of matters relating to the consummation of the Closing and work cooperatively in connection with obtaining all required consents, authorizations, Orders or approvals of, or any exemptions by, any Governmental Entity undertaken pursuant to the provisions of this Section 5.4. In that regard, prior to the Closing, each party shall promptly consult with the other parties to this Agreement with respect to and provide any necessary information and assistance as the other parties may reasonably request with respect to (and, in the case of correspondence, provide the other parties (or their counsel and, if reasonably determined necessary, advisable or convenient to protect attorney-client privilege or competitively sensitive information, outside counsel only basis) with copies of) all notices, submissions or filings made by or on behalf of such party or any of its Affiliates with any Governmental Entity or any other information supplied by or on behalf of such party or any of its Affiliates to, or correspondence with, a Governmental Entity in connection with this Agreement and the Asset Purchase. Each party to this Agreement shall promptly inform the other parties to this Agreement, and if in writing, furnish the other parties with copies of (or, in the case of oral communications, advise the other parties orally of) any communication from or to any Governmental Entity regarding the Asset Purchase, and permit the other parties to review and discuss in advance, and consider in good faith the views of the other parties in connection with, any proposed communication or submission with any such Governmental Entity. No party or any of its Affiliates shall participate in any meeting or teleconference with any Governmental Entity in connection with this Agreement and the Asset Purchase unless it consults with the other parties in advance and, to the extent not prohibited by such Governmental Entity, gives the other parties the opportunity to attend and participate thereat. Notwithstanding the foregoing, Buyer and Sellers may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 5.4(b) as “Antitrust Counsel Only Material.” Such materials and the information contained therein shall be given only to the outside counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express permission is obtained in advance from the source of the materials (Buyer or Sellers, as the case may be) or its legal counsel. Notwithstanding anything to the contrary contained in this Section 5.4, materials provided pursuant to this Section 5.4 may be redacted (i) to remove references concerning the valuation of the Acquired Business and the purchase of the Purchased Assets, (ii) as necessary to comply with contractual arrangements and (iii) as necessary to address reasonable privilege concerns.

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(c)          Sellers and Buyer shall make or file, as promptly as practicable, with the appropriate Governmental Entity all filings, forms, registrations and notifications required to be filed to consummate the purchase of the Purchased Assets under the HSR Act and any other applicable Antitrust Law, and subsequent to such filings, Sellers and Buyer shall, and shall cause their respective Affiliates to, as promptly as practicable, respond to inquiries from Governmental Entities, or provide any supplemental information that may be requested by Governmental Entities, in connection with filings made with such Governmental Entities. Sellers and Buyer shall file their notification and report forms under the HSR Act no later than ten (10) Business Days after the Agreement Date. In the event that the parties receive a request for information or documentary material pursuant to the HSR Act (a “Second Request”), the parties will use their commercially reasonable efforts to submit an appropriate response to, and to certify substantial compliance with, such Second Request as promptly as reasonably practicable, and counsel for both parties will closely cooperate during the entirety of any such Second Request review process.

(d)          Notwithstanding anything to the contrary set forth in this Agreement, Buyer shall, in order to permit the satisfaction of the HSR Act and Section 5.4(b) so as to permit the Closing to occur as promptly as practicable and in any event before the End Date (i) propose, negotiate, commit to, effect and agree to, by consent decree, hold separate order, or otherwise, the sale, divestiture, license, holding separate, and other disposition of and restriction on the businesses, assets, properties, product lines, and equity interests of, or changes to the conduct of business of, the Acquired Business and Sellers, Buyer and their respective Affiliates (including, with respect to Sellers and the Acquired Subsidiaries), and (ii) create, terminate, or divest relationships, ventures, contractual rights or obligations of Buyer or its Affiliates or, solely in respect of the Acquired Business, Sellers, the Acquired Subsidiaries or their respective Affiliates,. If requested by Buyer, Sellers will agree to any action contemplated by this Section 5.4; provided that any such agreement or action is conditioned on the consummation of the Asset Purchase. Without limiting the foregoing, in no event will a Seller (and such Seller will not permit any of its Affiliates to) propose, negotiate, effect or agree to any such actions without the prior written consent of Buyer, such consent not to be unreasonably withheld, conditioned or delayed.

(e)          In furtherance and not in limitation of the covenants of the parties contained in this Section 5.4, if any administrative or judicial action or Proceeding, including any Proceeding by a private party, is instituted (or threatened to be instituted) challenging the Asset Purchase or any other transaction contemplated hereby as violative of any Antitrust Law, Sellers and Buyer shall use reasonable best efforts to contest and resist any such action or Proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Asset Purchase.

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(f)          Except as specifically required by this Agreement, Buyer shall not, and shall not permit any of its Affiliates to, knowingly take any action, or knowingly refrain from taking any action, the effect of which would be to delay or impede the ability of the parties hereto to consummate the transactions contemplated hereby. Without limiting the generality of the foregoing, Buyer shall not, and shall not permit any of its Affiliates to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any Person or portion thereof, or otherwise acquire or agree to acquire any assets, if the entering into of a definitive agreement relating to or the consummation of such acquisition, merger or consolidation could reasonably be expected to (i) impose any delay in the obtaining of, or increase the risk of not obtaining, any consent, approval, authorization, declaration, waiver, license, franchise, permit, certificate or order of any Governmental Entity necessary to consummate the transactions contemplated hereby or the expiration or termination of any applicable waiting period, (ii) increase the risk of any Governmental Entity entering an Order prohibiting the consummation of the transactions contemplated hereby or (iii) delay the consummation of the transactions contemplated hereby.

(g)          The fees and expenses for all filings under the HSR Act and any other necessary filings or submissions to any Governmental Entity pursuant to this Section 5.4 shall be borne in full by Buyer as and when due.

5.5         Notification of Certain Matters. Except for litigations or other Proceedings commenced, filed or pending in the Bankruptcy Court, each Party shall promptly (and in any event, within two (2) Business Days) notify the other Parties in writing of any litigation or other Proceeding brought or threatened in writing against it or its directors or executive officers or other Representatives relating to this Agreement, the Asset Purchase and/or the other transactions contemplated hereby and shall keep the other Parties informed on a reasonably current basis with respect to the status thereof (including by promptly furnishing to the other Parties and their respective Representatives such information relating to such litigation or other Proceeding as may be reasonably requested). Each Party shall, subject to the preservation of the attorney-client and similar privileges and confidential information, give the other Parties the opportunity to participate in (but not control) the defense or settlement of any litigation or other Proceeding against it and/or its directors or executive officers or other Representatives relating to this Agreement, the Asset Purchase or the other transactions contemplated hereby and shall give due consideration to such other Parties’ advice with respect to such litigation or other Proceeding.

5.6         Adequate Assurances regarding the Buyer Assumed Agreements. With respect to each Buyer Assumed Agreement, Buyer will use commercially reasonable efforts to provide adequate assurance as required under the Bankruptcy Code of the future performance by Buyer of each such Buyer Assumed Agreement. Sellers and Buyer agree that they will promptly take all actions reasonably required to assist in obtaining a Bankruptcy Court finding that there has been an adequate demonstration of adequate assurance of future performance under the Buyer Assumed Agreements, such as furnishing affidavits, non-confidential financial information or other documents or information for filing with the Bankruptcy Court and making Sellers’ and Buyer’s employees and representatives available to testify before the Bankruptcy Court.

5.7         Bankruptcy Court Approval.

(a)          Sellers and Buyer acknowledge that this Agreement and the sale of the Purchased Assets are subject to Bankruptcy Court approval and the consideration by Sellers of Alternative Bids (if any). Sellers and Buyer acknowledge that (i) to obtain such approval, Sellers must demonstrate that they have taken reasonable steps to obtain the highest or otherwise best offer possible for the Purchased Assets, including giving notice of the transactions contemplated hereby to creditors and certain other interested parties as ordered by the Bankruptcy Court, and conducting an auction in respect of the Purchased Assets pursuant to the Bidding Procedures Order (the “Auction”), and (ii) Buyer must provide adequate assurance of future performance under the Buyer Assumed Agreements.

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(b)          As soon as reasonably possible after the Parties execute this Agreement, but in any event no later than February 25, 2019, Sellers shall file the Sale Motion with the Bankruptcy Court, together with required supporting papers and required notices.

5.8         Taxes.

(a)          Without the prior written consent of Sellers, Buyer shall not make any election under Section 336 or 338 of the Code for or with respect to any Acquired Subsidiary in connection with the transactions provided for herein. The provisions of this Section 5.8(a) shall expressly survive Closing or any earlier termination of this Agreement.

(b)          Without limiting the other terms set forth in this Agreement, any sales Tax, use Tax, real property transfer, real property records recordation fees, documentary or stamp Tax, excise Tax or similar non-income Tax attributable to the sale or transfer of the Purchased Assets and not exempted under the Sale Order (“Transfer Taxes”) shall be borne by Buyer. Buyer shall, at its own expense, file any necessary Tax Returns relating to Transfer Taxes and other documentation with respect to any Transfer Taxes, and Sellers will provide such cooperation as Buyer shall reasonably request in connection with such filings, provided that Buyer shall reimburse Sellers for any reasonable and out of pocket expenses Sellers incur in connection with such cooperation. For the avoidance of doubt, any China Enterprise Income Tax (“EIT”) imposed on any capital gain in connection with a transfer of the Aceto (Shanghai) Ltd. shares (“Applicable EIT”) shall not be a Transfer Tax and shall not be borne by Buyer and shall be borne by Sellers. Buyer is entitled to withhold any amounts required to be withheld in respect of the Applicable EIT from amounts payable to Sellers pursuant to this Agreement and Sellers agree to provide any information reasonably requested by Buyer and such cooperation as may be reasonably requested by Buyer in order to permit the calculation of such Tax, and the making of required withholding and filings and other compliance with requirements of applicable Law. Any amounts withheld by Buyer in respect of Applicable EIT in excess of the amounts required to be paid in respect of Applicable EIT shall be paid to Sellers reasonably promptly following the determination that there is such an excess amount. Any refunds received by Buyer or any Acquired Subsidiary of any Applicable EIT imposed in connection with the transactions provided for herein paid with funds received or withheld from Sellers shall be paid by Buyer to Sellers reasonably promptly following such receipt. Notwithstanding anything to the contrary in this Agreement, any EIT imposed on any capital gain in connection with a direct or indirect transfer of the shares of Aceto HK (including indirect transfer of the real property owned by Aceto HK in China) shall be treated as a Transfer Tax for all purposes of this Agreement and borne by Buyer Any Tax, termination fee or similar payment attributable to an early termination of the “PILOT” (“payment in lieu of taxes”) program of the Nassau County Industrial Development Agency (“NCIDA”) applicable or otherwise relating to the Port Washington, NY property as to which Aceto Realty is the tenant pursuant to a sale leaseback arrangement with the NCIDA resulting from the transactions provided for herein shall be treated as a “Transfer Tax” for all purposes of this Agreement. The provisions of this Section 5.8(b) shall expressly survive Closing.

(c)          Tax Liabilities for a period that includes but does not end on the Closing Date shall be treated for purposes of determining the amount attributable to the portion of such period that ends on the Closing Date as follows: (i) in the case of any sales, use, value-added, employment, or withholding Tax, any Tax based on or measured by income, profits, gains, receipts or the level of any item or on a transactional basis shall be determined based on an interim closing of the books as of the end of the day on the Closing Date, except that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions), other than with respect to property placed in service after the Closing, shall be allocated on a per diem basis, unless otherwise required by applicable law, and (ii) in the case of all other Taxes, shall be deemed to be the amount of such Taxes for the entire period multiplied by a fraction, the numerator of which is the number of calendar days in the portion of the period ending on the Closing Date and the denominator of which is the number of calendar days in the entire period; provided that for these purposes any event occurring on the Closing Date following the Adjustment Time shall be treated as occurring on the day after the Closing Date to the extent such event is not provided for in this Agreement except that events on the Closing Date following the Adjustment Time but before the Closing that are not in the Ordinary Course of Business shall be treated as occurring on the day before the Closing Date.

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(d)          It is intended by Sellers that, prior to Closing, NY Agri will merge into a newly formed Delaware corporation, with such Delaware corporation surviving, in a transaction intended to qualify as a reorganization under Section 368(a)(1)(F) of the Code and that such surviving Delaware corporation will, following such merger, convert to a limited liability company under the Delaware conversion statute. The Parties agree that nothing in this Agreement, including Section 5.1, shall prevent such merger or conversion or impose any Liability upon any Seller as a result of such conversion.

5.9         Public Announcements. Neither Sellers, on the one hand, nor Buyer, on the other hand, shall, without the approval of the other Parties, make any press release or other public announcement concerning the transactions contemplated hereby, except as and to the extent that any such Party shall be so obligated by Law, including as may be required by the Bankruptcy Case, securities laws, or the rules of any stock exchange, in which case, each Party shall be advised prior to such disclosure, consult with each other before issuing such press release or public announcement and consider in good faith any comments received from the other Party at least two (2) Business Days prior to such issuance. The provisions of this Section 5.9 shall expressly survive Closing or any earlier termination of this Agreement.

5.10       Consents; Notices. At or prior to the Closing, Buyer shall use commercially reasonable efforts to obtain all Consents and give all notices required for Sellers to assign the Buyer Assumed Agreements to which they are a party to Buyer to the extent not assignable without any such approval, consent, or notice pursuant to Section 363 or Section 365 of the Bankruptcy Code. If any Consent is not obtained prior to the Closing, then, subject to Sellers having appropriate levels of resources and personnel, Sellers, at the sole cost of Buyer, shall continue to use commercially reasonable efforts after the Closing to obtain the Consents and, to the extent permitted by applicable Law, will establish an agency type or other similar arrangement reasonably satisfactory to Sellers and Buyer under which Buyer would obtain, to the extent practicable, all rights under the Buyer Assumed Agreements and assume the corresponding Assumed Liabilities for the period of time that the Consents are not obtained and the Buyer Assumed Agreements are not assigned. For the avoidance of doubt, the Parties agree and acknowledge that (a) the failure by Sellers to obtain any Consents shall not relieve any party of its obligations to consummate the transactions contemplated hereby, (b) there will not be any adjustment to the Purchase Price if any Consents are not obtained or certain Buyer Assumed Agreements are not assigned, and (c) Buyer shall not have any claim against Sellers after the Closing in respect of any such Consents not being obtained or Buyer Assumed Agreements not being assigned.

5.11       WARN Act. Buyer shall, or shall cause the Acquired Subsidiaries to, provide any required notice under and to otherwise comply with, the WARN Act with respect to any event affecting the Transferred Employees on or after the Closing Date. Seller shall cooperate with Buyer in determining whether any event affecting the Transferred Employees on or after the Closing Date requires notification under the WARN Act. Buyer shall not, and shall cause the Acquired Subsidiaries not to, take any action on or after the Closing that would cause Seller or any of its Affiliates to incur liability under the WARN Act.

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5.12       Directors and Officers. After the Closing, Buyer shall cause the Acquired Subsidiaries to, honor all the Acquired Subsidiaries’ obligations to, exculpate, indemnify, defend and hold harmless (including advancing funds for expenses), to the fullest extent permitted by Law, the current and former directors and officers of the Acquired Subsidiaries, and any employee of the Acquired Subsidiaries who acts as a fiduciary under any employee benefit plan, in each case, solely with respect to acts or omissions by such persons occurring at or before the Closing and solely with respect to acts or omissions by such persons in their capacity as a director, officer or employee of the Acquired Subsidiaries (and not with respect to any other position with Sellers), and such obligations shall survive the Closing and shall continue in full force and effect in accordance with the terms of the certificate of incorporation and by-laws (or similar organizational documents) of the Acquired Subsidiaries and any individual indemnity agreements or other applicable documents from the Closing until the expiration of the applicable statute of limitations with respect to any claims against such persons arising from, relating to, or otherwise in respect of, such acts or omissions. After the Closing, Buyer shall cause the Acquired Subsidiaries to maintain in effect substantially similar exculpation, indemnification and advancement of expenses provisions of the certificates of incorporation and by-laws or similar organizational documents of the Acquired Subsidiaries and any indemnification agreements of the Acquired Subsidiaries with any of their respective directors, officers or employees, in each case as in effect as of the date hereof, and shall not amend, repeal or otherwise modify any such provisions in any manner that would materially adversely affect the rights thereunder of any individuals with respect to such periods on or prior to the Closing Date who at the time of the Closing were current or former directors, officers or employees of the Acquired Subsidiaries. If Buyer or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all its properties and assets, then, and in each case, Buyer shall ensure that such surviving corporation or entity or the transferees of such properties or assets assume the obligations set forth in this Section 5.12.

5.13       Cooperation with Financing.

(a)          Prior to the Closing, the Sellers shall use commercially reasonable efforts to, and shall cause the Acquired Subsidiaries to use their commercially reasonable efforts to, provide to Buyer, at Buyer’s sole cost and expense, such cooperation as is reasonably requested by Buyer, or as otherwise reasonably necessary, in connection with the arrangement and consummation of any debt financing to be incurred by Buyer on the Closing Date to finance the consummation of the transactions contemplated hereunder (the “Debt Financing”) (provided that such requested cooperation does not unreasonably interfere with the operations of the Sellers or the Acquired Subsidiaries), including (i) providing prior to the Closing Date (a) the Financial Statements and (b) an unaudited balance sheet of the Acquired Business as of December 31, 2018 and, if the Closing has not occurred on or before May 1, 2019, to the extent such financials would otherwise be produced prior to the Closing in the ordinary course of business, March 31, 2019, and the related income statement and statement of cash flows for the six (6)-month period ended December 31, 2018 and, if the Closing has not occurred on or before May 1, 2019, to the extent such financials would otherwise be produced prior to the Closing in the ordinary course of business for the nine (9)-month period ended March 31, 2019 (all such statements and information referred to in this clause (i), the “Required Information”); (ii) assist with obtaining customary legal opinions, appraisals, surveys, title insurance, insurance certificates and endorsements, waivers, environmental reports and other customary documentation and items contemplated by the Debt Financing as reasonably requested by Buyer; (iii) facilitating the granting of a security interest (and perfection thereof) in collateral, guarantees, mortgages or other certificate or documents as may reasonably be requested by Buyer, in each case effective on or after the Closing, including obtaining releases of existing liens; (iv) furnish no later than four (4) Business Days prior to the Closing all documentation and other information required by a Governmental Entity under applicable “know your customer” and anti-money laundering rules and regulations, including the U.S.A. Patriot Act of 2001, but in each case, solely as relating to the Acquired Subsidiaries to the extent requested at least nine (9) days prior to the Closing; and (v) assist in the preparation, execution and delivery of one or more credit agreements, pledge and security documents and other definitive financing documents as may be reasonably requested by Buyer. The Sellers hereby consent to the reasonable use of all of its and the Acquired Subsidiaries’ logos, names, and trademarks in connection with the Debt Financing; provided, however, that such logos, names and trademarks are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Sellers or the reputation or goodwill of the Sellers or any of their respective products, services, offerings or intellectual property rights; provided, further, that prior to the Closing Date no financing sources in connection with the Debt Financing (including any Affiliates thereof) shall obtain rights in such logos, names or trademarks. Sellers shall, and shall cause the Acquired Subsidiaries to, use reasonable best efforts to promptly supplement the Required Information and all other information provided pursuant to this Section 5.13 to the extent that any such Required Information and all other information, to the knowledge of Sellers, when taken as a whole, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements made in such Required Information, in light of the circumstances under which they were made, not materially misleading. Buyer shall keep Sellers informed on a current basis and in reasonable detail of the status of its efforts to arrange the Debt Financing and promptly upon request provide to Sellers copies (including drafts) of any definitive debt financing agreement and any other material documents relating to the Debt Financing. No obligations of Sellers, the Acquired Subsidiaries or any of their Subsidiaries or any of their respective officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives under any definitive debt financing agreement executed pursuant to this Section 5.13 shall be required to be effective until the Closing. In addition, notwithstanding anything in this Section 5.13 to the contrary, in fulfilling its obligations pursuant to this Section 5.13, none of Sellers, their Subsidiaries or their respective officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives shall be required to (i) pay any commitment or other fee, provide any security or incur any Liability or obligation in connection with the Debt Financing or any other financing, (ii) take or permit the taking of any action that would reasonably be expected to conflict with, result in any violation or breach of, or default (with or without lapse of time, or both) under, the Organizational Documents of Sellers or any of their Subsidiaries, or any applicable Law or material contracts of Sellers or any of their Subsidiaries, (iii) pass resolutions or consents or approve or authorize the execution of the Debt Financing or any definitive debt financing agreements, (iv) provide any cooperation that would unreasonably interfere with the ongoing operations of the Acquired Business or (v) disclose any information which is legally privileged. Buyer acknowledges that the information being provided to it in connection with the Debt Financing is subject to the terms of Section 5.9 and the Confidentiality Agreement, and none of Sellers or any of Sellers’ Subsidiaries or Affiliates shall have any liability to Buyer or any other Person in respect of any financial statements, other financial information or data or other information provided pursuant to this Section 5.13.

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(b)          Buyer shall, following request by Sellers, immediately reimburse Sellers for all reasonable and documented out-of-pocket fees, costs and expenses incurred by Sellers and their Subsidiaries in cooperating with the Debt Financing (including reasonable attorneys’ fees). Buyer shall indemnify, defend, and hold harmless the Sellers and the Acquired Subsidiaries (and their respective Representatives) from and against any and all liabilities, losses, damages, claims, costs and expenses suffered or incurred by them in connection with the Debt Financing or any other financing (including the arrangement thereof) and its assistance to Buyer in connection with the Debt Financing or any other financing (including the arrangement thereof) and any information utilized in connection therewith (other than any liabilities, losses, damages, claims, costs or expenses resulting from any Required Information or other financial statements provided pursuant to this Section 5.13 by the Sellers or the Acquired Subsidiaries to Buyer).

(c)          With respect to information disclosed to any rating agency (the “Confidential Rating Agency Information”), Buyer shall (i) inform such rating agency of the confidential nature of the Confidential Rating Agency Information and mark any such information provided in writing to such rating agency as “confidential” and (ii) require such rating agency not to disclose the Confidential Rating Agency Information to any third party or to specifically exclude such information in such ratings agency’s ratings report. Buyer shall be responsible for any breach of this covenant by any such rating agency. Notwithstanding anything in this Agreement to the contrary, in no event shall the receipt or availability of any funds or financing (including the Debt Financing) by or to Buyer or any of its Affiliates or any other financing transaction be a condition to any of Buyer’s obligations hereunder.

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ARTICLE VI
CONDITIONS TO THE PURCHASE AND SALE

6.1         Conditions to Each Party’s Obligation to Close. The respective obligations of each Party to effect the Asset Purchase shall be subject to the fulfillment (or waiver in a writing signed by the waiving party, to the extent permissible under applicable Law and provided that such waiver shall only be effective as to the conditions of the waiving party) at or prior to the Closing of the following conditions:

(a)          no injunction by any court or other tribunal of competent jurisdiction shall have been entered and shall continue to be in effect and no Law shall have been adopted that remains in effect or be effective, in each case, that prevents, enjoins, prohibits or makes illegal the consummation of the Asset Purchase; and

(b)          any waiting periods applicable to the Asset Purchase under the HSR Act and any other Antitrust Laws have expired or been terminated and/or the relevant approvals under such Laws have been acquired, and all material consents, licenses, registrations, or declarations of, or filings with, any Governmental Entities in any such jurisdictions required under any Laws for the Asset Purchase to be completed have been obtained or made on a basis acceptable to Sellers and Buyer, such acceptance not to be unreasonably withheld, delayed or conditioned.

6.2         Conditions to Obligation of Sellers to Close. The obligation of Sellers to sell the Purchased Assets at Closing is further subject to the fulfillment (or waiver in a writing signed by Sellers, to the extent permissible under applicable Law) at or prior to the Closing of the following conditions:

(a)          the representations and warranties of Buyer contained herein shall be true and correct in all material respects as of the Agreement Date and as of the Closing Date as though made on and as of such date (except to the extent such representations and warranties speak as of an earlier date, in which case, such representations and warranties shall be true and correct in all material respects as of such earlier date);

(b)          Buyer shall have performed and complied in all material respects with all covenants required by this Agreement to be performed or complied with by Buyer prior to Closing;

(c)          Buyer shall have delivered to Sellers a certificate, dated the Closing Date and signed by a duly authorized executive officer (in such officer’s capacity as such and not individually) of Buyer, certifying to the effect that the conditions set forth in Section 6.2(a) and Section 6.2(b) have been satisfied;

(d)          Buyer shall have paid the Purchase Price in accordance with Section 2.2;

(e)          Buyer shall be prepared to deliver, or cause to be delivered, to Sellers the items set forth in Section 2.7; and

(f)           the Sale Order shall have been entered, is not subject to any stay and is in effect.

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6.3         Conditions to Obligation of Buyer to Close. The obligation of Buyer to purchase the Purchased Assets at Closing is further subject to the fulfillment (or the waiver in a writing signed by Buyer, to the extent permissible under applicable Law) at or prior to the Closing of the following conditions:

(a)          (i) the representations and warranties contained in Section 3.2 (other than the second sentence of Section 3.2(a)) shall be true and correct as of the Agreement Date and as of the Closing Date as though made on and as of such date (except to the extent such representations and warranties speak as of an earlier date, in which case, such representations and warranties shall be true and correct in all respects as of such earlier date) in all respects except for de minimis inaccuracies and (ii) each of the representations and warranties contained herein (other than those listed in clause (i)) shall be true and correct as of the Agreement Date and as of the Closing Date as though made on and as of such date (except to the extent such representations and warranties speak as of an earlier date, in which case, such representations and warranties shall be true and correct in all respects as of such earlier date), interpreted without giving effect to any Material Adverse Effect or materiality qualifications or exceptions contained therein, except where all failures of such representations and warranties to be true and correct, in the aggregate, do not have, or would not reasonably be expected to have, a Material Adverse Effect;

(b)          Sellers shall have performed and complied in all material respects with all covenants required by this Agreement to be performed or complied with by them prior to the Closing (which, for the avoidance of doubt, shall not include Section 5.13 or the transactions referred to in Section 5.8(d));

(c)          each Seller shall have delivered to Buyer a certificate, dated the Closing Date and signed by a duly authorized executive officer (in such officer’s capacity as such and not individually) of such Seller, certifying to the effect that the conditions set forth in Section 6.3(a) and Section 6.3(b) have been satisfied;

(d)          Sellers shall be prepared to deliver, or cause to be delivered, to Buyer all of the items set forth in Section 2.8; provided, however, that (i) provision of the certifications referenced in Section 2.8(e) shall not be a condition to Closing and (ii) the sole remedy for failure to provide such certifications shall be that Buyer shall be entitled to withhold any amount required to be withheld pursuant to applicable Law;

(e)          the Sale Order shall have been entered, is not subject to any stay, is in effect and has become a Final Order; and

(f)          from the date of this Agreement until the Closing, there shall not have been a Material Adverse Effect.

ARTICLE VII
TERMINATION

7.1         Termination. Notwithstanding anything in this Agreement to the contrary, this Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Closing, as follows:

(a)          by the mutual written consent of Sellers and Buyer;

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(b)          by either Sellers or Buyer, if the transactions contemplated hereby (other than the transactions referred to in Section 5.8(d)), including the Asset Purchase, shall not have been consummated on or prior to 5:00 p.m. New York City Time, on September 30, 2019 (the “End Date”); provided that, if as of the End Date any of the conditions set forth in Section 6.1(a) (solely to the extent such condition has not been satisfied due to an order or injunction arising under any Antitrust Law) or Section 6.1(b) shall not have been satisfied or waived, the End Date may be extended on one occasion by either Buyer or Sellers for a period of up to ninety (90) days by written notice to the other Party, and such date, as so extended, shall be the End Date; provided further that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to a Party if the failure of the transactions contemplated hereby to be consummated by such date shall be due to the breach by such Party of any covenant or other agreement of such Party set forth in this Agreement;

(c)          by either Sellers or Buyer, if an Order by a Governmental Entity of competent jurisdiction shall have been issued permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby and such order shall have become final and nonappealable; provided that the right to terminate this Agreement pursuant to this Section 7.1(c) shall not be available to a Party if such Order resulted from, or could have been avoided but for, the breach by such Party of any covenant or other agreement of such Party set forth in this Agreement;

(d)          by Sellers, if Buyer shall have materially breached or there is a material inaccuracy in any of its representations or warranties, or shall have materially breached or materially failed to perform any covenants or other agreements contained in this Agreement, which material breach, material inaccuracy or material failure to perform (i) if it occurred or was continuing to occur on the Closing Date, would result in a failure of a condition set forth in Section 6.2(a) or Section 6.2(b) and (ii) is either not curable or is not cured by the End Date; provided that the Sellers’ right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to Sellers if a Seller shall have materially breached or there is any material inaccuracy in any of its representations or warranties, or shall have materially breached or materially failed to perform any of its covenants or other agreements contained in this Agreement;

(e)          by Buyer, if Sellers shall have materially breached or there is a material inaccuracy in any of their representations or warranties, or shall have materially breached or materially failed to perform any of their covenants or other agreements contained in this Agreement, which material breach, material inaccuracy or material failure to perform (i) if it occurred or was continuing to occur on the Closing Date, would result in a failure of a condition set forth in Section 6.3(a) or Section 6.3(b) and (ii) is either not curable or is not cured by the End Date; provided that the Buyer’s right to terminate this Agreement pursuant to this Section 7.1(e) shall not be available to Buyer if Buyer shall have materially breached or there is any material inaccuracy in any of its representations or warranties, or shall have materially breached or materially failed to perform any of its covenants or other agreements contained in this Agreement;

(f)          by Buyer, if (i) the Bidding Procedures Order has not been entered by the Bankruptcy Court within forty (40) days after the Petition Date, or (ii) subject to Section 7.1(j), the Sale Order has not been entered by the Bankruptcy Court within forty-five (45) days after entry of the Bidding Procedures Order;

(g)          by Buyer, if the Bankruptcy Case is dismissed or converted to a case under Chapter 7 of the Bankruptcy Code for any reason prior to the Closing Date;

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(h)          by Buyer, if (i) the Bidding Procedures Order (including the Bidding Procedures, Break- Up Fee, or Expense Reimbursement) or (ii) the Sale Order is modified in any material respect to the detriment of Buyer without the consent of Buyer, such consent not to be unreasonably withheld, conditioned or delayed;

(i)          by Buyer, if the Bankruptcy Court enters an order pursuant to Section 362 of the Bankruptcy Code lifting or modifying the automatic stay with respect to any material portion of the Purchased Assets; or

(j)          by either Sellers or Buyer, if (A) the Bankruptcy Court approves, and Sellers consummate, an Alternative Transaction or (B) Buyer is not the Successful Bidder at the Auction; provided that, if Buyer is not the Successful Bidder at the Auction, but is the Back-Up Bidder, then notwithstanding anything to the contrary contained herein, (i) Buyer shall not be permitted to terminate this Agreement pursuant to this Section 7.1(j), Section 7.1(f)(ii) or Section 7.1(h)(ii) until the Back-Up Period End Date; provided, further, that Buyer shall not be permitted to terminate this Agreement pursuant to this Section 7.1(j) if Buyer is then in breach of the terms of this Agreement, which such breach would give rise to the failure of a condition set forth in Section 6.2 and cannot be cured or, if such breach can be cured, has not been cured within twenty (20) days following delivery of written notice of such breach.

7.2         Effect of Termination. In the event of termination of this Agreement pursuant to Section 7.1, this Agreement shall terminate (except that the Confidentiality Agreement, Section 2.3, the last sentence of Section 5.8(d), Section 5.13(b), this Section 7.2, Section 7.3, and ARTICLE VIII shall survive any termination), and there shall be no other Liability on the part of Sellers or Buyer to the other Party, other than as set forth in Section 2.3; provided that nothing herein shall relieve any Party from Liability for a Willful Breach of its covenants or agreements set forth in this Agreement prior to such termination or relieve Buyer from Liability for any Willful Breach of its obligations to consummate the transactions contemplated hereby, in which case, the aggrieved Party shall be entitled to all rights and remedies available at law or in equity. In the event of termination of this Agreement, and regardless of the reason for the termination, the Confidentiality Agreement shall continue in full force and effect in accordance with its terms and any such termination shall not amend, modify, release, waive or otherwise limit any rights or obligations under the Confidentiality Agreement.

7.3         Break-Up Fee; Expense Reimbursement.

(a)          Sellers acknowledge (i) that Buyer has made a substantial investment in time and incurred substantial out-of-pocket expenses in connection with the negotiation and execution of this Agreement, its due diligence with respect to the Purchased Assets, and its efforts to consummate the transactions contemplated hereby, and (ii) that Buyer’s efforts have substantially benefited Sellers and will benefit Sellers and will benefit the bankruptcy estate of Sellers through the submission of the offer reflected in this Agreement which will serve as a minimum bid on which other potentially interested bidders can rely. Therefore, as compensation for entering into this Agreement, taking action to attempt to consummate the transactions contemplated hereby and incurring the costs and expenses related thereto and other losses and damages, including foregoing other opportunities, subject to limitations set forth in the Bidding Procedures, Sellers agree, jointly and severally, to pay to Buyer the Expense Reimbursement, plus an amount equal to six million seven hundred sixty thousand dollars ($6,760,000.00) (the “Break-Up Fee”) promptly following (a) this Agreement being validly terminated by Buyer or Sellers pursuant to Section 7.1(j) and (b) Sellers receiving the cash consideration in connection with the closing of the Alternative Transaction.

7.4         Return of Good Faith Deposit. In the event that this Agreement is validly terminated pursuant to Section 7.1(a), 7.1(b), 7.1(c), 7.1(e), 7.1(f), 7.1(g), 7.1(h), 7.1(i), or 7.1(j), the Good Faith Deposit Escrow Holder shall disburse to Buyer any amounts held in the Good Faith Deposit Escrow pursuant to the Bidding Procedures.

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ARTICLE VIII
MISCELLANEOUS

8.1         No Survival. The representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Closing and shall be extinguished by the Closing and the consummation of the transactions contemplated hereby, except for covenants and agreements that, by their terms, contemplate performance after, or otherwise expressly by their terms survive, the Closing.

8.2         Expenses. Except as otherwise provided in this Agreement, whether or not the Asset Purchase is consummated, all costs and expenses incurred in connection with the Asset Purchase, this Agreement and the transactions contemplated hereby shall be paid by the Party incurring or required to incur such expenses; provided that Buyer shall pay all filing fees required under the HSR Act and all fees and expenses of the Escrow Agent.

8.3         Counterparts; Effectiveness. This Agreement may be executed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by telecopy, electronic delivery or otherwise) to the other Parties. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

8.4         Governing Law; Jurisdiction.

(a)          This Agreement, and all claims or causes of action (whether at Law, in contract, in tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

(b)          All Proceedings arising out of or relating to this Agreement, including the resolution of any and all disputes hereunder, shall be heard and determined in the Bankruptcy Court, and the Parties irrevocably submit to the exclusive jurisdiction of the Bankruptcy Court in any such Proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such Proceeding. The Parties consent to service of process by mail (in accordance with Section 8.7) or any other manner permitted by law.

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8.5         Remedies.

(a)          The Parties agree and acknowledge that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and accordingly (i) each of the Parties shall be entitled to, and may seek in the alternative, such remedies as are available at law and in equity, and (ii) (A) except as otherwise provided in Section 8.5(b) and Section 8.5(c), the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and shall be entitled to specific performance of the terms hereof, in each case, in the Bankruptcy Court (as set forth in Section 8.4(b)), this being in addition to any other remedy to which they are entitled at law or in equity, (B) the Parties waive any requirement for the securing or posting of any bond in connection with the obtaining of any specific performance or injunctive relief and (C) the Parties agree, in any action for specific performance, that there is no adequate remedy at law. In circumstances where Buyer is obligated to consummate the Asset Purchase and the Asset Purchase has not been consummated, Buyer expressly acknowledges and agrees that Sellers shall have suffered irreparable harm, that monetary damages will be inadequate to compensate Sellers, and that Sellers shall be entitled (in addition to any other remedy that may be available to them whether in law or equity, including monetary damages) to enforce specifically Buyer’s obligations to consummate the Asset Purchase. Sellers’ pursuit of specific performance at any time will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy to which Sellers may be entitled. In no event shall the Parties be entitled to receive both a grant of specific performance of the consummation of the Asset Purchase pursuant to this Section 8.5 and monetary damages to which it is entitled pursuant to this Agreement with respect to termination of this Agreement. For the avoidance of doubt, the Parties shall be entitled to seek the remedies provided herein in the alternative, and not be required to elect their remedies, in any Proceeding brought to seek redress for the failure of Buyer to consummate the Asset Purchase pursuant to this Agreement.

(b)          In the event of any breach prior to the Closing by Sellers of any of Sellers’ agreements, representations, or warranties contained herein or in the Bidding Procedures Order or the Sale Order, including any Willful Breach, Buyer’s sole and exclusive remedies shall be (i) to exercise Buyer’s rights to terminate this Agreement pursuant to ARTICLE VII, in accordance with the terms of such ARTICLE VII, (ii) the return of the Good Faith Deposit as provided in Section 2.3, and (iii) to the Break-Up Fee or the Expense Reimbursement, as applicable, if earned in accordance with Section 7.3, and Buyer shall not have any further cause of action for damages, specific performance, or any other legal or equitable relief against Sellers with respect thereto.

(c)          In the event of any breach prior to the Closing by Buyer of any of Buyer’s agreements, representations, or warranties contained herein, including any Willful Breach, Sellers’ sole and exclusive remedies shall be (i) to exercise Sellers’ rights to terminate this Agreement pursuant to ARTICLE VII, in accordance with the terms of such ARTICLE VII, (ii) the payment of the Good Faith Deposit as provided in Section 2.3, and (iii) to enforce any provision of this Agreement pursuant to clause (ii) of Section 8.5(a) and the two sentences that immediately follow such clause (and, in the case of a Willful Breach of this Agreement by Buyer, to enforce any provision of this Agreement pursuant to any provision of Section 8.5(a)).

8.6         WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY.

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8.7         Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) upon personal delivery to the Party to be notified; (b) when received when sent by email or facsimile by the Party to be notified; provided that notice given by email or facsimile shall not be effective unless either (i) a duplicate copy of such email or fax notice is promptly given by one of the other methods described in this Section 8.7 or (ii) the receiving Party delivers a written confirmation of receipt for such notice either by email or fax or any other method described in this Section 8.7; or (c) when delivered by a courier (with confirmation of delivery); in each case to the Party to be notified at the following address:

To Buyer:

c/o New Mountain Capital, L.L.C.
787 Seventh Avenue, 49th Floor
New York, New York 10019
Attention: Andre Moura; Joe Walker
Email: AMoura@newmountaincapital.com; JWalker@newmountaincapital.com with a copy (which shall not constitute notice) to:

Ropes & Gray LLP
1211 Avenue of the Americas
New York, New York 10036
Attention:	John E. Sorkin; Robb Tretter; Matthew Roose
Email: john.sorkin@ropesgray.com; robb.tretter@ropesgray.com; Matthew.Roose@ropesgray.com

To Sellers:

Aceto Corporation
4 Tri Harbor Ct.
Port Washington, NY 11050
Attention: Steven S. Rogers, Chief Legal Officer
Facsimile: (516) 478-9857
Email: srogers@aceto.com

with a copy (which shall not constitute notice) to:

Lowenstein Sandler LLP
1251 Avenue of the Americas
New York, New York 10020
Facsimile:	(973) 597-2507
Attention:	Steven E. Siesser, Esq.
Peter H. Ehrenberg, Esq.
Email:	ssiesser@lowenstein.com
pehrenberg@lowenstein.com

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or to such other address as any Party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated or personally delivered. Any Party may notify any other Party of any changes to the address or any of the other details specified in this Section 8.7; provided that such notification shall only be effective on the date specified in such notice or five (5) Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

8.8         Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the Parties without the prior written consent of the other Parties. Subject to the first sentence of this Section 8.8, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns. Any purported assignment not permitted under this Section 8.8 shall be null and void. Notwithstanding anything in this Section 8.8 to the contrary, Buyer may, without any required consent from any other Party, assign or transfer this Agreement or any of its rights or obligations hereunder (a) to any of its Affiliates, (b) to any acquirer of all or substantially all of the business or assets of the Acquired Business or Buyer after the Closing or (c) as a collateral assignment to its or its Affiliates lenders in connection with any debt financing arrangements of Buyer or its Affiliates; provided, that no such assignment shall relieve Buyer of any Liability or obligation hereunder until such Liability or obligation has been performed.

8.9         Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

8.10       Entire Agreement. This Agreement together with the exhibits hereto, schedules hereto and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof and thereof, and this Agreement is not intended to grant standing to any Person other than the Parties.

8.11       Amendments; Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Sellers and Buyer or, in the case of a waiver, by the Party against whom the waiver is to be effective. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

8.12       Headings. Headings of the Articles and Sections of this Agreement are for convenience of the Parties only and shall be given no substantive or interpretive effect whatsoever. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

8.13       No Third-Party Beneficiaries. Each of Sellers and Buyer agree that (a) its representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other Parties, in accordance with and subject to the terms of this Agreement, and (b) this Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

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8.14       Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires. The word “or” shall not be deemed to be exclusive. The word “extent” and the phrase “to the extent” when used in this Agreement shall mean the degree to which a subject or other thing extends, and such word or phrase shall not mean simply “if.” All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. References in this Agreement to specific laws or to specific provisions of laws shall include all rules and regulations promulgated thereunder. Each of the Parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authorship of any of the provisions of this Agreement.

8.15       Non-Recourse. Notwithstanding anything herein to the contrary, no director, manager, officer, agent or representative of, Affiliate (or director, manager, officer, agent or representative of an Affiliate) of, or direct or indirect equity owner in, any Sellers shall have any personal liability to either Buyer or any other Person as a result of the breach of any representation, warranty, covenant, agreement or obligation of Sellers in this Agreement, and no director, manager, officer, agent or representative of, Affiliate (or director, manager, officer, agent or representative of an Affiliate) of, or direct or indirect equity owner in, Buyer shall have any personal liability to Sellers or any other Person as a result of the breach of any representation, warranty, covenant, agreement or obligation of Buyer in this Agreement.

8.16       Definitions.

(a)          Certain Specified Definitions. As used in this Agreement:

“Accounting Firm” means an accounting firm of national reputation mutually acceptable to Buyer and Sellers, with no existing relationship with either Buyer or Sellers.

“Accounting Principles” means GAAP applied using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the Most Recent Balance Sheet and the Illustrative Calculation, subject to the modifications and limitations set forth on Section 8.16(a) of the Sellers Disclosure Schedule.

“Accounts Receivable” means all third party accounts receivable and other rights to payment of Sellers or the Acquired Subsidiaries, and the full benefit of all security for such accounts receivable or rights to payment, including all accounts receivable in respect of goods shipped or products sold or services rendered to customers by Sellers or the Acquired Subsidiaries, any other miscellaneous accounts receivable of Sellers or the Acquired Subsidiaries, and any claim, remedy or other right of Sellers or the Acquired Subsidiaries related to any of the foregoing, in each case derived primarily from the operation of the Acquired Business, as reflected in the Closing Statement prepared in accordance with the Accounting Principles and consistent with the Illustrative Calculation.

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“Accrued Liabilities” means, without duplication, any Liabilities of the Acquired Business for: (i) deferred income (including any profit sharing arrangements); (ii) accrued payroll (including, for the avoidance of any doubt, both the employee and employer portions of accrued payroll Taxes, Assumed Plan contributions and premium payments and unemployment contributions); (iii) accrued (to the extent not paid by Sellers) and unused vacation and paid time off (“PTO”) to which the employees of the Acquired Business are entitled pursuant to the PTO policies of Sellers applicable to such employees immediately prior to the Closing Date; (iv) retention bonus and key employee incentive obligations, severance obligations, enhanced executive severance arrangements and change of control payments; (v) any liabilities in connection with product returns, rebates, credits and related claims and any rights under or pursuant to any and all warranties, representations and guarantees made by suppliers, manufacturers and contractors relating to products sold, or services provided, to each Seller; (vi) unearned revenue; (vii) accrued and unpaid property, public utility commission and sales Taxes of Sellers attributable to periods (or portions thereof) ending on or before the Closing Date (as determined in accordance with the past practices of the relevant Seller and reduced (but not below zero) by refunds, credits or other receivables (including VAT receivable) in respect of such Taxes) and (viii) annual bonuses, annual cash incentives, short-term cash bonuses or commissions, in each case as reflected in the Closing Statement prepared in accordance with the Accounting Principles and consistent with the Illustrative Calculation.

“Aceto Bermuda” means Aceto Ltd., a company organized under the laws of Bermuda.

“Aceto HK” means Aceto (Hong Kong) Ltd., a company organized under the laws of the Hong Kong Special Administrative Region of the People's Republic of China.

“Acquired Business” means the Chemical Plus Business as conducted by Sellers and the Acquired Subsidiaries as of the Agreement Date. For the avoidance of doubt, the Acquired Business excludes the assets and liabilities related to the Pharma Business.

“Acquired Real Property” means the Owned Real Property and Leased Real Property subject to Assumed Real Property Lease(s).

“Acquired Subsidiaries” means, collectively, the Purchased Subsidiaries and the Subsidiaries of the Purchased Subsidiaries.

“Adjustment Time” means 12:01 a.m. New York, New York time on the Closing Date.

“Affiliate” means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of such Person.

“Alternative Bid” means a higher or better competing bid, including in consideration of any sale, transfer, liquidation, or disposition of the Acquired Business, the Purchased Assets or the Acquired Subsidiaries or of a plan of reorganization or liquidation with respect to the Acquired Business, the Purchased Assets or the Acquired Subsidiaries.

“Alternative Transaction” means one or more agreements to sell, transfer, liquidate or otherwise dispose of any material portion of the Purchased Assets, either alone or together with any other portion of the Business, in a transaction or series of transactions (other than in the Ordinary Course of Business) with one or more Persons, other than Buyer, pursuant to an Alternative Bid that actually closes.

“Ancillary Documents” means the Bill of Sale, the Assignment and Assumption Agreement, the Assignment of Intellectual Property, the Assignment and Assumption of Leases, the Escrow Agreement, the TSA and each other agreement, document or instrument (other than this Agreement) executed and delivered by the Parties in connection with the consummation of the transactions contemplated hereby.

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“Assignment and Assumption Agreement” means an assignment and assumption agreement in substantially the form of Exhibit B.

“Back-Up Bidder” has the meaning specified in the Bidding Procedures Order.

“Back-Up Period End Date” means the earliest of (a) the date upon which an Alternative Transaction has been consummated following approval by the Bankruptcy Court, (b) 90 days after entry of the Order of the Bankruptcy Court pursuant to, inter alia, Section 363 and/or Section 365 of Bankruptcy Code approving the sale of the Acquired Business (or a substantial portion thereof) to the Successful Bidder (to the extent the Successful Bidder is not Buyer) and (c) August 15, 2019.

“Bidding Procedures” means the bidding procedures in substantially the form attached hereto as Exhibit C or otherwise in form and substance reasonably acceptable to Buyer, together with any changes thereto reasonably approved by Buyer, if any, as shall have been required by the Bankruptcy Court.

“Bidding Procedures Order” means an order of the Bankruptcy Court, in substantially the form attached hereto as Exhibit D or otherwise in form and substance reasonably acceptable to Buyer, approving the Bidding Procedures and the amount, timing and terms of payment of the Break-Up Fee as set forth herein, together with any changes thereto reasonably approved by Buyer.

“Bill of Sale” means a bill of sale in substantially the form attached hereto as Exhibit E.

“Books and Records” means all Tax Returns, books, records, files, invoices, inventory records, personnel records and Forms I-9, product specifications, advertising, marketing, and promotional materials, customer lists, cost and pricing information, supplier lists, business plans, catalogs, customer literature, quality control records and manuals, research and development files, records and laboratory books and credit records of customers (including all data and other information stored on discs, tapes or other media).

“Bribery Legislation” means all and any of the following: the Foreign Corrupt Practices Act of 1977, as amended; the Organization For Economic Co-operation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and related implementing legislation; the relevant common law or legislation in England and Wales relating to bribery and/or corruption, including, the Public Bodies Corrupt Practices Act 1889; the Prevention of Corruption Act 1906 as supplemented by the Prevention of Corruption Act 1916 and the Anti-Terrorism, Crime and Security Act 2001; the Bribery Act 2010; the Proceeds of Crime Act 2002; and any applicable anti-bribery or anti-corruption related provisions in criminal and anti-competition laws and/or anti-bribery, anti-corruption and/or anti-money laundering laws of any jurisdiction in which the Acquired Business operates.

“Business Day” means any day other than a Saturday, Sunday or any other calendar day on which commercial banks in New York, New York are authorized or required by Law to remain closed.

“Cash” means, as of Adjustment Time, all cash and cash equivalents of the Acquired Business, as determined in accordance with GAAP using the same accounting methods, policies, practices and procedures, with consistent classifications, judgments and estimation methodology, as were used in the preparation of the Most Recent Balance Sheet, excluding the effects of transactions on the Closing Date after the Closing outside of the Ordinary Course of Business. Notwithstanding the foregoing, “Cash” shall include uncashed and uncleared checks and other deposits or transfers received or deposited for the accounts of Sellers or the Acquired Subsidiaries, including ACH transactions and other wire transfers, but shall exclude all outbound ACH and issued but uncleared checks, in each case, as of the Adjustment Time.

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“Chemical Plus Business” means the Nutritional Business Sub Segment, Performance Chemicals, and Pharmaceutical Ingredients.

“Claim” has the meaning given that term in Section 101(5) of the Bankruptcy Code and includes, inter alia, all rights, claims, causes of action, defenses, debts, demands, damages, offset rights, setoff rights, recoupment rights, obligations and liabilities of any kind or nature under contract, at law or in equity, known or unknown, contingent or matured, liquidated or unliquidated, and all rights and remedies with respect thereto.

“Closing Cash Amount” means, as of the Adjustment Time, an amount equal to (a) Cash of the Acquired Subsidiaries up to an amount equal to $8,000,000 (such amount, the “Operating Cash Amount”) and (b) (i) Cash of the Acquired Subsidiaries in excess the Operating Cash Amount multiplied by (ii) 0.90 (such amount, the “Excess Cash Amount”), in each case, calculated as of the Adjustment Time and calculated less any amounts of Cash used on the Closing Date after the Adjustment Time and prior to the Closing to repay Indebtedness of the Acquired Subsidiaries or Transaction Expenses that would have otherwise been taken into account in calculating the Purchase Price if unpaid at the Closing.

“Closing Debt Amount” means the aggregate amount of Indebtedness of the Acquired Subsidiaries (including any intercompany Indebtedness owed to the Sellers or their respective Affiliates (other than another Acquired Subsidiary)) existing as of the time of the Closing.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Comparable Compensation and Benefits” means a base salary, wage rate, annualized fixed or guaranteed remuneration, and opportunities to receive target incentive, commission or performance pay (other than equity compensation, change-in-control, retention, and severance, in each case, other than any such obligations under the Assumed Plans), as applicable, and other employee benefit plans and arrangements (including medical insurance plans and other welfare benefit plans and 401(k) or retirement plans, but excluding any retiree medical benefits, qualified defined benefit plans, or nonqualified deferred compensation plans, in each case, other than any such obligations under the Assumed Plans), that are generally comparable in the aggregate to those provided to the applicable employee by Sellers and the Acquired Subsidiaries immediately prior to the Closing Date.

“Comparable Position” means, with respect to any employee, a position that is substantially similar to the type and geographic location of the position held by such employee immediately prior to the Closing Date.

“Contract” means any written contract, note, bond, mortgage, indenture, deed of trust, license, lease, agreement, arrangement, commitment or other instrument or obligation that is legally binding.

“Credit Facility” means that certain Second Amended and Restated Credit Agreement, dated as of December 21, 2016 (as it may be amended or modified from time to time), among Parent, as borrower, the other loan parties party thereto, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.

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“Environmental Law” means any Law (i) relating to pollution or the protection, preservation or restoration of the environment (including air, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or any exposure to or release of, or the management of (including the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production or disposal of) any Regulated Substances or (ii) that regulates, imposes liability (including for enforcement, investigatory costs, cleanup, removal or response costs, natural resource damages, contribution, injunctive relief, personal injury or property damage) or establishes standards of care with respect to any of the foregoing. The term “Environmental Law” includes any common law or equitable doctrine (including injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to or threatened as a result of the presence of, exposure to, or ingestion of, any Regulated Substance.

“Environmental Permit” means any permit, certificate, registration, notice, approval, identification number, license or other authorization required under any applicable Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code that includes or included the first entity, trade or business.

“Excluded Subsidiaries” means the Subsidiaries of Sellers other than the Acquired Subsidiaries.

“Expense Reimbursement” means the actual out-of-pocket legal, accounting and other third party advisory or service costs and expenses of Buyer in connection with the transactions contemplated hereby, in an amount not to exceed two million dollars ($2,000,000).

“FDA” means the U.S. Food and Drug Administration or a successor thereto.

“FDCA” means the Federal Food, Drug and Cosmetic Act of 1938, as amended.

“Final Order” means an action taken or Order issued by the applicable Governmental Entity as to which: (i) no request for stay of the action or Order is pending, no such stay is in effect, and, if any deadline for filing any such request is designated by statute or regulation, it is passed, including any extensions thereof; (ii) no petition for rehearing or reconsideration of the action or Order, or protest of any kind, is pending before the Governmental Entity and the time for filing any such petition or protest is passed; (iii) the Governmental Entity does not have the action or Order under reconsideration or review on its own motion and the time for such reconsideration or review has passed; and (iv) the action or Order is not then under judicial review, there is no notice of appeal or other application for judicial review pending, and the deadline for filing such notice of appeal or other application for judicial review has passed, including any extensions thereof.

“Governmental Entity” means any federal, state, local or foreign governmental entity, transnational governmental organization or any subdivision, court of competent jurisdiction, judicial authority, court, tribunal, arbitral, self-regulatory organization, agency, authority, department, board, bureau, official or commission or instrumentality, in each case, whether domestic or foreign.

“Human Health” means the business segment of the Sellers historically identified as “Human Health” and comprised of: (i) finished dosage form generic drugs and nutraceutical products, including the sale of generic prescription products and over-the-counter pharmaceutical products to leading wholesalers, chain drug stores, distributors and mass merchandisers and (ii) the Nutritional Business Sub Segment.

“Illustrative Calculation” means the illustrative calculation set forth in Section 8.16(b) of the Sellers Disclosure Schedule.

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“Indebtedness” means, as to any Person, without duplication, as of the date of determination (i) all obligations of such Person for borrowed money, including accrued and unpaid interest, and any prepayment fees or penalties, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all lease obligations of such Person capitalized on the Books and Records of such Person, (iv) all Indebtedness of others secured by a Lien on property or assets owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (v) all letters of credit or performance bonds issued for the account of such Person, to the extent drawn upon, and (vi) all guarantees of such Person of any Indebtedness of any other Person other than a wholly owned subsidiary of such Person.

“Intellectual Property” means all intellectual property and similar proprietary rights existing anywhere in the world associated with (i) patents and patent applications, including continuations, divisionals, continuations-in-part, reissues or reexaminations and patents issuing thereon (collectively, “Patents”), (ii) trademarks, service marks, trade dress, logos, corporate names, trade names and Internet domain names, together with the goodwill exclusively associated with any of the foregoing, and all applications and registrations therefor (collectively, “Marks”), (iii) copyrights (including such rights in software) and registrations and applications therefor, and works of authorship (collectively, “Copyrights”), (iv) designs, databases and data compilations, and (v) trade secrets and other proprietary and confidential information, including know-how, inventions (whether or not patentable), processes, formulations, technical data and designs, in each case, excluding any rights in respect of any of the foregoing that comprise or are protected by Patents (collectively, “Trade Secrets”); in each case, used for the operation of the Acquired Business.

“Inventory” means inventories of materials, parts, raw materials, packaging materials, supplies, spare parts, work-in-process, goods in transit, finished goods and products, in each case, primarily related to the Acquired Business.

“Joint Venture” means Canegrass LLC, a Delaware limited liability company.

“knowledge” means (i) with respect to Buyer, the actual knowledge, after due inquiry, of the individuals listed in Section 8.16(c) of the Buyer Disclosure Schedule, and (ii) with respect to Sellers, the actual knowledge, after due inquiry, of the individuals listed on Section 8.16(d) of the Sellers Disclosure Schedule.

“Leased Real Property” means real property leased by, licensed to or otherwise used or occupied (but not owned) by one or more Seller or any Acquired Subsidiary (other than the Joint Venture) with respect to the Acquired Business.

“Liability” means any debt, loss, Claim, damage, demand, fine, judgment, penalty, liability or obligation (whether direct or indirect, known or unknown, absolute or contingent, asserted or unasserted, accrued or unaccrued, matured or unmatured, determined or determinable, liquidated or unliquidated, or due or to become due, and whether in contract, tort, strict liability, successor liability or otherwise), and including all costs and expenses relating thereto (including fees, discounts and expenses of legal counsel, experts, engineers and consultants and costs of investigations).

“Lien” means any “Interest” as that term is used in Section 363(f) of the Bankruptcy Code, lien (including any mechanics lien), encumbrance, pledge, mortgage, indenture, deed of trust, security interest, pledge, hypothecation, claim, lease, charge, escrow, option, right of first offer, right of first refusal, preemptive right, easement, servitude, reservation, covenant, encroachment, right of use, right of way, security agreement or other similar agreement, arrangement, contract, commitment, understanding or obligation (whether written or oral and whether or not relating in any way to credit or the borrowing of money) of any kind with respect to any Person, or any proxy, voting trust or agreement, transfer restriction under any shareholder or similar agreement or encumbrance or any other right of a third party in respect of an asset of such Person.

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“Material Adverse Effect” means, with respect to Parent (but solely with respect to the Acquired Business), NY Agri and the Acquired Subsidiaries, any change, effect, event, occurrence or development that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, operations or financial condition of Sellers and the Acquired Subsidiaries, taken as a whole and primarily in respect of the Acquired Business, excluding, however, the impact of (i) the filing of the Bankruptcy Case or operating in bankruptcy, (ii) any changes or developments in domestic, foreign or global markets or domestic, foreign or global economic conditions generally, including (A) any changes or developments in or affecting the domestic or any foreign securities, equity, credit or financial markets and the industry in which Sellers or Acquired Subsidiaries are engaged or (B) any changes or developments in or affecting domestic or any foreign interest or exchange rates and the industry in which Sellers or Acquired Subsidiaries are engaged, (iii) changes in GAAP or any official interpretation or enforcement thereof, (iv) changes in Law or any changes or developments in the official interpretation or enforcement thereof by Governmental Entities, (v) changes in domestic, foreign or global political conditions (including the outbreak or escalation of war, military actions, or acts of terrorism), including any worsening of such conditions threatened or existing on the Agreement Date, (vi) changes or developments in the business conditions or regulatory conditions affecting the industries in which the Acquired Business operates, (vii) the announcement or the existence of, compliance with or performance under, this Agreement or the transactions contemplated hereby (including the impact thereof on the relationships, contractual or otherwise, of Sellers or any Acquired Subsidiary with employees, labor unions, financing sources, customers, suppliers or partners), (viii) weather conditions or other acts of God (including storms, earthquakes, tornados, floods or other natural disasters), (ix) a decline in the trading price or trading volume of Parent’s common stock or any change in the ratings or ratings outlook for Parent (provided that the underlying causes thereof may be considered in determining whether a Material Adverse Effect has occurred if not otherwise excluded hereunder), (x) the failure to meet any projections guidance, budgets, forecasts or estimates (provided that the underlying causes thereof may be considered in determining whether a Material Adverse Effect has occurred if not otherwise excluded hereunder), (xi) taken or omitted to be taken by a Seller or any Acquired Subsidiary at the written request of Buyer or that is not prohibited by this Agreement, (xii) any Proceeding threatened, made or brought by any of the current or former shareholders of a Seller (or on their behalf or on behalf of such Seller) against such Seller or any of their respective directors, officers or employees arising out of this Agreement or the transactions contemplated hereby, (xiii) any Proceeding threatened, made or brought against a Seller for breach of a Material Contract in connection with the collection of payment due thereunder (whether alone or with other claims) or any modification of credit, cash on delivery or similar terms of a Material Contract, (xiv) the failure to obtain any approvals or consents from any Governmental Entity in connection with the transactions contemplated hereby, and (xv) changes in legislation or Law that directly or indirectly affect the purchasing or selling of products or services sold or provided by Sellers and the Acquired Subsidiaries; except, with respect to clauses (ii), (iv), (vi), (viii) and (xv), to the extent that such impact is disproportionately adverse to Sellers and the Acquired Subsidiaries, taken as a whole and primarily in respect of the Acquired Business, relative to others in the industry or industries in which the Acquired Business operates.

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“Net Current Assets” means, without duplication (x) the sum of Inventory, Accounts Receivable and Purchased Deposits and other current assets of the Acquired Subsidiaries as set forth on the Illustrative Calculation minus (y) the sum of Accounts Payable, Accrued Liabilities (other than the liabilities described in clause (iv) of the definition of Accrued Liabilities, including any payments made pursuant to the Scheduled Agreement as described in Schedule 1.1(o) and any related Tax Liabilities) and other current liabilities of the Acquired Subsidiaries as set forth on the Illustrative Calculation and accrued and unpaid Tax Liabilities of the Acquired Subsidiaries (limited to 30% of such Tax Liabilities in the case of the Joint Venture) attributable under the principles of Section 5.8(c), to periods (or portions thereof) ending on or before the Closing Date (as determined in accordance with the past practices of the relevant Acquired Subsidiary and reduced (potentially below zero) by any rights to refunds, credits or other receivables (including VAT receivables) in respect of such Taxes), as calculated in a manner consistent with the Illustrative Calculation and the Accounting Principles as of the Adjustment Time (other than, in the case of Tax liabilities and Tax assets as contemplated by Section 5.8(c)). For the avoidance of doubt, none of (i) Cash, (ii) Cure Costs, (iii) time deposits, (iv) Transfer Taxes for which Buyer is responsible pursuant to Section 5.8(b) or (v) Applicable EIT liability shall be included in the calculation of Net Current Assets.

“Net Debt” means the Closing Debt Amount plus the Transaction Expenses minus the Closing Cash Amount.

“Non-U.S. Seller Benefit Plan” means each Seller Benefit Plan that is maintained outside the jurisdiction of the United States.

“Nutritional Business Sub Segment” means the supply of ingredients and raw materials used in the production of food, nutritional and packaged dietary supplements, including vitamins, supplements, botanical extracts, amino acids, minerals, iron compounds and biochemicals used in pharmaceutical and nutritional preparations.

“Order” means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award of a Governmental Entity.

“Ordinary Course of Business” means the ordinary and usual course of day-to-day operations of the Acquired Business (including acts and omissions of a Seller in the ordinary and usual course) through the date hereof, consistent with past practice or operations in or pending a bankruptcy.

“Organizational Documents” means (a) the articles or certificates of incorporation and the by-laws of a corporation, (b) the partnership agreement and any statement of partnership of a general partnership, (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership, (d) the operating or limited liability company agreement and the certificate of formation of a limited liability company, (e) any charter, joint venture agreement or similar document adopted or filed in connection with the creation, formation or organization of a Person not described in clauses (a) through (d), and (f) any amendment to or equivalent of any of the foregoing.

“Owned Real Property” means any real property and interests in real property owned by a Seller or any Acquired Subsidiary (other than the Joint Venture) and used primarily for the operation of the Acquired Business, together with all buildings, structures, fixtures and improvements erected thereon, and any and all rights, privileges, easements, licenses, hereditaments and other appurtenances of a Seller or such Acquired Subsidiary relating thereto, but excluding any leasehold, license or other use or occupancy real property interest).

“Party” or “Parties” means, individually or collectively, Buyer and each Seller.

“Performance Chemicals” means the business segment of the Sellers historically identified as “Performance Chemicals” and consisting of the sourcing and distribution of specialty chemicals, including the supply to various industrial segments of chemicals used in the manufacture of plastics, surface coatings, cosmetics and personal care, textiles, fuels and lubricants, and agricultural protection products.

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“Permits” means all material approvals, permits, certificates, qualifications, authorizations, licenses, franchises, consents, Orders and registrations, together with all modifications, amendments, supplements and extensions thereof, of all United States federal, state and local Governmental Entities and any other Person that are necessary for Sellers to own and operate the Acquired Business.

“Permitted Liens” means (i) any Liens for Taxes not yet due or that are being contested in good faith by appropriate Proceedings or for which adequate reserves have been established by a Seller or any Acquired Subsidiary in accordance with GAAP, (ii) vendors’, mechanics’, materialmen’s, carriers’, workers’, landlords’, repairmen’s, warehousemen’s, construction and other similar Liens (A) with respect to Liabilities that are not yet due and payable or, if due, are not delinquent or (B) that are being contested in good faith by appropriate Proceedings and for which adequate reserves (based on good faith estimates of management) have been set aside for the payment thereof or (C) arising or incurred in the Ordinary Course of Business and which are not, individually or in the aggregate, material to the operation of the Acquired Business and do not materially adversely affect the market value or continued use of the asset encumbered thereby, (iii) Liens imposed or promulgated by applicable Law or any Governmental Entity with respect to real property, including zoning, building or similar restrictions but only to the extent that Sellers and the Acquired Subsidiaries and their respective assets are materially in compliance with the same, (iv) pledges or deposits in connection with workers’ compensation, unemployment insurance, and other social security legislation, (v) Liens relating to intercompany borrowings among a Person and its wholly owned subsidiaries, (vi) utility easements, minor encroachments, rights of way, imperfections in title, charges, easements, rights of way (whether recorded or unrecorded), restrictions, declarations, covenants, conditions, defects and similar Liens or Claims, but not including any monetary Liens, that are imposed by any Governmental Entity having jurisdiction thereon or otherwise are typical for the applicable property type and locality as do not individually or in the aggregate materially interfere with the present occupancy under the real property interest, or the use or market value of the real property interest, or materially impair the operation of the Acquired Business, (vii) Intellectual Property licenses, (viii) Liens to be released at or prior to Closing, (ix) Liens that do not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; provided that, in each case, enumerated in this definition, such Lien shall only be a Permitted Lien if it cannot be satisfied solely through the payment of money or otherwise removed, discharged, released or transferred, as the case may be, pursuant to Section 363(f) of the Bankruptcy Code or otherwise and (x) liens consented to in writing by Buyer.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, Governmental Entity or other entity.

“Pharma Business” means Human Health, excluding the Nutritional Business Sub Segment.

“Pharmaceutical Ingredients” means the business segment of the Sellers historically identified as “Pharmaceutical Ingredients” and comprised of the following two product groups: Active Pharmaceutical Ingredients (APIs) and Pharmaceutical Intermediates.

“Proceeding” means any action, suit, claim, hearing, arbitration, litigation or other proceeding, in each case, by or before any Governmental Entity.

“Purchased Deposits” means all deposits (including customer deposits and security deposits for rent (including such deposits made by a Seller, as lessee, or to a Seller, as lessor, in connection with the Assumed Real Property Lease(s)) and prepaid charges and expenses of, and advance payments made by a Seller, in each case, primarily for the operation of the Acquired Business and reflected in the Closing Statement.

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“Purchased Subsidiaries” means Aceto (Shanghai) Ltd., Aceto Bermuda, Aceto Agricultural Chemicals Corp Mx S. de R.L. de CV, Aceto Agricultural Chemicals Corporation Ltd., the Joint Venture and Aceto HK; provided, however, that within 30 days after the date hereof, upon written notice to Parent, Buyer may elect to exclude Aceto Agricultural Chemicals Corporation Ltd. as a Purchased Subsidiary, subject to the Parties agreeing in good faith to any appropriate modifications to this Agreement, including Sellers’ representations and warranties set forth in this Agreement, and/or the Schedules to this Agreement (including the Seller Disclosure Schedule), to the extent necessary to reflect that Aceto Agricultural Chemicals Corporation Ltd. is not a Purchased Subsidiary.

“Real Property Lease” means any lease, sublease, license or other agreement under which a Seller or any Acquired Subsidiary (other than the Joint Venture) leases, subleases, licenses, uses or occupies (in each case whether as landlord, tenant, sublandlord, subtenant or by other occupancy arrangement), or has the right to use or occupy, now or in the future, any real property, in each case, used for the operation of the Acquired Business.

“Regulated Substances” means pollutants, contaminants, radioactive, hazardous or toxic substances, compounds or related materials or chemicals, hazardous materials, solid or hazardous wastes, flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products (including waste petroleum and petroleum products) as regulated under applicable Environmental Laws.

“Sale Hearing” means the hearing conducted by the Bankruptcy Court to approve the transactions contemplated hereby or a competing transaction.

“Sale Motion” means one or more motions, in form and substance satisfactory to Buyer, filed by Sellers pursuant to, inter alia, Sections 363 and 365 of the Bankruptcy Code to secure entry of the Bidding Procedures Order and the Sale Order by the Bankruptcy Court.

“Sale Order” means an Order of the Bankruptcy Court in substantially the form attached hereto as Exhibit F or otherwise in a form and substance reasonably acceptable to Buyer, pursuant to, inter alia, Sections 105, 363 and 365 of the Bankruptcy Code (i) approving this Agreement and the terms and conditions hereof, (ii) authorizing and approving, inter alia, the sale of the Purchased Assets to Buyer on the terms and conditions set forth herein free and clear of all Liabilities and Liens (other than Permitted Liens), the assignment to Buyer of, and the assumption by Buyer of, the Assumed Liabilities, and the assignment to Buyer of, and the assumption by Buyer of, the Buyer Assumed Agreements and (iii) containing certain findings of facts, including a finding that Buyer is a good faith purchaser pursuant to Section 363(m) of the Bankruptcy Code.

“Seller Benefit Plan” means any material “employee benefit plan” (within the meaning of Section 3(3) of ERISA) and any other material pension, retirement, profit-sharing, supplemental retirement or deferred compensation, stock option, change in control, retention, equity or equity-based compensation, stock purchase, employee stock ownership, severance pay, employment (including offer letters), consultancy, vacation, bonus or other incentive plans, medical or other welfare, retiree medical, vision, dental or other health plans, or life insurance plan, program, agreement, or arrangement, funded or unfunded, or insured or self-insured, (i) that is maintained, established, or sponsored by a Seller or any Acquired Subsidiary for the benefit of any current or former employee, officer or director of Parent (who are or were primarily employed in respect of the Acquired Business), NY Agri or any Acquired Subsidiary, or (ii) to which Parent (in respect of the Acquired Business), NY Agri or any Acquired Subsidiary contributes or is obligated to contribute or has any material Liability, other than a Multiemployer Plan and other than any plan or program maintained by a Governmental Entity to which Parent (in respect of the Acquired Business), NY Agri or any Acquired Subsidiary contributes pursuant to applicable Law.

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“Subsidiaries” means, as to any Person, any corporation, partnership, association, trust or other form of legal entity of which (i) 50% or more of the voting power of the outstanding voting securities are directly or indirectly owned by such Person or (ii) such Person or any Subsidiary of such Person is a general partner.

“Successful Bidder” means the bidder who shall have submitted the highest or otherwise best bid at the conclusion of the Auction in accordance with the Bidding Procedures and Bidding Procedures Order.

“Tax” or “Taxes” means any and all federal, state, local or foreign taxes imposed by any Taxing Authority, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, environmental, stamp, occupation, premium, and property (real or personal) taxes, including any and all interest, penalties, additions to tax or additional amounts imposed by any Governmental Entity with respect thereto.

“Tax Return” means any return, declaration, report or similar filing required to be filed with respect to Taxes, including any information return, claim for refund, amended return, or declaration of estimated Taxes.

“Taxing Authority” means any Governmental Entity responsible for the administration or the imposition of any Tax.

“Transaction Expenses” means, without duplication, the unpaid amount of (i) any finder’s, broker’s or dealer’s fees incurred by any Acquired Subsidiary in connection with the Closing as a result of the consummation of the transactions contemplated by this Agreement (including the Bankruptcy Case) and (ii) any third party legal, accounting or similar advisor fees and expenses incurred by any Acquired Subsidiary in connection with the negotiation, execution and delivery of this Agreement or the consummation of the transactions contemplated hereby (including the Bankruptcy Case) (except to the extent any such amount is caused by actions of the Buyer or any of its Affiliates after the Closing Date), in each case that are to be paid by any Acquired Subsidiary and that have not yet been paid as of the Closing; provided, that in no event shall “Transaction Expenses” be deemed to include any fees and expenses to the extent incurred by or at the direction of Buyer or any of its Affiliates otherwise relating to Buyer’s or its Affiliates’ financing (including obtaining any consent or waiver relating thereto) for the transactions contemplated hereby or any other liabilities or obligations incurred or arranged by or on behalf of Buyer or its Affiliates in connection with the transactions contemplated hereby (including any fees payable to any financing institution or the Sellers’ or the Acquired Subsidiaries’ accountants on behalf of Buyer or its Affiliates).

“TSA” means a transitional services agreement between Buyer and Sellers (or an appropriate Affiliate thereof) in substantially the form of Exhibit G.

“U.S. Seller Benefit Plan” means, each Seller Benefit Plan that is not a Non-U.S. Seller Benefit Plan.

“VAT” means any value added Tax or similar Tax.

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“WARN Act” means, collectively, the Worker Adjustment and Retraining Notification Act of 1988, as amended, and any other similar statutes or regulations of any jurisdiction relating to any plant closing or mass layoff (or such similar terms used in such statutes or regulations).

“Willful Breach” means, with respect to any representation, warranty, agreement or covenant, an action or omission where the breaching party knows such action or omission is a breach of such representation, warranty, agreement or covenant.

(b)          The following terms are defined elsewhere in this Agreement, as indicated below:

Defined Term	Section

Accounts Payable	1.3(b)
Adjustment Escrow	2.2(b)
Adjustment Escrow Amount	2.2(b)
Agreement	Preamble
Agreement Date	Preamble
Antitrust Laws	3.3(b)
Asset Purchase	Recitals
Assignment and Assumption of Leases	2.8(f)
Assignment of Intellectual Property	2.8(b)
Assumed Contracts	1.1(c)
Assumed Equipment Leases	1.1(l)
Assumed Liabilities	1.3
Assumed Plans	1.1(o)
Assumed Purchase Orders	1.1(c)
Assumed Real Property Lease(s)	1.1(c)
Assumption Deadline	1.5(a)
Aceto Realty	Preamble
Auction	5.7(a)
Bankruptcy Case	Recitals
Bankruptcy Code	Recitals
Bankruptcy Court	Recitals
Base Purchase Price	2.1
Break-Up Fee	7.3(a)
Business	Recitals
Buyer	Preamble
Buyer Allocation Objection Notice	2.5
Buyer Assumed Agreements	1.1(l)
Buyer Benefit Plans	5.3(b)
Buyer Disclosure Schedule	ARTICLE IV
Cash Balance	2.1(b)
Closing	2.6
Closing Date	2.6
Closing Statement	2.4(b)
Collective Bargaining Agreement	3.10(a)
Confidential Rating Agency Information	5.13(c)
Confidentiality Agreement	5.2(c)
Consents	3.3(c)
Cure Costs	1.5(a)
End Date	7.1(b)
Enforceability Exceptions	3.3(a)
Escrow Agent	2.2(b)
Escrow Agreement	2.2(b)
Estimated Cash Balance	2.4(a)
Estimated Net Current Assets	2.4(a)
Excluded Assets	1.2
Excluded Equipment Leases	1.2(e)
Excluded Liabilities	1.4
Excluded Real Property Leases	1.2(d)
Existing NQ Trust	5.3(e)
Filing	Recitals
Financial Statements	3.4
GAAP	3.4
Good Faith Deposit	2.3
Good Faith Deposit Escrow	2.3
Good Faith Deposit Escrow Holder	2.3
Guarantee	4.9
Guarantor	4.9
HSR Act	3.3(b)
IRS	3.7(a)
Law	3.5(a)
Laws	3.5(a)
Material Contracts	3.13(a)
Most Recent Balance Sheet	3.4
Multiemployer Plan	3.7(c)
New NQ Trust	5.3(e)
NQ Plan	5.3(e)
NY Agri	Preamble
Parent	Preamble
Parent SEC Disclosures	ARTICLE III
Permitted Access Parties	5.2(d)
Petition Date	Recitals
Pharma Business	Recitals
Post-Close Filings	5.2(d)
Post-Close Proceedings	5.2(d)
Products	1.1(f)
Purchase Price	2.4(e)
Purchased Assets	1.1
Purchased Avoidance Actions	1.1(u)
Registered Intellectual Property	3.12(a)
Representatives	3.18
SEC	ARTICLE III
Second Request	5.4(c)
Sellers	Preamble
Sellers Disclosure Schedule	ARTICLE III
Shortfall	2.4(b)
Surplus	2.4(b)
Transaction Approvals	3.3(b)
Transfer Taxes	5.8(b)
Transferred Employees	5.3(a)

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(c)          Other Definitional and Interpretive Matters. Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

(i)          Calculation of Time Period. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

(ii)         Dollars. Any reference in this Agreement to $ shall mean U.S. dollars.

(iii)        Exhibits/Schedules. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement.

8.17       Sellers Disclosure Schedule. The Sellers Disclosure Schedule is qualified in its entirety by reference to specific provisions of this Agreement and is not intended to constitute, and shall not be construed as constituting, representations, warranties and covenants of Sellers, except as and to the extent expressly provided in this Agreement. Each section or subsection referenced in the Sellers Disclosure Schedule corresponds to the section or subsection set forth in this Agreement; provided, however, that any matter set forth in any section or subsection of the Sellers Disclosure Schedule shall be deemed to be referred to and incorporated in all other sections or subsections of the Sellers Disclosure Schedule to which the relevance of such matter is reasonably apparent on its face to inform Buyer that such information is relevant to such other section or subsection. The inclusion of any information or reference in the Sellers Disclosure Schedule shall not be deemed to be an admission, acknowledgment or representation, in and of itself, that such information is required by the terms hereof to be disclosed, is material, has resulted in a Material Adverse Effect, is outside the Ordinary Course of Business or defines further the meaning of such terms for purposes of this Agreement. Nothing in this Agreement or in the Sellers Disclosure Schedule constitutes an admission (i) to any third party of any liability or obligation of Sellers to any third-party or (ii) that any information disclosed, set forth or incorporated by reference in the Sellers Disclosure Schedule or in this Agreement is material or has (or may result in) a Material Adverse Effect.

8.18       Limitation on Good Faith Deposit Escrow Holder’s Liability. The Good Faith Deposit Escrow Holder’s responsibilities and liabilities shall be limited as follows:

(a)          The Good Faith Deposit Escrow Holder shall not be responsible for or be required to enforce any of the terms or conditions of this Agreement or any other agreement between Sellers and Buyer. The Good Faith Deposit Escrow Holder shall not be responsible or liable in any manner whatsoever for the performance by Sellers or Buyer or any other party for their respective obligations under this Agreement, nor shall the Good Faith Deposit Escrow Holder be responsible or liable in any manner whatsoever for the failure of the other parties to this Agreement or of any third party to honor any of the provisions of this Agreement.

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(b)          The duties and obligations of the Good Faith Deposit Escrow Holder shall be limited to and determined solely by the express provisions of this Agreement and no implied duties or obligations shall be read into this Agreement against the Good Faith Deposit Escrow Holder. The Good Faith Deposit Escrow Holder is not bound by and is under no duty to inquire into the terms or validity of any other agreements or documents, including any agreements which may be related to, referred to in or deposited with the Good Faith Deposit Escrow Holder in connection with this Agreement.

(c)          The Good Faith Deposit Escrow Holder shall be entitled to rely upon and shall be protected in acting in reliance upon any instruction, notice, information, certificate, instrument or other document which is submitted to it in connection with its duties under this Agreement and which the Good Faith Deposit Escrow Holder in good faith believes to have been signed or presented by the proper party or parties. The Good Faith Deposit Escrow Holder shall have no liability with respect to the form, execution, validity or authenticity thereof.

(d)          The Good Faith Deposit Escrow Holder shall not be liable for any act which the Good Faith Deposit Escrow Holder may do or omit to do hereunder, or for any mistake of fact or law, or for any error of judgment, or for the misconduct of any employee, agent or attorney appointed by it, while acting in good faith, unless caused by or arising from its own willful misconduct.

(e)          The Good Faith Deposit Escrow Holder shall be entitled to consult with counsel of its own selection and the opinion of such counsel shall be full and complete authorization and protection to the Good Faith Deposit Escrow Holder in respect of any action taken or omitted by the Good Faith Deposit Escrow Holder hereunder in good faith and in accordance with the opinion of such counsel.

(f)          The Good Faith Deposit Escrow Holder shall have the right at any time to resign for any reason and be discharged of its duties as Good Faith Deposit Escrow Holder hereunder by giving written notice of its resignation to the parties hereto prior to the date specified for such resignation to take effect. All obligations of the Good Faith Deposit Escrow Holder hereunder shall cease and terminate on the effective date of its resignation and its sole responsibility thereafter shall be to hold the Good Faith Deposit, for a period of no more than thirty (30) calendar days following the effective date of resignation, at which time:

(i)          if a successor holder of the Good Faith Deposit shall have been appointed, by the mutual consent of Buyer and the Sellers, and written notice thereof shall have been given to the resigning Good Faith Deposit Escrow Holder by the parties hereto and such successor holder, then the resigning Good Faith Deposit Escrow Holder shall deliver the Good Faith Deposit to such successor holder; or

(ii)         if a successor holder of the Good Faith Deposit shall not have been appointed, for any reason whatsoever, the resigning holder of the Good Faith Deposit shall deliver the Good Faith Deposit to a court of competent jurisdiction in the county in which the Good Faith Deposit is then being held and give written notice of the same to the parties hereto.

The resigning Good Faith Deposit Holder shall be reimbursed by Buyer and Sellers for any expenses incurred in connection with its resignation and transfer of the Good Faith Deposit Holder pursuant to and in accordance with the provisions of this Section 8.18.

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(g)          Buyers and Seller, jointly and severally, agree to indemnify and hold the Good Faith Deposit Holder harmless from and against any and all liabilities, causes of action, claims, demands, judgments, damages, costs and expenses (including reasonable attorneys’ fees and expenses) that may arise out of or in connection with the Good Faith Deposit Holder’s acceptance of or performance of its duties and obligations under this Agreement. The Good Faith Deposit Holder shall be under no duty to institute any suit, or to take any remedial procedures under this Agreement, or to enter any appearance or in any way defend any suit in which it may be made a defendant hereunder until it shall be indemnified as provided above.

(h)          If the Good Faith Deposit Holder shall be uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Good Faith Deposit which, in its sole discretion, are in conflict either with other instructions received by it or with any provision of this Agreement, the Good Faith Deposit Holder shall have the absolute right to suspend all further performance under this Agreement (except for the safekeeping of the Good Faith Deposit) until such uncertainty or conflicting instructions have been resolved to the Good Faith Deposit Holder’s sole satisfaction by final judgment of a court of competent jurisdiction, joint written instructions from all of the other parties hereto, or otherwise.

(i)          The parties acknowledge that Lowenstein Sandler LLP, as Good Faith Deposit Holder, has agreed to serve in such capacity as an accommodation to the parties on the condition that it be allowed to continue to act as legal counsel to Sellers. Buyer acknowledges that Lowenstein Sandler LLP has acted as legal counsel to Sellers in connection with this Agreement, the transactions contemplated hereby and other matters relating thereto and that Lowenstein Sandler LLP shall continue such representation of Sellers, including with respect to the Seller’s rights and obligations under this Agreement, and all other matters. Nothing in this Agreement, nor Lowenstein Sandler LLP’s serving as Good Faith Deposit Holder hereunder, shall prevent or inhibit Lowenstein Sandler LLP from continuing to serve as legal counsel to Sellers and Buyer hereby consents to the continued representation of Sellers by Lowenstein Sandler LLP as its legal counsel.

[SIGNATURE PAGE FOLLOWS]

58

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed the day and year first above written.

BUYER:

NMC ATLAS, L.P.

By: NMC Atlas GP, L.L.C., its general partner

By:	/s/ Joseph Walker
Name: Joseph Walker
Title: Vice President and Secretary

[Signature Page to Asset Purchase Agreement]

SELLERS:

ACETO CORPORATION

By:	/s/ William C. Kennally, III
Name: William C. Kennally, III
Title: Chief Executive Officer and President

ACETO REALTY LLC

By:	/s/ William C. Kennally, III
Name: William C. Kennally, III
Title: Chief Executive Officer

ACETO AGRICULTURAL CHEMICALS CORPORATION

By:	/s/ William C. Kennally, III
Name: William C. Kennally, III
Title: Authorized Signatory

[Signature Page to Asset Purchase Agreement]

EXHIBIT A

PURCHASE PRICE ALLOCATION CONSTRAINTS

•	The purchase price allocable to 100% of the shares of Aceto (Shanghai) Ltd. will be limited to the greater of: (i) 4.21% of the Purchase Price, which represents Aceto (Shanghai) Ltd.’s percentage of the total gross margin of the Purchased Assets, or (ii) the book net equity value of Aceto (Shanghai) Ltd. as of the Closing.

•	The purchase price allocable to 100% of the shares of Aceto Agricultural Chemicals Corp Mx S. de R.L. de CV shall not exceed $1.00.

EXHIBIT B

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), dated as of [●], 2019, is made and entered into by and among Aceto Realty, LLC, a New York limited liability company (“Aceto Realty”), and Aceto Agricultural Chemicals Corporation, a New York corporation (“NY Agri” and together with Parent and Aceto Realty, “Sellers” and each, a “Seller”), each a debtor and debtor in possession under Case No. [●] pending in the United States Bankruptcy Court for the District of New Jersey, on the one hand, and NMC Atlas, L.P., a Delaware limited partnership (“Buyer”), on the other hand. As used in this Agreement, “Party” or “Parties” means, individually or collectively, Sellers and Buyer. Unless otherwise defined herein, all capitalized terms used in this Agreement shall have the meanings ascribed to such terms in that certain Asset Purchase Agreement dated as of February [●], 2019 (the “Purchase Agreement”), by and among Sellers and Buyer.

WHEREAS, concurrently with the execution and delivery of this Agreement, Sellers and Buyer are consummating the transactions contemplated by the Purchase Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and as contemplated by the Purchase Agreement, Sellers and Buyer hereby agree as follows:

1.       Assignment. Each Seller hereby sells, transfers, assigns, conveys and delivers to Buyer, free and clear of all Liens, sales, transfer or transaction taxes of any kind whatsoever, all of such Seller’s right, title and interest in, to or under the Purchased Assets. Notwithstanding the foregoing, the Parties acknowledge that the Purchased Assets constituting the Assumed Real Property Leases are being assigned to, and assumed by, Buyer pursuant to the Assignment and Assumption of Leases and not pursuant this Agreement.

2.       Assumption. (a) Each Seller hereby delegates to Buyer such Seller’s Assumed Liabilities (to the extent assumed by Buyer herein or in the Purchase Agreement), and (b) Buyer hereby assumes and agrees to discharge when due (in accordance with its respective terms and subject to the respective conditions thereof) only the Assumed Liabilities and no others. Notwithstanding any provision in this Agreement to the contrary, Buyer shall not assume and shall not be obligated to assume or be obligated to pay, perform or otherwise discharge any Excluded Liability, and Sellers shall be solely and exclusively liable with respect to all Excluded Liabilities.

3.       Delivery Pursuant to Purchase Agreement. Notwithstanding anything to the contrary herein, Sellers and Buyer are executing and delivering this Agreement in accordance with and subject to all of the terms and provisions of the Purchase Agreement, including, without limitation, the provisions of Section 3.23 thereof. To the extent of any conflict between the terms and conditions of this Agreement and the terms and conditions of the Purchase Agreement, the terms and conditions of the Purchase Agreement shall govern, supersede and prevail.

4.       Successors and Assigns; Binding Effect.

(a)       Except as expressly permitted in this Agreement, the rights and obligations of the Parties under this Agreement shall not be assignable by such Parties without the written consent of the other Parties hereto; provided, however, that Buyer shall be entitled to assign any or all of its rights under this Agreement to one or more of its Affiliates; provided that Buyer is not relieved of any of its obligations hereunder by virtue of any such assignment.

(b)       This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. The successors and permitted assigns hereunder shall include any permitted assignee as well as the successors in interest to such permitted assignee (whether by merger, consolidation, liquidation (including successive mergers, consolidations or liquidations) or otherwise). Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person other than the Parties and successors and assigns permitted by this Section 4 any right, remedy or claim under or by reason of this Agreement.

5.       Amendments. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the Parties.

6.       Governing Law.

(a)       This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State.

(b)       All Actions arising out of or relating to this Agreement, including the resolution of any and all disputes hereunder, shall be heard and determined in the Bankruptcy Court, and the Parties hereby irrevocably submit to the exclusive jurisdiction of the Bankruptcy Court in any such Proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such Proceeding. The Parties hereby consent to service of process by mail (in accordance with Section 8.7 of the Purchase Agreement) or any other manner permitted by law.

(c)       THE PARTIES HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SELLERS, BUYER, OR THEIR RESPECTIVE REPRESENTATIVES IN THE NEGOTIATION OR PERFORMANCE HEREOF.

7.       Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

8.       Execution in Counterparts. This Agreement may be executed in counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by and delivered to each of the Parties. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic delivery (i.e., by electronic mail of a PDF signature page) shall be effective as delivery of a manually executed counterpart of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first above written.

SELLERS:

ACETO CORPORATION

By:
Name:
Title:

ACETO REALTY, LLC

By:
Name:
Title:

ACETO AGRICULTURAL CHEMICALS CORPORATION

By:
Name:
Title:

BUYER:

NMC ATLAS, L.P.

By:
Name:
Title:

EXHIBIT C

FORM OF BIDDING PROCEDURES

BIDDING PROCEDURES

Set forth below are the bidding procedures (the “Bidding Procedures”) to be used by Aceto Corporation, Aceto Agricultural Chemicals Corporation and Aceto Realty LLC (together, the “Sellers” and each a “Seller”) for the proposed sale of substantially all assets (as defined in the Stalking Horse Agreement, the “Purchased Assets”) comprising the Debtors’ Chemical Plus Business and assumption of certain related liabilities, in the Sellers’ jointly administered chapter 11 cases pending in the United States Bankruptcy Court for the District of New Jersey (the “Bankruptcy Court”), case number 19-[______ (__)], pursuant to that certain Asset Purchase Agreement, dated as of [●], 2019 (together with the schedules thereto and related documents, and as may be amended, supplemented or otherwise modified from time to time, the “Stalking Horse Agreement”), by and among the Sellers and [●] (the “Buyer” or “Stalking Horse Bidder”).

The Buyer has submitted a Qualified Bid (as defined below) for the Purchased Assets pursuant to the terms of the Stalking Horse Agreement (the “Stalking Horse Bid”).

On [●], 2019, the Bankruptcy Court entered an order, which, among other things, authorized the Sellers to determine the highest or otherwise best offer for the Purchased Assets through the Bidding Procedures (the “Bidding Procedures Order”).

The sale transaction pursuant to the Stalking Horse Agreement is subject to competitive bidding as set forth herein.

A.	ASSETS TO BE SOLD

The Sellers seek to complete the sale of the Purchased Assets and the assumption of the Assumed Liabilities described in the Stalking Horse Agreement.

Except as otherwise provided in the Stalking Horse Agreement or such other approved purchase agreement of the Successful Bidder (as defined below), all of each Seller’s respective right, title and interest in and to the Purchased Assets to be acquired shall be sold free and clear of all Liens, Claims and other Liabilities (each as defined in the Stalking Horse Agreement), except for Permitted Liens and Assumed Liabilities (each as defined in the Stalking Horse Agreement) as may be specified in the Stalking Horse Agreement, and with any such Liens, Claims and other Liabilities to attach solely to the net proceeds of the sale of each applicable Purchased Asset.

A party may participate in the bidding process by submitting a Qualified Bid for any or all of the Purchased Assets.

B.	THE BIDding PROCEDURES

To ensure that the Sellers receive the maximum value for the Purchased Assets, the Stalking Horse Agreement is subject to higher or otherwise better offers at the Auction (if any) in accordance with these Bidding Procedures, and, as such, the Stalking Horse Agreement will serve as the “stalking horse” bid for the Purchased Assets.

1.	Key Dates

The key dates for the process contemplated herein are as follows:1

Sale Dates and Deadlines
Bid Deadline	[●], 2019 at 5:00 p.m. prevailing ET
Deadline to Notify Qualified Bidders	[●], 2019 at 5:00 p.m. prevailing ET 2
Auction (if required)	[●], 2019 at 10:00 a.m. prevailing ET
Notice of Successful Bidder	[●], 2019 at 5:00 p.m. prevailing ET 3
Sale Hearing	[●], 2019 at 10:00 a.m. prevailing ET

2.	Confidentiality

In order to participate in the bidding process, each person other than the Stalking Horse Bidder who wishes to participate in the bidding process (a “Potential Bidder”) must (to the extent not previously provided) provide an executed confidentiality agreement (to be delivered prior to the distribution of any confidential information by the Sellers to any Potential Bidder) in form and substance satisfactory to the Sellers, on terms not less favorable in the aggregate to the Sellers than the confidentiality agreement signed by the Stalking Horse Bidder, as determined by the Sellers, and without limiting the foregoing, each confidentiality agreement executed by a Potential Bidder shall contain standard non-solicitation provisions, as determined by the Sellers.

3.	Due Diligence

The Sellers will afford any Potential Bidder that has executed or that will execute a confidentiality agreement in accordance with paragraph 2 above such due diligence access or additional information as the Sellers, in consultation with their advisors, deem appropriate, in their discretion and within their reasonable business judgment. The Sellers will use good faith efforts to provide to the Stalking Horse Bidder access to written information made available to any Qualified Bidder (as defined below) if not previously made available to the Stalking Horse Bidder.

[1]	These dates are subject to extension or adjournment as provided for herein or in the Stalking Horse Agreement and in consultation with the Consultation Parties (as defined below).

[2]	[One (1) business day after the Bid Deadline.]

[3]	[One (1) business day after conclusion of the Auction.]

The due diligence period shall end on the Bid Deadline, and none of the Sellers nor any of their representatives shall be obligated to furnish any due diligence information to any Qualified Bidder after the Bid Deadline, provided that the Sellers shall continue to provide due diligence to the Stalking Horse Bidder.

4.	Provisions Governing Qualified Bids

A bid submitted will be considered a “Qualified Bid” only if the bid complies with all of the following, in which case the party submitting the bid shall be a “Qualified Bidder”; provided that, if the Debtors receive a bid prior to the Bid Deadline that is not a Qualified Bid, the Debtors may provide the bidder with the opportunity to remedy any deficiencies prior to the Auction:

a.	it expressly discloses whether the bid is for some or all of the Purchased Assets;

b.	it fully discloses the identity of each entity that will be bidding for or purchasing some or all of the Purchased Assets, including any equity holders in the case of a Potential Bidder which is an entity specially formed for the purpose of effectuating the contemplated transaction, or otherwise participating in connection with such bid (including any co-bidder or team bidder), and the complete terms of any such participation, including any agreements, arrangements or understandings concerning a collaborative or joint bid or any other combination concerning the proposed bid. A bid must also fully disclose any connections, relationships (business or otherwise), whether or not known, to the Sellers or agreements or understandings with the Sellers, the Stalking Horse Bidder or any other known bidders, Potential Bidder or Qualified Bidder, and/or any officer, director or equity security holder of the Sellers;

c.	it states that the Qualified Bidder offers to purchase, in cash, some or all of the Purchased Assets upon terms and conditions that the Sellers reasonably determine are at least as favorable to the Sellers as those terms and conditions set forth in the Stalking Horse Agreement (or pursuant to an alternative structure that the Sellers reasonably determine is no less favorable to the Sellers than the terms and conditions of the Stalking Horse Agreement). For the avoidance of doubt, any Qualified Bid must, either on its own or when considered together with other Qualified Bid(s), provide value in excess of the Stalking Horse Agreement plus the Break-Up Fee, Expense Reimbursement and minimum overbid requirements detailed below in Section 4(k);

d.	it provides a detailed description of any anticipated regulatory or governmental approvals necessary to consummate the bid including, but not limited to, all foreign antitrust or anti-competition approvals required;

e.	it includes a commitment to close the transactions within the timeframe contemplated by the Stalking Horse Agreement;

f.	it includes a binding and enforceable signed writing that the Qualified Bidder’s offer is irrevocable unless and until the Sellers accept a higher or otherwise better bid and such Qualified Bidder is not selected as a Back-Up Bidder (as defined below); provided that if such Qualified Bidder is selected as the Successful Bidder, its offer shall remain irrevocable until four (4) months after the execution of the applicable Proposed Asset Purchase Agreement (as defined herein). Such writing shall guarantee performance of the Qualified Bidder by its parent entities, if any, or provide such other guarantee of performance requested by and acceptable to the Sellers;

g.	it shall be accompanied by a deposit into escrow with the Sellers of an amount in cash equal to ten percent (10%) of the aggregate purchase price in the Proposed Asset Purchase Agreement (the “Good Faith Deposit”);

h.	it includes confirmation that all necessary internal and shareholder or similar approvals have been obtained prior to the bid;

i.	it includes a duly authorized and executed copy of an asset purchase agreement, including the purchase price for the Purchased Assets expressed in U.S. Dollars, together with all exhibits and schedules thereto, together with copies marked to show any amendments and modifications to the Stalking Horse Agreement (collectively, the “Proposed Asset Purchase Agreement”) and a proposed form of order to approve the sale, together with a copy marked to show amendments and modifications to the proposed form of sale approval order attached to the motion to approve the sale of the Purchased Assets to the Stalking Horse Bidder; provided, however, that such Proposed Asset Purchase Agreement shall not include any financing or diligence conditions, or any other conditions that are less favorable to the Sellers than the conditions in the Stalking Horse Agreement;

j.	it includes written evidence of (i) sufficient cash on hand to fund the purchase price or (ii) sources of immediately available funds that are not conditioned on third-party approvals or commitments, in each case, that will allow the Sellers to make a reasonable determination as to the Qualified Bidder’s financial and other capabilities to consummate the transaction contemplated by the Proposed Asset Purchase Agreement. Such written evidence shall include the most current audited and the most current unaudited financial statements, or such other financial information of the Qualified Bidder as may be requested by and acceptable to the Sellers (collectively, the “Financials”), or, if the Qualified Bidder is an entity formed for the purpose of acquiring some or all of the Purchased Assets, the Financials of the Qualified Bidder’s equity holder(s) or other financial backer(s) that are guaranteeing the Qualified Bidder’s performance; provided that if a Potential Bidder is unable to provide Financials, the Sellers may accept such other information sufficient to demonstrate to each Seller’s reasonable satisfaction that such Potential Bidder has the financial wherewithal to consummate the applicable sale transaction. The Potential Bidder also must establish to the Sellers’ satisfaction that it has the financial ability to consummate its proposed transaction within the timeframe contemplated for consummation of the Stalking Horse Agreement;

k.	it (in combination with any other bids for some or all of such assets) provides for a cash purchase price that exceeds the aggregate cash consideration to be paid to or for the benefit of the Sellers’ estates set forth in the Stalking Horse Agreement by at least $9,760,000, which represents the sum of: (i) the Break-Up Fee of $6,760,000, plus (ii) the maximum amount of the Expense Reimbursement of $2,000,000, plus (iii) an overbid of $1,000,000, and otherwise has a value to the Sellers, in their exercise of their reasonable business judgment, after consultation with their advisors, that is greater or otherwise better than the value offered under the Stalking Horse Agreement (including taking into account the impact of any liabilities assumed in the Stalking Horse Agreement);

l.	it identifies with particularity which executory contracts and unexpired leases the Qualified Bidder wishes to assume and provides details of the Qualified Bidder’s proposal for the treatment of related Cure Costs (as defined in the Bidding Procedures Order), and contains sufficient information concerning the Qualified Bidder’s ability to provide adequate assurance of performance with respect to executory contracts and unexpired leases to be assumed and assigned;

m.	it includes an express acknowledgement and representation that the Qualified Bidder: (i) has had an opportunity to conduct any and all required due diligence regarding acquiring the Purchased Assets prior to making its offer; (ii) has relied solely upon its own independent review, investigation and/or inspection of any documents and/or the Purchased Assets in making its bid; (iii) did not rely upon any written or oral statements, representations, promises, warranties or guaranties whatsoever, whether express or implied (by operation of law or otherwise), regarding the Purchased Assets or the completeness of any information provided in connection therewith or with the Auction, except as expressly stated in the Proposed Asset Purchase Agreement; and (iv) is not entitled to any expense reimbursement, break-up fee, termination fee, or similar type of payment in connection with its bid;

n.	it includes evidence, in form and substance satisfactory to the Sellers, of authorization and approval from the Qualified Bidder’s board of directors (or comparable governing body) or, if required, the equity holders of the Qualified Bidder, with respect to the submission, execution, delivery, performance and closing of the Proposed Asset Purchase Agreement;

o.	it provides an irrevocable undertaking by the Qualified Bidder to execute and deliver to the Sellers such other guarantee of performance or assurance acceptable to the Sellers in their discretion;

p.	it states that the Qualified Bidder consents to the jurisdiction of the Bankruptcy Court, as applicable;

q.	it contains such other information reasonably requested by the Sellers;

r.	it contains written confirmation that the bidder has not engaged in any collusion with respect to the bidding or the sale process; and

s.	it is received by the applicable Notice Parties (as defined in, and in accordance with, Section B.5) on or prior to 5:00 p.m. (prevailing Eastern Time) on [●], 2019 (the “Bid Deadline”).

Notwithstanding anything in these Bidding Procedures to the contrary, the Buyer is deemed to be a Qualified Bidder with respect to the Purchased Assets and the Stalking Horse Bid is deemed to be a Qualified Bid for all purposes in connection with the Bidding Procedures, the Auction, and the Sale, and the Stalking Horse Bidder shall not be required to take any further action in order to attend and participate in the Auction (if any) or, if the Stalking Horse Bidder is the Successful Bidder, to be named the Successful Bidder at the Sale Hearing.

The [DIP Agent], on behalf of the [DIP Lenders], and the [Prepetition Agent], on behalf of the [Prepetition Lenders], shall, at their sole discretion, also be deemed Qualified Bidders and may submit such bids and/or Subsequent Bids in cash, cash equivalents or other forms of consideration, including a credit bid, either in whole or in part, to the extent permitted under and consistent with section 363(k) of the Bankruptcy Code, up to the full allowed amount of their claims, which credit bid(s) shall be deemed as a part of a Qualified Bid and/or Subsequent Bid in connection with the bidding process, the Auction, and the sale of the Purchased Assets. 4

The Sellers shall promptly notify each Qualified Bidder in writing (including via email) as to whether or not its bid constitutes a Qualified Bid. If any bid is determined by the Sellers not to be a Qualified Bid, the Debtors will refund such bidder’s Good Faith Deposit and all accumulated interest thereon within ten (10) business days after the Bid Deadline. The Sellers shall also notify the Stalking Horse Bidder and all other Qualified Bidders in writing (including via email) as to whether or not any bids constitute Qualified Bids no later than one (1) business day after the notification to any Qualified Bidder that its bid constitutes a Qualified Bid and provide a copy of Qualified Bids (excluding the Stalking Horse Agreement) to the Stalking Horse Bidder. The notices described in this paragraph shall not be given later than one (1) business day following the expiration of the Bid Deadline.

[4]	[Note to Bidder: The DIP Term Sheet requires us to give the DIP Lenders the right to credit bid.]

Consultation Parties. The “Consultation Parties” are (a) the DIP Agent and its counsel and advisors with respect to the Purchased Assets, and (b) counsel and any other retained advisors to the creditors’ committee appointed in the Sellers’ bankruptcy cases. Notwithstanding anything herein to the contrary, the Sellers shall not be required to consult with any Consultation Party during the bidding and Auction process to the extent such Consultation Party is a Potential Bidder, a Qualified Bidder, or a financing source for a bidder, including, if the Sellers determine, in their reasonable business judgment, that consulting with such Consultation Party regarding any issue, selection or determination would be likely to have a chilling effect on potential bidding or otherwise be contrary to goal of maximizing value for the Sellers’ estates from the sale process.

Subject to the terms of any orders entered by the Bankruptcy Court, after consultation with the Consultation Parties, the Sellers shall have the right and obligation to make all decisions regarding bids and the Auction as provided herein as the Sellers determine to be in the best interest of their estates, whether or not the Consultation Parties agree with that decision.

5.	Submission of Bids

A Qualified Bidder that desires to make a bid regarding some or all of the Purchased Assets must deliver written copies of its bid, so as to be received on or before the Bid Deadline, to each of the following parties (the “Notice Parties”):

a.	counsel to the Sellers: Lowenstein Sandler LLP, 1251 Avenue of the Americas, New York, New York 10020 (Attn: Steven E. Siesser, Esq. (ssiesser@lowenstein.com), Paul Kizel, Esq. (pkizel@lowenstein.com), Kenneth A. Rosen, Esq. (krosen@lowenstein.com), and Philip J. Gross, Esq. (pgross@lowenstein.com));

b.	counsel to the DIP Agent: McGuireWoods LLP, 1251 Avenue of the Americas, 20th Floor, New York, New York 10020-1104 (Attn: Kenneth Noble, Esq. (knoble@mcguirewoods.com ) and Benjamin B. Iselin, Esq. (biselin@mcguirewoods.com)); and

c.	counsel to the Official Committee of Unsecured Creditors: ________________________ (Attn: ________________________, Esq. (________________________) and ________________________, Esq. (________________________)).

6.	Evaluation of Competing Bids

A Qualified Bid will be valued based upon several factors including, without limitation: (a) the amount of such bid (including value provided by the assumption of liabilities); (b) the risks and timing associated with consummating such bid; (c) any proposed revisions to the Stalking Horse Agreement (including any additional conditions to closing); and (d) any other factors deemed relevant by the Sellers.

7.	No Qualified Bids

If the Sellers do not receive a Qualified Bid with respect to the Purchased Assets other than the Stalking Horse Bid, the Sellers will not hold an Auction (as defined below) and the Stalking Horse Bidder will be deemed the Successful Bidder upon the Bid Deadline with respect to the Purchased Assets.

8.	Auction Process

If the Sellers receive one or more Qualified Bids with respect to the Purchased Assets in addition to the Stalking Horse Bid, the Sellers will conduct an auction (the “Auction”) for the Purchased Assets (which the Sellers intend to transcribe) at 10:00 a.m. (prevailing Eastern Time) on [●], 2019, at the offices of Lowenstein Sandler LLP, 1251 Avenue of the Americas, New York, New York 10020, or such other location as shall be timely communicated by the Sellers to all entities entitled to attend the Auction. The Auction shall be conducted in accordance with the following procedures:

a.	only the Sellers, the Notice Parties, the Stalking Horse Bidder, and any other Qualified Bidders, in each case along with their representatives and advisors, shall be entitled to attend the Auction (such attendance to be in person);

b.	only the Stalking Horse Bidder and such other Qualified Bidders will be entitled to participate as bidders in, or make any Subsequent Bids at, the Auction; provided that all such Qualified Bidders wishing to attend the Auction must have at least one individual representative with authority to bind such Qualified Bidder attending the Auction in person;

c.	each Qualified Bidder shall be required to confirm in a manner acceptable to the Sellers that it has not engaged in any collusion with respect to the bidding or the sale;

d.	at least one (1) business day prior to the Auction, each Qualified Bidder (other than a Stalking Horse Bidder) must inform the Sellers whether it intends to attend the Auction; provided that in the event a Qualified Bidder elects not to attend the Auction, such Qualified Bidder’s Qualified Bid shall, subject to the terms of the Stalking Horse Agreement, nevertheless remain fully enforceable against such Qualified Bidder until (i) the date of the selection of the Successful Bidder at the conclusion of the Auction, or (ii) if selected as the Successful Bidder, four (4) months after the execution of the applicable Proposed Asset Purchase Agreement. No later than two (2) business days prior to the start of the Auction, the Sellers will provide copies of the Qualified Bid (or combination of Qualified Bids, if applicable) which the Sellers believe, in their discretion, is the highest or otherwise best offer for the Purchased Assets (the “Starting Bid”) to the Stalking Horse Bidder and all other Qualified Bidders;

e.	all Qualified Bidders who have timely submitted Qualified Bids will be entitled to be present for all Subsequent Bids at the Auction and the actual identity of each Qualified Bidder will be disclosed on the record at the Auction;

f.	the Sellers, after consultation with their advisors, may employ and announce at the Auction additional procedural rules that are reasonable under the circumstances for conducting the Auction, provided that such rules: (i) are not inconsistent with these Bidding Procedures, title 11 of the United States Code (the “Bankruptcy Code”), any order of the Bankruptcy Court entered in connection herewith or the Stalking Horse Agreement; (ii) provide that bids be made and received on an open basis, with all material terms of each bid to be fully disclosed to all other Qualified Bidders at the Auction; and (iii) are disclosed to each Qualified Bidder at the Auction;

g.	bidding at the Auction will begin with the Starting Bid and continue in bidding increments (each a “Subsequent Bid”) providing a net value to the Sellers’ estates of at least an additional $1,000,000 above the prior bid for the Purchased Assets. After the first round of bidding and between each subsequent round of bidding, the Sellers shall announce the bid (including the identity of the bidder or bidders and the value of such bid(s)) that they believe to be the highest or otherwise best offer for the Purchased Assets (the “Highest Bid”). A round of bidding will conclude after each participating Qualified Bidder has had the opportunity, as determined by the Sellers, to submit a Subsequent Bid with full knowledge of the then Highest Bid. For the purpose of evaluating the value of the consideration provided by the Subsequent Bids (including any Subsequent Bid by the Stalking Horse Bidder), the Sellers will give effect (on a dollar for dollar basis) to the Break-Up Fee and the maximum amount of the Expense Reimbursement payable to the Stalking Horse Bidder under the Stalking Horse Agreement as well as any additional liabilities to be assumed by a Qualified Bidder and any additional costs which may be imposed on the Sellers, as well as any other items of value included in such Subsequent Bid. If the Stalking Horse Bidder bids at the Auction, the Stalking Horse Bidder will be entitled to credit bid on a dollar for dollar basis the amount of the Break-Up Fee and the maximum amount of the Expense Reimbursement. To the extent a Subsequent Bid has been accepted entirely or in part because of the addition, deletion or modification of a provision or provisions in the applicable Proposed Asset Purchase Agreement or Stalking Horse Agreement, the Sellers will identify such added, deleted or modified provision or provisions and the Qualified Bidders shall be given the opportunity to modify the applicable Proposed Asset Purchase Agreement or Stalking Horse Agreement in a manner that materially provides any additional value that factored into selecting a Subsequent Bid from another Qualified Bidder. The Sellers shall, in consultation with the Consultation Parties, determine whether an addition, deletion or modification of the applicable Proposed Asset Purchase Agreement or Stalking Horse Agreement meets the standard of materially providing additional value. For the avoidance of doubt, the Stalking Horse Bidder shall be entitled to submit additional bids and make modifications to the Stalking Horse Agreement at the Auction consistent with these Bidding Procedures;

h.	the Sellers shall, in their reasonable discretion and after consultation with the Consultation Parties, honor reasonable requests for breaks in the auction; and

i.	the Auction may be adjourned as the Sellers, in consultation with the Consultation Parties, deem appropriate. Reasonable notice of such adjournment and the time and place for the resumption of the Auction shall be given to the Stalking Horse Bidder, all other Qualified Bidders, the United States Trustee and the Consultation Parties.

9.	Selection of Successful Bid

Prior to the conclusion of the Auction, the Sellers, in consultation with their advisors and the Consultation Parties, will review and evaluate each Qualified Bid in accordance with the procedures set forth herein and determine which offer for the Purchased Assets is the highest or otherwise best offer from among the Qualified Bidders (including the Stalking Horse Bidder) submitted at or prior to the Auction by a Qualified Bidder (such bid, the “Successful Bid” and the bidder making such bid, the “Successful Bidder”) and communicate to the Stalking Horse Bidder and the other Qualified Bidders the identity of the Successful Bidder and the material terms of the Successful Bid. The determination of the Successful Bid by the Sellers at the conclusion of the Auction shall be final, subject only to approval by the Bankruptcy Court.

By submitting a Qualified Bid, all Qualified Bidders and the Stalking Horse Bidder expressly agree that they shall not submit additional bids or seek to reopen the Auction after the Sellers have selected the Successful Bid and Back-Up Bid, if any, and any such bid shall not be considered by the Sellers or the Bankruptcy Court. As soon as reasonably practicable after conclusion of the Auction, the Successful Bidder shall complete and execute all agreements, contracts, instruments and other documents evidencing and containing the terms and conditions upon which the Successful Bid was made. Within one (1) business day after conclusion of the Auction, the Sellers shall file a notice identifying the Successful Bidder with the Bankruptcy Court.

The Sellers will sell the Purchased Assets to the Successful Bidder pursuant to the terms of the Successful Bid upon the approval of such Successful Bid by the Bankruptcy Court.

10.	Designation of Back-Up Bidder

Notwithstanding anything in these Bidding Procedures to the contrary, if an Auction is conducted, the Qualified Bidder with the next highest or otherwise best bid at the conclusion of the Auction for the Purchased Assets, as determined by the Sellers, in the exercise of their business judgment, shall be deemed to have submitted the next highest or otherwise best bid for such assets (such bid, a “Back-Up Bid” and the Qualified Bidder submitting such bid, a “Back-Up Bidder”) and shall be announced at the time to all Qualified Bidders participating in the Auction.

If for any reason the Successful Bidder fails to consummate its Successful Bid within the time permitted after the entry of the Sale Order, then the Sellers may deem the Back-Up Bidder to be the new Successful Bidder and its Back-Up Bid to be the new Successful Bid, and the Sellers will be authorized (but not directed), without further order of the Bankruptcy Court, to consummate a sale transaction with such Back-Up Bidder on the terms of its Back-Up Bid; provided, that if the Sellers elect to do so, the Sellers, within their discretion, (i) will file a written notice of such transaction with the Bankruptcy Court at least 24 hours in advance of consummation thereof, and/or (ii) may (but shall not be required to) seek approval for the consummation of such sale transaction with such Back-Up Bidder pursuant to a separate order to be submitted at a later date consistent with the terms of the Back-Up Bid.

Each Back-Up Bid must remain open until four (4) months after execution of the applicable Stalking Horse Agreement or Proposed Asset Purchase Agreement (the “Outside Back-Up Date”), except in the event the Stalking Horse Bidder is designated as the Back-Up Bidder in which case the Stalking Horse Bidder shall not be permitted to terminate the Stalking Horse Agreement until the earlier of (a) the date upon which an Alternative Transaction has been consummated following approval by the Bankruptcy Court, (b) 90 days after entry of an order approving a sale to a Successful Bidder other than the Stalking Horse Bidder and (c) August 15, 2019.

11.	Good Faith Deposit

Except as otherwise provided in this paragraph with respect to the Successful Bid and Back-Up Bid, if any, the Good Faith Deposits of all Qualified Bidders that submitted such a deposit under the Bidding Procedures shall be returned upon or within three (3) business days after the Auction. The Good Faith Deposit of a Successful Bidder shall be held until the closing of the sale of the Purchased Assets and applied in accordance with the Successful Bid. The Good Faith Deposit of any Back-Up Bidder (other than the Stalking Horse Bidder) shall be returned within three (3) business days after the Outside Back-Up Date. If the Successful Bidder fails to consummate an approved sale because of a breach or failure to perform on the part of such Successful Bidder, the Sellers will not have any obligation to return the Good Faith Deposit deposited by such Successful Bidder, which may be retained by the Sellers as liquidated damages, in addition to any and all rights, remedies and/or causes of action that may be available to the Sellers at law or in equity, and, the Sellers shall be free to consummate the proposed transaction at the next highest or otherwise best bid at the Auction by a Qualified Bidder, without the need for an additional hearing or order of the Bankruptcy Court. Notwithstanding any provision hereof, the terms pertaining to any Good Faith Deposit submitted by the Stalking Horse Bidder pursuant to the Stalking Horse Agreement (including, without limitation, the entitlements of the Stalking Horse Bidder and Sellers to such good faith deposit and the timing of return of any Good Faith Deposit to the Stalking Horse Bidder) shall be governed by the terms of the Stalking Horse Agreement and the Bidding Procedures Order.

12.	Sale Is As Is/Where Is

Except as otherwise provided in the Stalking Horse Agreement, any Proposed Asset Purchase Agreement, the Successful Bid or any order of the Bankruptcy Court approving the sale of the Purchased Assets, the Purchased Assets sold pursuant to these Bidding Procedures shall be conveyed at the closing of the sale in their then-present condition, “AS IS, WITH ALL FAULTS, AND WITHOUT ANY WARRANTY WHATSOEVER, EXPRESS OR IMPLIED.”

C.	THE BID PROTECTIONS

In recognition of the expenditure of time, energy, and resources, and because the agreement to make payment thereof is necessary to preserve the value of each of the Sellers’ estates, the Sellers have agreed that, among other triggering events, if the Buyer is not the Successful Bidder, then the Sellers will pay the Buyer, pursuant to and in accordance with the terms of the Stalking Horse Agreement, (a) an aggregate “break-up” fee of $6,760,000, as more fully described in the Stalking Horse Agreement (as defined therein, the “Break-Up Fee”), and (b) an amount in cash equal to the Expense Reimbursement (as such term is defined in the Stalking Horse Agreement (the “Expense Reimbursement”), which is not to exceed $2,000,000. The Break-Up Fee and Expense Reimbursement shall be payable as provided for pursuant to the terms of the Stalking Horse Agreement, and nothing herein shall be deemed to limit or otherwise modify the terms thereof, including other circumstances pursuant to which the Break-Up Fee and Expense Reimbursement may be payable.

Except for the Stalking Horse Bidder, no Qualified Bidder or other party submitting a bid shall be entitled to any expense reimbursement, breakup fee, termination or similar fee or payment.

D.	SALE HEARING

The Sellers will seek entry of an order from the Bankruptcy Court, at a hearing (the “Sale Hearing”) to begin at 10:00 a.m. (prevailing Eastern Time) on [●], 2019 or as soon thereafter as counsel may be heard, to approve and authorize the sale to the Successful Bidder (including, without limitation, the assumption and assignment to the Successful Bidder of any executory contracts or unexpired leases to be assigned to the Successful Bidder in accordance with the Stalking Horse Agreement or Proposed Asset Purchase Agreement, as applicable, at the Sale Hearing on terms and conditions determined in accordance with the Bidding Procedures).

E.	MISCELLANEOUS

The Auction and the Bidding Procedures are solely for the benefit of the Sellers and the Stalking Horse Bidder, and nothing contained in the Bidding Procedures Order, the Bidding Procedures or the Stalking Horse Agreement shall create any rights in any other person or bidder (including, without limitation, rights as third-party beneficiaries or otherwise) other than the rights expressly granted to the Successful Bidder under the Bidding Procedures Order.

Without prejudice to the rights of the Stalking Horse Bidder under the terms of the Stalking Horse Agreement and the Bidding Procedures Order, the Sellers may modify the rules, procedures and deadlines set forth herein, or adopt new rules, procedures and deadlines that, in their reasonable discretion, will better promote the goals of these Bidding Procedures (namely, to obtain the highest or otherwise best bid); provided, however, that the Sellers may not modify the Bid Protections afforded to the Stalking Horse Bidder in accordance with the Stalking Horse Agreement, unless agreed in writing by the Stalking Horse Bidder and Sellers. For the avoidance of doubt, the Sellers may not modify the rules, procedures, or deadlines set forth herein, or adopt new rules, procedures, or deadlines that would impair in any material respect the Stalking Horse Bidder’s right to payment of the Break-Up Fee or the Expense Reimbursement without the express written consent of the Stalking Horse Bidder. All such modifications and additional rules will be communicated to each of the Notice Parties, Potential Bidders, and Qualified Bidders (including the Stalking Horse Bidder) or announced at the Auction.

The Bankruptcy Court shall retain exclusive jurisdiction to hear and determine all matters arising from or relating to implementation of the Bidding Procedures Order.

EXHIBIT D

FORM OF BIDDING PROCEDURES ORDER

UNITED STATES BANKRUPTCY COURT
DISTRICT OF NEW JERSEY
Caption in Compliance with D.N.J. LBR 9004-1

LOWENSTEIN SANDLER LLP
Kenneth A. Rosen, Esq. (krosen@lowenstein.com)
Michael S. Etkin, Esq. (metkin@lowenstein.com)
Paul Kizel, Esq. (pkizel@lowenstein.com)
Jeffrey Cohen, Esq. (jcohen@lowenstein.com)
Philip J. Gross, Esq. (pgross@lowenstein.com)
One Lowenstein Drive
Roseland, New Jersey 07068
(973) 597-2500 (Telephone)
(973) 597-2400 (Facsimile)

Proposed Counsel to the Debtors and
Debtors-in-Possession

In re:	Chapter 11

ACETO CORPORATION, INC., et al.,[5]	Case No. 19-_____ (___)

Debtors.	(Jointly Administered)

ORDER (A) AUTHORIZING AND APPROVING BIDDING PROCEDURES IN CONNECTION WITH THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ CHEMICAL PLUS BUSINESS; (B) AUTHORIZING AND APPROVING BID PROTECTIONS; (C) APPROVING PROCEDURES FOR THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES; (D) SCHEDULING A SALE HEARING; (E) APPROVING THE FORM AND MANNER OF NOTICE THEREOF; AND (F) GRANTING RELATED RELIEF

The relief set forth on the following pages, numbered two (2) through ________ (__), is hereby ORDERED.

5 The Debtors in these chapter 11 cases and the last four digits of each Debtor’s taxpayer identification number are as follows: Aceto Corporation (0520); Aceto Agricultural Chemicals Corporation (3948); Aceto Realty LLC (7634); Rising Pharmaceuticals, Inc. (7959); Rising Health, LLC (1562); Acetris Health, LLC (3236); PACK Pharmaceuticals, LLC (2525); Arsynco, Inc. (7392); and Acci Realty Corp. (4433).

Upon the motion (the “Motion”)6 of the above-captioned debtors and debtors-in-possession (collectively, the “Debtors”), seeking entry of an order (this “Order”), pursuant to sections 105, 363, 365 and 503 of title 11 of the United States Code (the “Bankruptcy Code”), Rules 2002, 6004 and 6006 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), and Rules 6004-1, 6004-2 and 6004-3 of the Local Rules of the United States Bankruptcy Court for the District of New Jersey (the “Local Rules”):

[6]	Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Motion or the Bidding Procedures attached hereto as Exhibit 1.

(i) (a) authorizing and approving certain bidding procedures (as attached hereto as Exhibit 1, the “Bidding Procedures”) in connection with the sale (the “Sale”) of substantially all assets (as defined in the Stalking Horse Agreement (defined below), the “Purchased Assets”) comprising the Debtors’ Chemical Plus Business (as defined in the Motion) pursuant to that certain Asset Purchase Agreement, dated as of [●], 2019 (together with the schedules thereto and related documents, and as may be amended, supplemented or otherwise modified from time to time, the “Stalking Horse Agreement”), substantially in the form attached to the Motion as Exhibit [●], by and among Aceto Corporation, Aceto Agricultural Chemicals Corporation and Aceto Realty LLC (together, the “Sellers” and each a “Seller”) and [●] (the “Buyer” or “Stalking Horse Bidder”), subject to the outcome of an auction (the “Auction”) if the Sellers receive one or more timely and acceptable Qualified Bids (as defined in the Bidding Procedures); (b) authorizing and approving the Break-Up Fee and Expense Reimbursement (each as defined in the Bidding Procedures, and together, the “Bid Protections”) for the Stalking Horse Bidder; (c) scheduling the Auction and a hearing (the “Sale Hearing”) to consider approval of the Sale; (d) approving procedures related to the assumption and assignment of certain of the Sellers’ executory contracts and unexpired leases (the “Assumption and Assignment Procedures”); (e) approving the form and manner of notice thereof; and (f) granting related relief (collectively, the “Bidding Procedures Relief”); and (ii) (a) authorizing the Sale of the Purchased Assets free and clear of Liens, Claims and other Liabilities (each as defined in the Stalking Horse Agreement), except as provided in the Stalking Horse Agreement or other Proposed Asset Purchase Agreement of the Successful Bidder (each as defined in the Bidding Procedures); (b) approving the assumption and assignment of certain of the Sellers’ executory contracts (each, an “Executory Contract”) and unexpired leases (each, an “Unexpired Lease”) related thereto (any such Executory Contract or Unexpired Lease designated by the Successful Bidder to be assumed and assigned pursuant to the Sale, a “Buyer Assumed Agreement” and collectively, the “Buyer Assumed Agreements”); and (c) granting related relief; and upon the First Day Declaration; and this Court having jurisdiction over this matter pursuant to 28 U.S.C. §§ 157 and 1334; and this Court having the power to enter a final order consistent with Article III of the United States Constitution; and this Court having found that venue of this proceeding and the Motion in this district is proper pursuant to 28 U.S.C. §§ 1408 and 1409; and this Court having found that notice of the Motion and opportunity for a hearing on the Motion were appropriate under the circumstances and no other notice need be provided; and this Court having reviewed the Motion and heard the statements in support of the relief requested therein at a hearing before this Court; and this Court having determined that the legal and factual bases set forth in the Motion and at the hearing establish just cause for the relief granted herein; and this Court having determined that the relief requested by the Motion is in the best interests of the Debtors, their estates, their creditors, and other parties in interest; and upon all of the proceedings in these Chapter 11 Cases had before this Court; and after due deliberation and sufficient cause appearing therefor, it is hereby

FOUND, CONCLUDED, AND DETERMINED THAT:

A.       The Debtors have demonstrated good and sufficient reasons for, and the best interests of their estates, creditors, and other parties in interest will be served by, this Court granting, to the extent provided herein, the relief requested in the Motion relating to the bidding process, including approval of (1) the Bidding Procedures, (2) the Bid Protections, (3) the Assumption and Assignment Procedures, and (4) the forms of the Sale Notice (as defined below) and Cure Notice (as defined below) attached to the Motion as Exhibit [●] and Exhibit [●], respectively.

B.       Good and sufficient business reasons exist for the Court to authorize the Debtors to enter into Stalking Horse Agreement in accordance with the terms of this Order and the Bidding Procedures.

C.       The Debtors have demonstrated good and sufficient reasons for, and the best interests of their estates will be served by, this Court scheduling the Sale Hearing to consider granting the other relief requested in the Motion, including approval of the Sale and the transfer of the Purchased Assets (and the assumption and assignment of the Buyer Assumed Agreements) to the Successful Bidder free and clear of all Liens, Claims and other Liabilities, except as set forth in the Stalking Horse Agreement, pursuant to sections 363(f) and 365 of the Bankruptcy Code.

D.       The Bid Protections as set forth in Section [7.3] of the Stalking Horse Agreement to be paid under the circumstances described therein to the Stalking Horse Bidder are: (1) an actual and necessary cost of preserving the value of the respective Debtors’ estates within the meaning of section 503(b) of the Bankruptcy Code; (2) commensurate to the real and substantial benefits conferred upon the Debtors’ estates by the Stalking Horse Bidder; and (3) reasonable and appropriate in light of the size and nature of the proposed Sale and comparable transactions, the commitments and accommodations of the Stalking Horse Bidder that have been made for the benefit of the Debtors’ estates, and the efforts that have been and will be expended by the Stalking Horse Bidder.

E.       The Bid Protections are the product of negotiations between the Debtors and the Stalking Horse Bidder conducted in good faith and at arm’s length, and the Stalking Horse Agreement (including the Bid Protections) is the culmination of a process undertaken by the Debtors and their professionals to negotiate a transaction with a bidder who was prepared to pay the highest or otherwise best purchase price for the Purchased Assets to maximize the value of the Debtors’ estates.

F.       Moreover, the Bid Protections are an essential and material inducement and express condition of the Stalking Horse Bidder’s entry into, and continuing obligations under, the Stalking Horse Agreement. Unless it is assured that the Bid Protections will be available, the Stalking Horse Bidder is unwilling to remain obligated to consummate the Sale or otherwise be bound under the Stalking Horse Agreement (including the Stalking Horse Bidder’s obligation to maintain its committed offer while such offer is subject to higher or otherwise better offers as contemplated by the Bidding Procedures). The Bid Protections have induced the Stalking Horse Bidder to submit a bid that will serve as a minimum or floor bid for the Purchased Assets on which the Debtors, their creditors and other bidders can rely, and which encourages and facilitates the Auction process. The Stalking Horse Bidder has thus provided a material benefit to the Debtors, their estates and creditors by increasing the likelihood that the best possible purchase price for the Purchased Assets will be realized. Accordingly, the Bid Protections are fair, reasonable and appropriate, and necessary to facilitate a competitive, value-maximizing Sale for the benefit of the Debtors’ estates.

G.       The Stalking Horse Bidder is not an “insider” or “affiliate” of any of the Debtors, as those terms are defined in section 101 of the Bankruptcy Code, and no common identity of incorporators, directors, or controlling stakeholders exist between the Stalking Horse Bidder and the Debtors. The Stalking Horse Bidder and its counsel and advisors have acted in “good faith” within the meaning of section 363(m) of the Bankruptcy Code in connection with the Stalking Horse Bidder’s negotiations of the Bid Protections and the Bidding Procedures and entry into the Stalking Horse Agreement.

H.       The Bidding Procedures are fair, reasonable, and appropriate and are designed to maximize the recovery from the Sale of the Purchased Assets.

I.         The process for submitting Qualified Bids is fair, reasonable, and appropriate and is designed to maximize recoveries for the benefit of the Debtors’ estates, creditors, and parties in interest.

J.         Good and sufficient notice of the relief sought in the Motion has been provided under the circumstances, and no other or further notice is required except as set forth in the Bidding Procedures and the Assumption and Assignment Procedures. A reasonable opportunity to object or be heard regarding the relief requested in the Motion has been afforded to all parties in interest.

K.       The Sale Notice, the Cure Notice, and the Supplemental Cure Notice (each as defined below) are appropriate and reasonably calculated to provide all interested parties with timely and proper notice of this Order, the Bidding Procedures, the Sale, the Sale Hearing, and any and all objection deadlines related thereto, including with respect to cure amounts and the assumption and assignment of Executory Contracts and Unexpired Leases, and no other or further notice is required of the foregoing.

L.       The findings and conclusions set forth herein constitute the Court’s findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052 made applicable to this proceeding pursuant to Bankruptcy Rule 9014. To the extent any of the foregoing findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

IT IS HEREBY ORDERED THAT:

1.       The Motion and Bidding Procedures Relief is GRANTED as set forth herein.

2.      All objections or reservations of rights to the Motion or the Bidding Procedures Relief requested therein that have not been withdrawn, waived or settled are hereby overruled.

I.	Sales Dates and Deadlines

3.       The Debtors are authorized to proceed with the Sale in accordance with the Bidding Procedures and are authorized to take any and all actions necessary or appropriate to implement the Bidding Procedures (subject to the terms thereof) in accordance with the following dates and deadlines:

Sale Dates and Deadlines
Deadline to Serve Sale Notice and Cure Notice	[●], 2019
Cure Objection Deadline and Assignment Objection Deadline	No later than ten (10) days after service of the Cure Notice or Supplemental Cure Notice, as applicable
Bid Deadline	[●], 2019 at 5:00 p.m. prevailing ET
Sale Objection Deadline	[●], 2019 at 5:00 p.m. prevailing ET
Deadline to Notify Qualified Bidders	[●], 2019 at 5:00 p.m. prevailing ET7
Auction (if required)	[●], 2019 at 10:00 a.m. prevailing ET
Deadline for Reply Pleadings in Support of Sale	[●], 2019
Notice of Successful Bidder	[●], 2019 at 5:00 p.m. prevailing ET8
Sale Hearing	[●], 2019 at 10:00 a.m. prevailing ET

[7]	[One (1) business day after the Bid Deadline.]

[8]	[One (1) business day after conclusion of the Auction.]

II.	The Bidding Procedures

4.       The Bidding Procedures attached hereto as Exhibit 1 are approved and shall govern all bids and bid proceedings relating to the sale of the Purchased Assets.

5.       If the Sellers do not receive a Qualified Bid with respect to the Purchased Assets other than the Stalking Horse Bid (as defined in the Bidding Procedures), the Sellers will not hold the Auction and the Stalking Horse Bidder shall be deemed the Successful Bidder upon the Bid Deadline with respect to the Purchased Assets. If the Sellers receive one or more Qualified Bids with respect to the Purchased Assets in addition to the Stalking Horse Bid, the Sellers will conduct the Auction for the Purchased Assets.

6.       In the event of a competing Qualified Bid with respect to the Purchased Assets, the Stalking Horse Bidder shall be entitled, but not obligated, to submit Subsequent Bids (as defined in the Bidding Procedures) and shall be entitled, but not obligated, in any and all such Subsequent Bids to credit bid the full amount of the Bid Protections in lieu of cash, and for purposes of evaluating the Subsequent Bid, the full amount of such Bid Protections shall be treated as equal to cash in the same amount.

III.	Stalking Horse Bidder, Bid Protections, and Stalking Horse Agreement

7.       The Debtors’ entry into the Stalking Horse Agreement is authorized and approved, subject to higher and better offers at the Auction regarding the Purchased Assets in accordance with the Bidding Procedures.

8.       The Debtors are authorized to perform all obligations of the Debtors set forth in the Stalking Horse Agreement that are intended to be performed prior to the Sale Hearing and prior to the entry of the Sale Order, subject to the terms of the Bidding Procedures.

9.       The Bid Protections for the Stalking Horse Bidder are approved in their entirety. The Debtors are authorized to pay any amounts that may become due to the Stalking Horse Bidder on account of the Bid Protections on the terms set forth in the Stalking Horse Agreement. The Stalking Horse Bidder shall be granted an allowed administrative expense claim under sections 503(b)(1) and 507(a)(2) of the Bankruptcy Code in an amount equal to the Break-Up Fee and Expense Reimbursement to the extent they become due in accordance with the terms of the Stalking Horse Agreement, which (if triggered) shall be payable from the proceeds of the Sale of the Purchased Assets at the closing of such Sale, in accordance with the terms of the Stalking Horse Agreement, without further order of or proceedings before this Court. Nothing in this Order shall be construed as authorizing and directing the payment of any Bid Protections to the Stalking Horse Bidder in the event the Stalking Horse Bidder becomes the Successful Bidder with respect to the Purchased Assets.

10.      No person or entity, other than the Stalking Horse Bidder, shall be entitled to any expense reimbursement, break-up fee, “topping,” or other similar fee or payment.

11.      Any deposit provided by the Stalking Horse Bidder and all other Qualified Bidders shall be held in escrow by the Debtors or their agent, and shall not become property of the Debtors’ bankruptcy estates unless and until released from escrow to the Debtors pursuant to the terms of the applicable escrow agreement or order of this Court.

12.       The Stalking Horse Bidder shall not be required to seek or obtain relief from the automatic stay under section 362 of the Bankruptcy Code to take any action necessary or required under the Stalking Horse Agreement or any other sale-related document. The automatic stay imposed by section 362 of the Bankruptcy Code is modified solely to the extent necessary to implement the preceding sentence, provided, however, that this Court shall retain exclusive jurisdiction over any and all disputes with respect thereto.

IV.	Sale Hearing

13.       The Sale Hearing shall be held on [●], 2019 at 10:00 a.m. (prevailing Eastern Time) before this Court, the United States Bankruptcy Court for the District of New Jersey, Martin Luther King, Jr. Federal Building, 50 Walnut Street, 3rd Floor, Newark, New Jersey 07102. Any objections to the Sale (a “Sale Objection”) must (a) be in writing, (b) state the basis of such objection with specificity, (c) conform to the Bankruptcy Rules and the Local Rules and (d) be filed with the Bankruptcy Court and served upon the Notice Parties (as defined below) so as to be received not later than 5:00 p.m. prevailing Eastern Time on [●], 2019 (the “Sale Objection Deadline”). Any party failing to timely file a Sale Objection by the Sale Objection Deadline shall be forever barred from objecting and shall be deemed to have consented to the Sale, including the transfer of the Debtors’ right, title and interest in, to, and under the Purchased Assets free and clear of any and all Liens, Claims and other Liabilities (each as defined in the Stalking Horse Agreement) in accordance with the Stalking Horse Agreement or other definitive agreement with respect to the Sale.

14.       The Sale Hearing may be adjourned by the Debtors from time to time without further notice to creditors or parties in interest other than by announcement of the adjournment in open court on the date scheduled for the Sale Hearing.

V.	Notice Procedures

15.       The Notice of Proposed Sale, Auction Date, Objection Deadline and Sale Hearing, in the form substantially similar to that attached to the Motion as Exhibit [●] (the “Sale Notice”), is approved.

16.       The Debtors shall, on or before [●], 2019, serve a copy of the Sale Notice by first class mail, postage prepaid to: (a) the Office of The United States Trustee for the District of New Jersey; (b) McGuireWoods LLP, c/o Kenneth Noble, Esq., as counsel for the DIP Agent and Prepetition Agent; (c) the Indenture Trustee for the Noteholders; (d) any proposed counsel to the Official Committee of Unsecured Creditors; (e) the U.S. Securities and Exchange Commission, New York Regional Office; (f) the Internal Revenue Service; (g) the U.S. Food and Drug Administration; (h) the Assistant Attorney General in charge of the Antitrust Division of the U.S. Department of Justice; (i) all applicable state and local taxing authorities; (j) all persons known by the Debtors to have expressed an interest to the Debtors in a transaction with respect to the Purchased Assets during the previous six months; (k) all entities known by the Debtors that may have a lien, claim, encumbrance, or other interest in the Purchased Assets (for which identifying information and addresses are available to the Debtors); (l) all non-Debtor parties to the Executory Contracts and Unexpired Leases; (m) all of the Debtors’ known creditors; (n) the Office of the Attorney General of the State of New York; (o) the Office of the Attorney General of the State of New Jersey; (p) the United States Attorney’s Office for the District of New Jersey; (q) the United States Attorney’s Office for the Eastern District of New York and (r) all parties that have requested to receive notice in these cases under Bankruptcy Rule 2002.

17.       Additionally, on or before [●], 2019 or as soon as reasonably practicable thereafter, the Debtors shall publish a notice, setting forth the information contained in the Sale Notice, on one occasion, in either The New York Times, Wall Street Journal or USA Today. Such publication notice shall be deemed sufficient and proper notice of the Sale to any other interested parties whose identities are unknown to the Debtors.

VI.	Assumption and Assignment Procedures

18.       The Notice of Assumption and Assignment of Executory Contracts and Unexpired Leases in Connection with Proposed Sale of Certain Assets of the Debtors, in the form substantially similar to that attached to the Motion as Exhibit [●] (the “Cure Notice”)9, is approved.

19.       The Debtors shall, within five (5) business days of the entry of this Order, serve the Cure Notice upon each non-Debtor counterparty to each Executory Contract or Unexpired Lease to which a Seller is a party that may be assumed and assigned to the Stalking Horse Bidder, regardless of whether, at that time, the Executory Contract or Unexpired Lease is listed as being proposed to be assumed and assigned to the Stalking Horse Bidder. The Cure Notice shall state the date, time and place of the Sale Hearing and the date by which any objection to the assumption and assignment of such Executory Contract or Unexpired Lease must be filed and served. The Cure Notice shall also identify the amounts, if any, that the Debtors believe are owed to each counterparty to an Executory Contract or Unexpired Lease to cure any defaults that exist under such contract or lease (such amounts, the “Cure Costs”) pursuant to section 365 of the Bankruptcy Code. The Cure Notice does not constitute an admission that an Executory Contract or Unexpired Lease is in fact an executory contract or unexpired lease for the purposes of section 365 of the Bankruptcy Code, and the Debtors reserve any and all rights with respect to the Executory Contracts and Unexpired Leases. The inclusion of an Executory Contract or Unexpired Lease on the Cure Notice shall not obligate the Successful Bidder to take assignment of such Executory Contract or Unexpired Lease. Only those contracts that constitute (a) Buyer Assumed Agreements pursuant to the Stalking Horse Agreement or (b) if the Successful Bidder is not the Stalking Horse Bidder, Buyer Assumed Agreements identified in the Successful Bidder’s Proposed Asset Purchase Agreement, shall be assumed, assigned and sold to such Successful Bidder.

9 [To be provided.]

20.       If any counterparty to an Executory Contract or Unexpired Lease objects for any reason to any proposed Cure Costs set forth in the Cure Notice or any Supplemental Cure Notice, such counterparty must (a) file with the Court a written objection (a “Cure Costs Objection”) and (b) serve such Cure Costs Objection, so as to be received no later than ten (10) days after service of the Cure Notice or Supplemental Cure Notice, as applicable (the “Cure Objection Deadline”), on: (i) counsel to the Debtors, Lowenstein Sandler LLP, 1251 Avenue of the Americas, New York, NY 10020 (Attn: Steven E. Siesser, Esq. (ssiesser@lowenstein.com), Paul Kizel, Esq. (pkizel@lowenstein.com) and Philip J. Gross, Esq. (pgross@lowenstein.com)); (ii) counsel to the Buyer, Ropes & Gray LLP, 1211 Avenue of the Americas, New York, New York 10036 (Attn: John E. Sorkin, Esq. (john.sorkin@ropesgray.com), Robb Tretter, Esq. (robb.tretter@ropesgray.com) and Matthew Roose, Esq. (Matthew.Roose@ropesgray.com); (iii) the Office of The United States Trustee, One Newark Center 1085, Raymond Boulevard, Suite 2100, Newark, NJ 07102 [(Attn: _____________________, Esq.)]; and (iv) proposed counsel to the Official Committee of Unsecured Creditors, ________________________, ________________________ (Attn: ________________________, Esq. (________________________) and ________________________, Esq. (________________________)) (collectively, the “Notice Parties”).

21.       If, at any time and from time to time after the entry of this Order, the Debtors or the Stalking Horse Bidder or other Successful Bidder identify additional Executory Contracts or Unexpired Leases to be assumed and assigned as Buyer Assumed Agreements in accordance with the terms of the Stalking Horse Agreement or Successful Bidder’s Proposed Asset Purchase Agreement, the Debtors shall serve a supplemental Cure Notice (the “Supplemental Cure Notice”) by facsimile, electronic transmission, hand delivery or overnight mail on the applicable non-debtor counterparty and its counsel (if known) no later than ten (10) days before the closing (“Closing”) of the Sale, or, if such Executory Contract or Unexpired Lease is identified less than ten (10) days prior to the Closing, by the date set forth on the Supplemental Cure Notice. Each Supplemental Cure Notice shall: (a) state the date, time and place of the Sale Hearing (or later hearing, if applicable); (b) state the date by which any objection to the assumption and assignment of such Buyer Assumed Agreement must be filed and served; and (c) identify the proposed Cure Costs, if any.

22.       Each Cure Costs Objection must set forth with specificity each and every asserted default in any Executory Contract or Unexpired Lease and the monetary cure amount asserted by such counterparty to the extent it differs from the Cure Costs, if any, specified by the Debtors in the Cure Notice or Supplemental Cure Notice, as applicable.

23.       In the event that the Debtors and the non-debtor party cannot resolve a Cure Costs Objection, disputed Cure Costs shall not be paid until the resolution of any such disputes by the Court or mutual agreement of the Debtors, with the consent of the Stalking Horse Bidder to the extent required in the Stalking Horse Agreement, and the objecting party. Cure Costs Objections may be resolved by the Court at the Sale Hearing, or at a separate hearing either before or after the Sale Hearing.

24.       Any counterparty to an Executory Contract or Unexpired Lease that fails to timely file and serve a Cure Costs Objection shall be forever barred from asserting that Cure Costs are owed in an amount in excess of that set forth in the Cure Notice or Supplemental Cure Notice. If no Cure Costs Objection is timely filed and served by the Cure Objection Deadline with respect to a Buyer Assumed Agreement, the Cure Costs identified in the Cure Notice or Supplemental Cure Notice, as applicable, with respect to the Executory Contracts and Unexpired Leases shall be the only amounts necessary to be paid to cure all monetary defaults pursuant to section 365(b) of the Bankruptcy Code under such Buyer Assumed Agreement, to the extent the Stalking Horse Bidder (or other Successful Bidder) ultimately decides to have the applicable Buyer Assumed Agreement assumed and assigned to it. Any party failing to timely file a Cure Costs Objection shall be forever barred from objecting to the Cure Costs and from asserting any additional cure or other amounts against the Debtors, their estates or the Successful Bidder, notwithstanding anything to the contrary in any Executory Contract or Unexpired Lease, or any other document. To the extent a Cure Costs Objection is resolved or determined unfavorably to the applicable Debtor, such Debtor may, with the prior written consent of the Successful Bidder, seek to instead reject the applicable Executory Contract or Unexpired Lease after such determination.

25.       If any counterparty to an Executory Contract or Unexpired Lease objects to the assumption and assignment of such Executory Contract or Unexpired Lease for any reason (including with respect to adequate assurance of future performance) other than the amount of the proposed Cure Costs (an “Assignment Objection”), such counterparty must file and serve such Assignment Objection so as to be received by the Notice Parties by no later than ten (10) days after service of the Cure Notice or Supplemental Cure Notice, as applicable (the “Assignment Objection Deadline”). The Court shall make any and all determinations concerning an Assignment Objection, including adequate assurance of future performance under the Buyer Assumed Agreements pursuant to sections 365(b) and (f)(2) of the Bankruptcy Code, at the Sale Hearing (or such later hearing as may be requested by the Debtors).

26.       If no Assignment Objection is timely filed and served by the Assignment Objection Deadline, the counterparty to an Executory Contract or Unexpired Lease shall be deemed to have consented to the assumption, assignment and sale of the Executory Contract or Unexpired Lease to the Successful Bidder if such Executory Contract or Unexpired Lease is elected by the Successful Bidder as a Buyer Assumed Agreement and shall be forever barred from asserting any objection with regard to such assumption, assignment and sale; provided, however, in the event that the Successful Bidder is not the Stalking Horse Bidder, the non-debtor parties to the Executory Contracts and Unexpired Leases to be assumed and assigned to such Successful Bidder shall have until 4:00 p.m. on the date that is one (1) business day prior to the Sale Hearing to object to the assumption, assignment and/or sale of their Executory Contracts and Unexpired Leases to such Successful Bidder; provided further, however, any such objection may relate solely to adequate assurance of future performance by such Successful Bidder pursuant to sections 365(b) and (f)(2) of the Bankruptcy Code.

27.       The Stalking Horse Bidder may add or remove any Assumed Contract to be assumed by the Debtors and assigned to the Stalking Horse Bidder at any time prior to five (5) days prior to the Sale Hearing in accordance with the terms of the Stalking Horse Agreement.

28.       Pursuant to section 365(k) of the Bankruptcy Code, the Debtors and the Debtors’ estates shall be relieved of all liability accruing or arising after the assumption and assignment of the Buyer Assumed Agreements.

VII.	Miscellaneous

29.       The Debtors are authorized to take such actions as may be necessary or appropriate to implement and effectuate the terms of this Order, including, but not limited to, expending such funds or taking such actions as may be necessary or appropriate to comply with the Bidding Procedures.

30.       In the event of any inconsistency between the provisions of this Order and any Exhibit referenced herein or in the Motion, the provisions of this Order shall control.

31.       The Court shall retain exclusive jurisdiction to interpret, implement, and enforce the terms and provisions of this Order, the Bidding Procedures, and the Stalking Horse Agreement and decide any issues or disputes concerning this Order, the Bidding Procedures and the Stalking Horse Agreement and the rights and duties of the parties hereunder and/or thereunder, including the interpretation of the terms, conditions, and provisions hereof and/or thereof.

32.       All persons and entities that participate in the bidding process or the Auction shall be deemed to have knowingly and voluntarily submitted to the exclusive jurisdiction of this Court with respect to all matters related to the terms and conditions of the transfer of the Purchased Assets, the Auction, and any Sale.

33.       Notwithstanding the possible applicability of Bankruptcy Rules 6004(h) or 6006(d), or otherwise, the terms and conditions of this Order shall be immediately effective and enforceable upon entry.

EXHIBIT E

FORM OF BILL OF SALE

BILL OF SALE

[•], 2019

Pursuant to that certain Asset Purchase Agreement, dated as of [•], 2019 (the “Purchase Agreement”), by and among Aceto Corporation, a New York corporation (“Parent”), Aceto Realty, LLC, a New York limited liability company (“Aceto Realty”), and Aceto Agricultural Chemicals Corporation, a New York corporation (“NY Agri” and together with Parent and Aceto Realty, “Sellers” and each, a “Seller”), each a debtor and debtor in possession under Case No. [•] pending in the United States Bankruptcy Court for the District of New Jersey, on the one hand, and NMC Atlas, L.P., a Delaware limited partnership (“Buyer”), on the other hand, and for good and valuable consideration, the receipt and sufficiency of which Sellers hereby expressly acknowledge, each Seller hereby sells, transfers, assigns, conveys and delivers to Buyer and Buyer’s successors and assigns, free and clear of all Liens, sales, transfer or transaction taxes of any kind whatsoever, to have and to hold forever, all of its right, title and interest in and to each of the Purchased Assets.

Except for terms specifically defined in this Bill of Sale, all capitalized terms used herein shall have the meanings ascribed to such terms in the Purchase Agreement.

Each Seller does hereby irrevocably constitute and appoint Buyer and Buyer’s successors and assigns, such Seller’s true and lawful attorney, with full power of substitution, in its name or otherwise, and on behalf of such Seller, or for its own use, to claim, demand, collect and receive at any time and from time to time any and all of the Purchased Assets, and to prosecute the same at law or in equity and, upon discharge thereof, to complete, execute and deliver any and all necessary instruments of satisfaction and release.

Notwithstanding anything to the contrary herein, each Seller is executing and delivering this Bill of Sale in accordance with and subject to all of the terms and provisions of the Purchase Agreement, including, without limitation, the provisions of Section 3.23 thereof, and Buyer accepts this Bill of Sale on such basis. To the extent of any conflict between the terms and conditions of this Bill of Sale and the terms and conditions of the Purchase Agreement, the terms and conditions of the Purchase Agreement shall govern, supersede and prevail. This Bill of Sale shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the Parties. This Bill of Sale shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State. This Bill of Sale is for the sole benefit of Buyer and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable benefit, claim, cause of action, remedy or right of any kind.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Sellers have caused this Bill of Sale to be executed as of the date first above written.

SELLERS:

ACETO CORPORATION

By:
Name:
Title:

ACETO REALTY, LLC

By:
Name:
Title:

ACETO AGRICULTURAL CHEMICALS CORPORATION

By:
Name:
Title:

EXHIBIT F

FORM OF SALE ORDER

UNITED STATES BANKRUPTCY COURT
DISTRICT OF NEW JERSEY
Caption in Compliance with D.N.J. LBR 9004-1

LOWENSTEIN SANDLER LLP
Kenneth A. Rosen, Esq. (krosen@lowenstein.com)
Michael S. Etkin, Esq. (metkin@lowenstein.com)
Paul Kizel, Esq. (pkizel@lowenstein.com)
Jeffrey Cohen, Esq. (jcohen@lowenstein.com)
Philip J. Gross, Esq. (pgross@lowenstein.com)
One Lowenstein Drive
Roseland, New Jersey 07068
(973) 597-2500 (Telephone)
(973) 597-2400 (Facsimile)

Counsel to the Debtors and
Debtors-in-Possession

In re:	Chapter 11

ACETO CORPORATION, et al.,[10]	Case No. 19-_____ (___)

Debtors.	(Jointly Administered)

ORDER (A) AUTHORIZING AND APPROVING THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ CHEMICAL PLUS BUSINESS FREE AND CLEAR OF ALL CLAIMS, LIENS, RIGHTS, INTERESTS, AND ENCUMBRANCES, (B) AUTHORIZING THE DEBTORS TO PERFORM THEIR OBLIGATIONS UNDER THE PURCHASE AGREEMENT, (C) AUTHORIZING AND APPROVING THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES RELATED THERETO, AND
(D) GRANTING RELATED RELIEF

The relief set forth on the following pages, numbered two (2) through ________ (__), is hereby ORDERED.

10  The Debtors in these chapter 11 cases and the last four digits of each Debtor’s taxpayer identification number are as follows: Aceto Corporation (0520); Aceto Agricultural Chemicals Corporation (3948); Aceto Realty LLC (7634); Rising Pharmaceuticals, Inc. (7959); Rising Health, LLC (1562); Acetris Health, LLC (3236); PACK Pharmaceuticals, LLC (2525); Arsynco, Inc. (7392); and Acci Realty Corp. (4433).

Page:	2
Debtors:	ACETO CORPORATION, et al.
Case No.:	19-_____ (___)
Caption:	ORDER (A) AUTHORIZING AND APPROVING THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ CHEMICAL PLUS BUSINESS FREE AND CLEAR OF ALL CLAIMS, LIENS, RIGHTS, INTERESTS, AND ENCUMBRANCES, (B) AUTHORIZING THE DEBTORS TO PERFORM THEIR OBLIGATIONS UNDER THE PURCHASE AGREEMENT, (C) AUTHORIZING AND APPROVING THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES RELATED THERETO, AND (D) GRANTING RELATED RELIEF

Upon the motion (the “Sale Motion”),11 of the above-captioned debtors and debtors in possession (collectively, the “Debtors”), seeking entry of an order (this “Sale Order”), pursuant to sections 105, 363 and 365 of title 11 of the United States Code (the “Bankruptcy Code”), Rules 2002, 6004 and 6006 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), and Rules 6004-1, 6004-2 and 6004-3 of the Local Rules of the United States Bankruptcy Court for the District of New Jersey (the “Local Rules”), (a) authorizing and approving the Debtors’ entry into and performance under the terms and conditions of that certain Asset Purchase Agreement, dated as of [●], 2019 (together with the schedules and/or exhibits thereto and all related documents, and as may be amended, supplemented or otherwise modified from time to time, the “Purchase Agreement”), substantially in the form attached hereto as Exhibit 1, by and among Aceto Corporation, Aceto Agricultural Chemicals Corporation and Aceto Realty LLC (each a “Seller”, and together, the “Sellers”) and [●] (the “Buyer”), and all other Ancillary Documents (as defined in the Purchase Agreement) (together with the Purchase Agreement, the “Transaction Documents”), (b) authorizing and approving the sale (collectively, and including all actions taken or required to be taken in connection with the implementation and consummation of the Purchase Agreement, the “Sale”) of the Purchased Assets (as defined in the Purchase Agreement) free and clear of all Liens, Claims and other Liabilities, except to the extent set forth in the Purchase Agreement, and the assumption of the Assumed Liabilities pursuant to the Purchase Agreement upon the closing of the Sale (the “Closing”), (c) authorizing the assumption and assignment of certain of the Sellers’ (as applicable) executory contracts and unexpired leases related thereto as set forth on the applicable schedules of the Purchase Agreement (each, a “Buyer Assumed Agreement,” and, collectively, the “Buyer Assumed Agreements”), upon the Closing, subject to payment by the Buyer of all costs necessary to cure any defaults arising under any Buyer Assumed Agreement to the extent required by section 365(b) of the Bankruptcy Code (such amounts, the “Cure Costs”), and (d) granting related relief, all as more fully set forth in the Sale Motion; and this Court having entered the Order (A) Approving Bidding Procedures in Connection with the Sale of Certain of the Debtors’ Assets, (B) Establishing Notice Procedures and Approving the Form and Manner of Notice Thereof, (C) Approving Procedures for the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases, (D) Scheduling a Sale Hearing, and (E) Granting Related Relief [Docket No. [●]] (the “Bidding Procedures Order”)[; and the Debtors having conducted an auction (the “Auction”) for the Purchased Assets]; and the Debtors having determined that the Buyer has submitted the highest or otherwise best bid for the Purchased Assets and determined that the Buyer is the Successful Bidder [and that [●] is the Back-Up Bidder] (as defined in the Bidding Procedures), in accordance with the Bidding Procedures; and the Court having conducted a hearing on the Sale Motion (the “Sale Hearing”), at which time all interested parties were offered an opportunity to be heard with respect to the Sale Motion; and the Court having reviewed and considered the Sale Motion, the Purchase Agreement, and any and all objections to the Sale, the Purchase Agreement and the other Transaction Documents filed in accordance with the Bidding Procedures Order; and the Court having heard statements of counsel and the evidence presented in support of the relief requested in the Sale Motion at the Sale Hearing [and in the Declaration(s) of [●]]; and it appearing that due notice of the Sale Motion, the Sale Hearing, the Purchase Agreement, and the Sale has been provided; and it appearing that the relief requested in the Sale Motion is in the best interests of the Debtors, their estates, their stakeholders, and all other parties in interest; and it appearing that the Court has jurisdiction over this matter; and it appearing that the legal and factual bases set forth in the Sale Motion and at the Sale Hearing establish just cause for the relief granted herein; and after due deliberation, it is hereby

11 Capitalized terms used but not otherwise defined herein have the meaning given to such terms in the Sale Motion, the Bidding Procedures Order (defined herein) or the Purchase Agreement (defined herein), as applicable.

Page:	3
Debtors:	ACETO CORPORATION, et al.
Case No.:	19-_____ (___)
Caption:	ORDER (A) AUTHORIZING AND APPROVING THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ CHEMICAL PLUS BUSINESS FREE AND CLEAR OF ALL CLAIMS, LIENS, RIGHTS, INTERESTS, AND ENCUMBRANCES, (B) AUTHORIZING THE DEBTORS TO PERFORM THEIR OBLIGATIONS UNDER THE PURCHASE AGREEMENT, (C) AUTHORIZING AND APPROVING THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES RELATED THERETO, AND (D) GRANTING RELATED RELIEF

FOUND, CONCLUDED, AND DETERMINED THAT:

Jurisdiction, Venue, and Final Order

A.          This Court has jurisdiction to hear and determine the Sale Motion pursuant to 28 U.S.C. §§ 157 and 1334. This is a core proceeding pursuant to 28 U.S.C. § 157(b). Venue is proper in this District and in this Court pursuant to 28 U.S.C. §§ 1408 and 1409.

B.           This Sale Order constitutes a final and appealable order within the meaning of 28 U.S.C. § 158(a). Notwithstanding Bankruptcy Rules 6004(h) and 6006(d), and to any extent necessary under Bankruptcy Rule 9014 and Federal Rule of Civil Procedure 54(b), as made applicable by Bankruptcy Rule 7054, the Court expressly finds that there is no just reason for delay in the implementation of this Sale Order and the terms and conditions of this Sale Order should be immediately effective and enforceable upon its entry, and expressly directs entry of judgment as set forth herein.

Page:	4
Debtors:	ACETO CORPORATION, et al.
Case No.:	19-_____ (___)
Caption:	ORDER (A) AUTHORIZING AND APPROVING THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ CHEMICAL PLUS BUSINESS FREE AND CLEAR OF ALL CLAIMS, LIENS, RIGHTS, INTERESTS, AND ENCUMBRANCES, (B) AUTHORIZING THE DEBTORS TO PERFORM THEIR OBLIGATIONS UNDER THE PURCHASE AGREEMENT, (C) AUTHORIZING AND APPROVING THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES RELATED THERETO, AND (D) GRANTING RELATED RELIEF

C.           The findings and conclusions set forth herein constitute the Court’s findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052 made applicable to this proceeding pursuant to Bankruptcy Rule 9014. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

Notice of the Sale Motion, Auction, Sale Hearing, Purchase Agreement and Sale and the Cure Costs

D.           As evidenced by declarations and/or affidavits of service and publication previously filed with this Court, proper, timely, adequate, and sufficient notice of the Sale Motion, the Auction, the Sale Hearing, the Purchase Agreement, and the Sale has been provided in accordance with sections 102(1), 363, and 365 of the Bankruptcy Code and Bankruptcy Rules 2002, 6004, 6006, 9007 and 9014. The Debtors have complied with all obligations to provide notice of the Sale Motion, the Auction, the Sale Hearing, the Purchase Agreement, and the Sale as required by the Bidding Procedures Order. The foregoing notice was good, sufficient, and appropriate under the circumstances, and no other or further notice of the Sale Motion, the Auction, the Sale Hearing, the Purchase Agreement, or the Sale is required. With respect to entities whose identities are not reasonably ascertained by the Debtors, publication of the Sale Notice (as defined in the Sale Motion) in [the New York Times] on [●], 2019 was sufficient and reasonably calculated under the circumstances to reach such entities.

Page:	5
Debtors:	ACETO CORPORATION, et al.
Case No.:	19-_____ (___)
Caption:	ORDER (A) AUTHORIZING AND APPROVING THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ CHEMICAL PLUS BUSINESS FREE AND CLEAR OF ALL CLAIMS, LIENS, RIGHTS, INTERESTS, AND ENCUMBRANCES, (B) AUTHORIZING THE DEBTORS TO PERFORM THEIR OBLIGATIONS UNDER THE PURCHASE AGREEMENT, (C) AUTHORIZING AND APPROVING THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES RELATED THERETO, AND (D) GRANTING RELATED RELIEF

E.           A reasonable opportunity to object or to be heard regarding the relief requested in the Sale Motion was afforded to all interested persons and entities.

F.           In accordance with the Bidding Procedures Order, the Debtors have served a notice of their intent to assume and assign the Buyer Assumed Agreements and of the Cure Costs upon each counterparty to a Buyer Assumed Agreement. The service and provision of such notice was good, sufficient, and appropriate under the circumstances and no further notice need be given in respect of assumption and assignment of the Buyer Assumed Agreements or establishing a Cure Cost for the respective Buyer Assumed Agreements. Counterparties to the Buyer Assumed Agreements have had an adequate opportunity to object to assumption and assignment of the applicable Buyer Assumed Agreements and the Cure Costs set forth in the notice (including objections related to the adequate assurance of future performance and objections based on whether applicable law excuses the counterparty from accepting performance by, or rendering performance to, the Buyer for purposes of section 365(c)(1) of the Bankruptcy Code). All objections, responses, or requests for adequate assurance, if any, have been resolved, overruled, or denied, as applicable.

Highest and Best Offer

G.           As demonstrated by the [Declaration(s) of [●], the] evidence proffered or adduced at the Sale Hearing, and the representations of counsel made on the record at the Sale Hearing, the Debtors conducted a sale process in accordance with, and have, along with the Buyer, complied in all material respects with, the Bidding Procedures Order and afforded a full, fair, and reasonable opportunity for any interested party to make a higher or otherwise better offer to purchase the Purchased Assets and assume the Assumed Liabilities.

Page:	6
Debtors:	ACETO CORPORATION, et al.
Case No.:	19-_____ (___)
Caption:	ORDER (A) AUTHORIZING AND APPROVING THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ CHEMICAL PLUS BUSINESS FREE AND CLEAR OF ALL CLAIMS, LIENS, RIGHTS, INTERESTS, AND ENCUMBRANCES, (B) AUTHORIZING THE DEBTORS TO PERFORM THEIR OBLIGATIONS UNDER THE PURCHASE AGREEMENT, (C) AUTHORIZING AND APPROVING THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES RELATED THERETO, AND (D) GRANTING RELATED RELIEF

H.           (i) The Debtors and their advisors engaged in a robust and extensive marketing and sale process, both prior to the commencement of these Chapter 11 Cases and through the post-petition sale process in accordance with the Bidding Procedures Order and the sound exercise of the Debtors’ business judgment; (ii) the Debtors conducted a fair and open sale process; (iii) the sale process, the Bidding Procedures, and the Auction were non-collusive, duly noticed, and provided a full, fair, reasonable, and adequate opportunity for any entity that either expressed an interest in acquiring the Purchased Assets, or who the Debtors believed may have had an interest in acquiring the Purchased Assets, to make an offer to purchase the Debtors’ assets, including, without limitation the Purchased Assets; (iv) the Debtors and the Buyer have negotiated and undertaken their roles leading to the entry into the Purchase Agreement in a diligent, non-collusive, fair, reasonable, and good faith manner; and (v) the sale process conducted in good faith by the Debtors pursuant to the Bidding Procedures Order and the Bidding Procedures resulting in the highest or otherwise best value for the Purchased Assets for the Debtors and their estates, was in the best interests of the Debtors, their creditors, and all parties in interest. There is no legal or equitable reason to delay consummation of the Purchase Agreement and the transactions contemplated therein.

I.           [The Debtors have also determined, in a valid and sound exercise of their business judgment and in consultation with their advisors and the Consultation Parties, that the next highest or otherwise best Qualified Bid (as defined in the Bidding Procedures) (the “Designated Back-Up Bid”) for the Purchased Assets was that of [●] (the “Designated Back-Up Bidder”)].

Page:	7
Debtors:	ACETO CORPORATION, et al.
Case No.:	19-_____ (___)
Caption:	ORDER (A) AUTHORIZING AND APPROVING THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ CHEMICAL PLUS BUSINESS FREE AND CLEAR OF ALL CLAIMS, LIENS, RIGHTS, INTERESTS, AND ENCUMBRANCES, (B) AUTHORIZING THE DEBTORS TO PERFORM THEIR OBLIGATIONS UNDER THE PURCHASE AGREEMENT, (C) AUTHORIZING AND APPROVING THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES RELATED THERETO, AND (D) GRANTING RELATED RELIEF

J.           Approval of the Sale Motion and the Purchase Agreement, and the consummation of the Sale contemplated thereby, is in the best interests of the Debtors, their respective creditors, estates, and other parties in interest. The Debtors have demonstrated good, sufficient, and sound business reasons and justifications for entering into the Sale and the performance of their obligations under the Purchase Agreement.

K.          The consummation of the Sale outside a plan of reorganization pursuant to the Purchase Agreement neither impermissibly restructures the rights of the Debtors’ creditors nor impermissibly dictates the terms of a plan of reorganization or liquidation for the Debtors. The Sale does not constitute a sub rosa chapter 11 plan.

L.           Entry of an order approving the Purchase Agreement and all the provisions thereof is a necessary condition precedent to Buyer’s consummation of the Sale, as set forth in the Purchase Agreement.

Page:	8
Debtors:	ACETO CORPORATION, et al.
Case No.:	19-_____ (___)
Caption:	ORDER (A) AUTHORIZING AND APPROVING THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ CHEMICAL PLUS BUSINESS FREE AND CLEAR OF ALL CLAIMS, LIENS, RIGHTS, INTERESTS, AND ENCUMBRANCES, (B) AUTHORIZING THE DEBTORS TO PERFORM THEIR OBLIGATIONS UNDER THE PURCHASE AGREEMENT, (C) AUTHORIZING AND APPROVING THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES RELATED THERETO, AND (D) GRANTING RELATED RELIEF

Good Faith of Buyer

M.       The consideration to be paid by the Buyer under the Purchase Agreement was negotiated at arm’s-length, in good faith and without collusion pursuant to section 363(m) of the Bankruptcy Code and constitutes reasonably equivalent value and fair and adequate consideration for the Purchased Assets. Specifically: (i) the Buyer recognized that the Debtors were free to deal with any other party interested in purchasing the Purchased Assets; (ii) the Buyer complied in all respects with the applicable provisions of the Bidding Procedures Order in negotiating and entering into the Purchase Agreement and the other Transaction Documents, and the Purchase Agreement, the other Transaction Documents and the transactions described therein comply with the Bidding Procedures Order; (iii) the Buyer agreed to subject its bid to the competitive bid procedures set forth in the Bidding Procedures Order; (iv) all payments made or to be made by the Buyer in connection with the Sale have been disclosed in the Purchase Agreement; (v) no common identity of directors, officers or controlling stockholders exists among the Buyer and the Debtors and Buyer is not an “insider” or “affiliate” of the Debtors, as those terms are defined in the Bankruptcy Code; (vi) the negotiation and execution of the Purchase Agreement and the other Transaction Documents were at arm’s-length and in good faith without collusion or fraud, and at all times each of the Buyer and the Debtors were represented by competent counsel of their choosing; and (vii) the Buyer has not acted in a collusive manner with any person and at all times acted in good faith and reasonably. The Buyer will be acting in good faith within the meaning of section 363(m) of the Bankruptcy Code in closing the transactions contemplated by the Purchase Agreement and the other Transaction Documents. The terms and conditions set forth in the Purchase Agreement are fair and reasonable under the circumstances and were not entered into for the purpose of, nor do they have the effect of, hindering, delaying, or defrauding the Debtors or their present or future creditors under any applicable laws.

Page:	9
Debtors:	ACETO CORPORATION, et al.
Case No.:	19-_____ (___)
Caption:	ORDER (A) AUTHORIZING AND APPROVING THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ CHEMICAL PLUS BUSINESS FREE AND CLEAR OF ALL CLAIMS, LIENS, RIGHTS, INTERESTS, AND ENCUMBRANCES, (B) AUTHORIZING THE DEBTORS TO PERFORM THEIR OBLIGATIONS UNDER THE PURCHASE AGREEMENT, (C) AUTHORIZING AND APPROVING THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES RELATED THERETO, AND (D) GRANTING RELATED RELIEF

N.           The Debtors and the Buyer, and each of their respective management, boards of directors, members, officers, directors, employees, agents, and representatives, have acted in good faith in connection with negotiations and entry into the Purchase Agreement. The Purchase Agreement and the other Transaction Documents, and each of the transactions contemplated therein, were negotiated, proposed, and entered into by the Debtors and the Buyer in good faith, without collusion or fraud, and from arm’s-length bargaining positions. The Buyer is a “good faith purchaser” within the meaning of section 363(m) of the Bankruptcy Code, and, as such, is entitled to all the protections afforded thereby.

No Fraudulent Transfer

O.           The consideration provided by the Buyer pursuant to the Purchase Agreement for its purchase of the Purchased Assets and the assumption of the Assumed Liabilities constitutes reasonably equivalent value and fair consideration under the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act, and under the laws of the United States, any state, territory, possession, or the District of Columbia.

P.           Neither the Buyer nor its past, present and future subsidiaries, parents, divisions, affiliates, agents, representatives, insurers, attorneys, successors and assigns, nor any of its nor their respective directors, managers, officers, employees, shareholders, members, agents, representatives, attorneys, contractors, subcontractors, independent contractors, owners, insurance companies or partners (each, a “Buyer Party”) is a continuation of the Debtors or their respective estates and no Buyer Party is holding itself out to the public as a continuation of the Debtors or their respective estates and the Sale does not amount to a consolidation, merger, or de facto merger of the Buyer (or any other Buyer Party) and the Debtors.

Page:	10
Debtors:	ACETO CORPORATION, et al.
Case No.:	19-_____ (___)
Caption:	ORDER (A) AUTHORIZING AND APPROVING THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ CHEMICAL PLUS BUSINESS FREE AND CLEAR OF ALL CLAIMS, LIENS, RIGHTS, INTERESTS, AND ENCUMBRANCES, (B) AUTHORIZING THE DEBTORS TO PERFORM THEIR OBLIGATIONS UNDER THE PURCHASE AGREEMENT, (C) AUTHORIZING AND APPROVING THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES RELATED THERETO, AND (D) GRANTING RELATED RELIEF

Validity of Transfer

Q.           Each Seller’s board of directors has authorized the execution and delivery of the Purchase Agreement and the Sale of the Purchased Assets to the Buyer. The Debtors (i) have full corporate power and authority to execute and deliver the Purchase Agreement and all other documents contemplated thereby, as applicable, (ii) have all of the power and authority necessary to consummate the Sale, and (iii) have taken all action necessary to authorize and approve the Purchase Agreement and to consummate the Sale, and no further consents or approvals, other than those expressly provided for in the Purchase Agreement, are required for the Debtors to consummate the transactions contemplated by the Purchase Agreement. The Purchased Assets constitute property of the Debtors’ estates within the meaning of section 541(a) of the Bankruptcy Code and title thereto is presently vested in the Debtors’ estates.

Section 363(f) Is Satisfied

R.           The Sale of the Purchased Assets to the Buyer and the assumption and assignment to the Buyer of the Buyer Assumed Agreements under the terms of the Purchase Agreement meets the applicable provisions of section 363(f) of the Bankruptcy Code such that the Sale of the Purchased Assets will be free and clear of all Liens, Claims and other Liabilities, and will not subject any Buyer Party to any liability for any Liens, Claims or other Liabilities whatsoever (including, without limitation, under any theory of equitable law, antitrust, or successor or transferee liability), except as expressly provided in the Purchase Agreement with respect to Assumed Liabilities. All holders of Liens, Claims or other Liabilities who did not object, or withdrew their objections to the Sale, are deemed to have consented to the Sale pursuant to section 363(f)(2) of the Bankruptcy Code, and all holders of Liens, Claims or other Liabilities are adequately protected—thus satisfying section 363(e) of the Bankruptcy Code—by having their Liens, Claims or other Liabilities, if any, attach to the proceeds of the Sale ultimately attributable to the property against or in which they assert Liens, Claims or other Liabilities, in the same order of priority and with the same validity, force, and effect that such holder had prior to the Sale, subject to any rights, claims, and defenses of the Debtors or their estates, as applicable. Those holders of Liens, Claims or other Liabilities who did object and that have an interest in the Purchased Assets fall within one or more of the other subsections of section 363(f) of the Bankruptcy Code.

Page:	11
Debtors:	ACETO CORPORATION, et al.
Case No.:	19-_____ (___)
Caption:	ORDER (A) AUTHORIZING AND APPROVING THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ CHEMICAL PLUS BUSINESS FREE AND CLEAR OF ALL CLAIMS, LIENS, RIGHTS, INTERESTS, AND ENCUMBRANCES, (B) AUTHORIZING THE DEBTORS TO PERFORM THEIR OBLIGATIONS UNDER THE PURCHASE AGREEMENT, (C) AUTHORIZING AND APPROVING THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES RELATED THERETO, AND (D) GRANTING RELATED RELIEF

S.           The transfer of the Purchased Assets to the Buyer under the Purchase Agreement will be a legal, valid, and effective transfer of all of the legal, equitable, and beneficial right, title, and interest in and to the Purchased Assets free and clear of all Liens, Claims and other Liabilities, except as expressly provided in the Purchase Agreement. The Sellers may sell their interests in the Purchased Assets free and clear of all Liens, Claims and other Liabilities, in each case, one or more of the standards set forth in section 363(f) has been satisfied. The Buyer would not have entered into the Transaction Documents and would not consummate the transactions contemplated thereby, including, without limitation, the Sale and the assumption and assignment of the Buyer Assumed Agreements (i) if the transfer of the Purchased Assets were not free and clear of all Liens, Claims and other Liabilities of any kind or nature whatsoever, including, without limitation, rights or claims based on any successor, transferee, derivative or vicarious liability or any similar theory and/or applicable state or federal law or otherwise or (ii) if the Buyer or any of its affiliates or designees would, or in the future could, be liable for any interests, including, without limitation, rights or claims based on any successor, transferee, derivative or vicarious liability or any similar theory and/or applicable state or federal law or otherwise, in each case subject only to the Assumed Liabilities. Not transferring the Purchased Assets free and clear of all Liens, Claims and other Liabilities of any kind or nature whatsoever, including, without limitation, rights or claims based on any successor, transferee, derivative or vicarious liability or any similar theory and/or applicable state or federal law or otherwise (subject only to the Assumed Liabilities), would adversely impact the Debtors’ efforts to maximize the value of their estates.

Page:	12
Debtors:	ACETO CORPORATION, et al.
Case No.:	19-_____ (___)
Caption:	ORDER (A) AUTHORIZING AND APPROVING THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ CHEMICAL PLUS BUSINESS FREE AND CLEAR OF ALL CLAIMS, LIENS, RIGHTS, INTERESTS, AND ENCUMBRANCES, (B) AUTHORIZING THE DEBTORS TO PERFORM THEIR OBLIGATIONS UNDER THE PURCHASE AGREEMENT, (C) AUTHORIZING AND APPROVING THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES RELATED THERETO, AND (D) GRANTING RELATED RELIEF

Assumption and Assignment of the Buyer Assumed Agreements

T.           The assumption and assignment of the Buyer Assumed Agreements pursuant to the terms of this Sale Order are integral to the Purchase Agreement, are in the best interests of the Debtors and their respective estates, creditors, and other parties in interest, and represent the reasonable exercise of sound and prudent business judgment by the Debtors.

U.           The Debtors have met all requirements of section 365(b) of the Bankruptcy Code for each of the Buyer Assumed Agreements. The Buyer and/or the Debtors have (i) cured and/or provided adequate assurance of cure of any default existing prior to the Closing under all of the Buyer Assumed Agreements within the meaning of section 365(b)(1)(A) of the Bankruptcy Code, (ii) provided compensation or adequate assurance of compensation to any counterparty for actual pecuniary loss to such party resulting from a default prior to the Closing under any of the Buyer Assumed Agreements within the meaning of section 365(b)(1)(B) of the Bankruptcy Code, and (iii) provided adequate assurance of future performance within the meaning of section 365(b)(1)(C) of the Bankruptcy Code. The Buyer has provided adequate assurance of future performance within the meaning of sections 365(b)(1)(C) and 365(f)(2)(B) and in accordance with the Bidding Procedures to the extent that any such assurance is required and not waived by the counterparties to such Buyer Assumed Agreements.

Page:	13
Debtors:	ACETO CORPORATION, et al.
Case No.:	19-_____ (___)
Caption:	ORDER (A) AUTHORIZING AND APPROVING THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ CHEMICAL PLUS BUSINESS FREE AND CLEAR OF ALL CLAIMS, LIENS, RIGHTS, INTERESTS, AND ENCUMBRANCES, (B) AUTHORIZING THE DEBTORS TO PERFORM THEIR OBLIGATIONS UNDER THE PURCHASE AGREEMENT, (C) AUTHORIZING AND APPROVING THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES RELATED THERETO, AND (D) GRANTING RELATED RELIEF

V.           At any time prior to the Closing and prior to the rejection of an executory contract or unexpired lease, the Debtors shall have the right, upon request of the Buyer and in accordance with the Bidding Procedures Order, to serve a Supplemental Cure Notice upon any non-Debtor counterparty thereto indicating the Debtors’ intent to assume and assign such executory contract or unexpired lease. The objection deadline for all Buyer Assumed Agreements, other than those subject to a Supplemental Cure Notice, lapsed on [●], 2019. Objections, if any, to the proposed assumption and assignment or the Cure Cost proposed in any Supplemental Cure Notice with respect thereto, must (i) be in writing, (ii) comply with the applicable provisions of the Bankruptcy Rules and the Local Rules, (iii) state with specificity the nature of the objection and, if the objection pertains to the proposed Cure Cost, the correct Cure Cost alleged by the objecting counterparty, together with any applicable and appropriate documentation in support thereof, and (iv) be filed with the Court and served upon counsel to the Debtors and counsel to the Buyer so as to be actually received on or before the deadline set forth in the applicable Supplemental Cure Notice, which shall be no earlier than seven (7) calendar days after service thereof. If the parties cannot agree on a resolution of any such objection, the Debtors will seek an expedited hearing before the Court to determine the Cure Cost or other matter in dispute and approve the assumption and assignment of such executory contract or unexpired lease to Buyer. If no objection is filed prior to the applicable objection deadline, then the counterparties will be deemed to have consented to the assumption and assignment to Buyer and the Cure Cost, and such assumption and assignment to Buyer and the Cure Cost shall be deemed approved by this Sale Order without further order of this Court.

Page:	14
Debtors:	ACETO CORPORATION, et al.
Case No.:	19-_____ (___)
Caption:	ORDER (A) AUTHORIZING AND APPROVING THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ CHEMICAL PLUS BUSINESS FREE AND CLEAR OF ALL CLAIMS, LIENS, RIGHTS, INTERESTS, AND ENCUMBRANCES, (B) AUTHORIZING THE DEBTORS TO PERFORM THEIR OBLIGATIONS UNDER THE PURCHASE AGREEMENT, (C) AUTHORIZING AND APPROVING THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES RELATED THERETO, AND (D) GRANTING RELATED RELIEF

W.         The (i) transfer of the Purchased Assets to the Buyer and (ii) assignment to the Buyer of the Buyer Assumed Agreements, will not subject the Buyer to any liability whatsoever that arises prior to the Closing or by reason of such transfer under the laws of the United States, any state, territory, or possession thereof, or the District of Columbia, based, in whole or in part, directly or indirectly, on any theory of law or equity, including, without limitation, any theory of equitable law, any theory of antitrust, successor, transferee, derivative, or vicarious liability or any similar theory and/or applicable state or federal law or otherwise.

Prompt Consummation

X.           Based on the record of the Sale Hearing, and for the reasons stated on the record at the Sale Hearing, the sale of the Purchased Assets must be approved and consummated promptly to preserve the value of the Purchased Assets. Time, therefore, is of the essence in effectuating the Purchase Agreement. As such, the Debtors and the Buyer intend to close the sale of the Purchased Assets as soon as reasonably practicable. The Debtors have demonstrated compelling circumstances and a good, sufficient, and sound business purpose and justification for the immediate approval and consummation of the Purchase Agreement. Accordingly, there is sufficient cause to waive the stay provided in Bankruptcy Rules 6004(h) and 6006(d).

Page:	15
Debtors:	ACETO CORPORATION, et al.
Case No.:	19-_____ (___)
Caption:	ORDER (A) AUTHORIZING AND APPROVING THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ CHEMICAL PLUS BUSINESS FREE AND CLEAR OF ALL CLAIMS, LIENS, RIGHTS, INTERESTS, AND ENCUMBRANCES, (B) AUTHORIZING THE DEBTORS TO PERFORM THEIR OBLIGATIONS UNDER THE PURCHASE AGREEMENT, (C) AUTHORIZING AND APPROVING THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES RELATED THERETO, AND (D) GRANTING RELATED RELIEF

NOW, THEREFORE, IT IS ORDERED, ADJUDGED, AND DECREED THAT:

General Provisions

1.           The Sale Motion is GRANTED to the extent set forth herein.

2.           All objections to or reservation of rights with respect to the Sale Motion or the relief requested therein that have not been withdrawn or resolved are overruled. All persons and entities who did not object or withdraw their objections to the Sale Motion are deemed to have consented pursuant to section 363(f)(2) of the Bankruptcy Code.

3.           The record of these cases, including the Court’s findings of fact and conclusions of law set forth in the Bidding Procedures Order, are incorporated herein by reference and the Court takes judicial notice of the record.

4.           The Purchase Agreement and the other Transaction Documents, and all terms and conditions thereof, are hereby approved. The failure to specifically include any particular provision of the Purchase Agreement or any other Transaction Document in this Sale Order shall not diminish or impair the effectiveness of such provision, it being the intent of the Court that the Purchase Agreement and other Transaction Documents be authorized and approved in their entirety.

Page:	16
Debtors:	ACETO CORPORATION, et al.
Case No.:	19-_____ (___)
Caption:	ORDER (A) AUTHORIZING AND APPROVING THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ CHEMICAL PLUS BUSINESS FREE AND CLEAR OF ALL CLAIMS, LIENS, RIGHTS, INTERESTS, AND ENCUMBRANCES, (B) AUTHORIZING THE DEBTORS TO PERFORM THEIR OBLIGATIONS UNDER THE PURCHASE AGREEMENT, (C) AUTHORIZING AND APPROVING THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES RELATED THERETO, AND (D) GRANTING RELATED RELIEF

5.          [The Designated Back-Up Bidder is hereby approved as the Back-Up Bidder (as defined in the Bidding Procedures), and the Designated Back-Up Bid is hereby approved and authorized as the Back-Up Bid (as defined in the Bidding Procedures) in accordance with the Bidding Procedures. To the extent necessary, the terms and conditions of the Back-Up Bid will be approved pursuant to a separate sale order to be submitted at a later date consistent with the terms of the Back-Up Bid.]12

Transfer of the Purchased Assets as set forth in the Purchase Agreement

6.           The Debtors are authorized and directed to (a) take any and all actions necessary or appropriate to perform, consummate, implement, and close the Sale in accordance with the terms and conditions set forth in the Transaction Documents and this Sale Order, (b) assume and assign any and all Buyer Assumed Agreements, and (c) take all further actions and execute and deliver the Transaction Documents and any and all additional instruments and documents that may be necessary or appropriate to implement the Purchase Agreement and the other Transaction Documents and consummate the Sale in accordance with the terms thereof, all without further order of the Court.

7.           The Buyer is not acquiring any of the Excluded Assets or assuming any of the Excluded Liabilities (each as defined in the Purchase Agreement).

8.           All persons and entities are prohibited and enjoined from taking any action to adversely affect or interfere with, or which would be inconsistent with, the ability of the Debtors to transfer the Purchased Assets to the Buyer in accordance with the Purchase Agreement, the other Transaction Documents and this Sale Order.

12 [In the event the Stalking Horse Bidder (as defined in the Bidding Procedures Order) is selected as the Back-Up Bidder, the Debtors shall return (to the extent not already returned) to the Stalking Horse Bidder its Good Faith Deposit (as defined in the Bidding Procedures Order) together with all interest and income thereon, in accordance with the terms of the Stalking Horse Agreement and the Bidding Procedures Order.]

Page:	17
Debtors:	ACETO CORPORATION, et al.
Case No.:	19-_____ (___)
Caption:	ORDER (A) AUTHORIZING AND APPROVING THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ CHEMICAL PLUS BUSINESS FREE AND CLEAR OF ALL CLAIMS, LIENS, RIGHTS, INTERESTS, AND ENCUMBRANCES, (B) AUTHORIZING THE DEBTORS TO PERFORM THEIR OBLIGATIONS UNDER THE PURCHASE AGREEMENT, (C) AUTHORIZING AND APPROVING THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES RELATED THERETO, AND (D) GRANTING RELATED RELIEF

9.          At Closing, all of the Debtors’ right, title, and interest in and to, and possession of, the Purchased Assets shall be immediately vested in the Buyer pursuant to sections 105(a), 363(b), 363(f), and 365 of the Bankruptcy Code. Such transfer shall constitute a legal, valid, enforceable, and effective transfer of the Purchased Assets. All persons or entities, presently or at or after the Closing, in possession of some or all of the Purchased Assets, are directed to surrender possession of any and all portions of the Purchased Assets to the Buyer on the Closing Date or at such time thereafter as the Buyer may request.

10.         This Sale Order (a) shall be effective as a determination that, as of the Closing, (i) the Purchased Assets shall have been transferred to the Buyer free and clear of all Liens, Claims and other Liabilities, except to the extent set forth in the Purchase Agreement, and (ii) the conveyances described herein have been effected, and (b) is and shall be binding upon and govern the acts of all entities, including, without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, registrars of patents, trademarks, or other intellectual property, administrative agencies, governmental departments, secretaries of state, federal and local officials, and all other persons and entities who may be required by operation of law, the duties of their office, or contract, to accept, file, register, or otherwise record or release any documents or instruments, or who may be required to report or insure any title or state of title; and each of the foregoing persons and entities is hereby directed to accept for filing any and all of the documents and instruments necessary and appropriate to consummate the transactions contemplated by the Purchase Agreement and the other Transaction Documents.

Page:	18
Debtors:	ACETO CORPORATION, et al.
Case No.:	19-_____ (___)
Caption:	ORDER (A) AUTHORIZING AND APPROVING THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ CHEMICAL PLUS BUSINESS FREE AND CLEAR OF ALL CLAIMS, LIENS, RIGHTS, INTERESTS, AND ENCUMBRANCES, (B) AUTHORIZING THE DEBTORS TO PERFORM THEIR OBLIGATIONS UNDER THE PURCHASE AGREEMENT, (C) AUTHORIZING AND APPROVING THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES RELATED THERETO, AND (D) GRANTING RELATED RELIEF

11.         All Liens, Claims and other Liabilities with respect to the Purchased Assets shall attach to the proceeds of the Sale ultimately attributable to the property against which such Liens, Claims and other Liabilities applied, in the same order of priority and with the same validity, force, and effect that such Liens, Claims and other Liabilities applied prior to the Sale, subject to any rights, claims, and defenses of the Debtors or their estates, as applicable, or as otherwise provided herein.

12.         The Buyer shall receive the benefits and burdens of the Assumed Liabilities and if the Buyer disputes any alleged charge, credit or payment under any of the Assumed Liabilities and the parties are unable to come to an agreement regarding the amount owed, the dispute may be adjudicated by the Bankruptcy Court or any other court of competent jurisdiction.

13.         Except as otherwise provided in the Purchase Agreement, all persons and entities (and their respective successors and assigns), including, but not limited to, all debt security holders, equity security holders, affiliates, governmental, tax, and regulatory authorities, lenders, customers, vendors, employees, trade creditors, litigation claimants, and other creditors holding claims against the Debtors or in any way relating to the Acquired Business or the Purchased Assets are hereby forever barred, estopped, and permanently enjoined from asserting such claims against any Buyer Party and its property (including, without limitation, the Purchased Assets).

Page:	19
Debtors:	ACETO CORPORATION, et al.
Case No.:	19-_____ (___)
Caption:	ORDER (A) AUTHORIZING AND APPROVING THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ CHEMICAL PLUS BUSINESS FREE AND CLEAR OF ALL CLAIMS, LIENS, RIGHTS, INTERESTS, AND ENCUMBRANCES, (B) AUTHORIZING THE DEBTORS TO PERFORM THEIR OBLIGATIONS UNDER THE PURCHASE AGREEMENT, (C) AUTHORIZING AND APPROVING THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES RELATED THERETO, AND (D) GRANTING RELATED RELIEF

14.         If any person or entity that has filed financing statements, mortgages, mechanic’s claims, lis pendens, or other documents or agreements evidencing claims against the Debtors or in the Purchased Assets shall not have delivered to the Debtors prior to the Closing of the Sale, in proper form for filing and executed by the appropriate parties, termination statements, instruments of satisfaction, and/or releases of all Liens, Claims and other Liabilities that the person or entity has with respect to the Debtors or the Purchased Assets or otherwise, then only with regard to the Purchased Assets that are purchased by the Buyer pursuant to the Purchase Agreement and this Sale Order, (a) the Debtors are hereby authorized and directed to execute and file such statements, instruments, releases, and other documents on behalf of the person or entity with respect to the Purchased Assets, (b) the Buyer is hereby authorized to file, register, or otherwise record a certified copy of this Sale Order, which, once filed, registered, or otherwise recorded, shall constitute conclusive evidence of the release of all Liens, Claims, and other Liabilities against each Buyer Party and the Purchased Assets, and (c) upon consummation of the Sale, the Buyer may seek in this Court or any other court to compel appropriate parties to execute termination statements, instruments of satisfaction, and releases of all Liens, Claims and other Liabilities that are extinguished or otherwise released pursuant to this Sale Order under section 363 of the Bankruptcy Code, and any other provisions of the Bankruptcy Code, with respect to the Purchased Assets. This Sale Order is deemed to be in recordable form sufficient to be placed in the filing or recording system of each and every federal, state, or local government agency, department, or office. Notwithstanding the foregoing, the provisions of this Sale Order authorizing the Sale and assignment of the Purchased Assets free and clear of Liens, Claims and other Liabilities shall be self-executing and neither the Debtors nor the Buyer shall be required to execute or file releases, termination statements, assignments, consents, or other instruments to effectuate, consummate, and implement the provisions of this Sale Order.

Page:	20
Debtors:	ACETO CORPORATION, et al.
Case No.:	19-_____ (___)
Caption:	ORDER (A) AUTHORIZING AND APPROVING THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ CHEMICAL PLUS BUSINESS FREE AND CLEAR OF ALL CLAIMS, LIENS, RIGHTS, INTERESTS, AND ENCUMBRANCES, (B) AUTHORIZING THE DEBTORS TO PERFORM THEIR OBLIGATIONS UNDER THE PURCHASE AGREEMENT, (C) AUTHORIZING AND APPROVING THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES RELATED THERETO, AND (D) GRANTING RELATED RELIEF

No Successor or Transferee Liability

15.         No Buyer Party shall be deemed, as a result of any action taken in connection with the Purchase Agreement, the consummation of the Sale contemplated by the Purchase Agreement, or the transfer, operation, or use of the Purchased Assets to (a) be a legal successor, or otherwise be deemed a successor to the Debtors (other than, for the Buyer, with respect to any Assumed Liabilities), (b) have, de facto or otherwise, merged with or into the Debtors, or (c) be an alter ego or a mere continuation or substantial continuation of the Debtors or the enterprise of the Debtors including, without limitation, within the meaning of any foreign, federal, state, or local revenue law, pension law, the Employee Retirement Income Security Act of 1974 (“ERISA”), tax law, labor law, products liability law, employment law, environmental law, or other law, rule, or regulation (including, without limitation, filing requirements under any such laws, rules or regulations).

Page:	21
Debtors:	ACETO CORPORATION, et al.
Case No.:	19-_____ (___)
Caption:	ORDER (A) AUTHORIZING AND APPROVING THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ CHEMICAL PLUS BUSINESS FREE AND CLEAR OF ALL CLAIMS, LIENS, RIGHTS, INTERESTS, AND ENCUMBRANCES, (B) AUTHORIZING THE DEBTORS TO PERFORM THEIR OBLIGATIONS UNDER THE PURCHASE AGREEMENT, (C) AUTHORIZING AND APPROVING THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES RELATED THERETO, AND (D) GRANTING RELATED RELIEF

16.         Other than as expressly set forth in the Purchase Agreement, no Buyer Party shall have any responsibility for (a) any liability or other obligation of the Debtors or (b) any claims against the Debtors or any of their predecessors or affiliates. Except as expressly provided in the Purchase Agreement with respect to the Buyer, no Buyer Party shall have any liability whatsoever with respect to the Debtors’ (or their predecessors’ or affiliates’) respective businesses or operations or any of the Debtors’ (or their predecessors’ or affiliates’) obligations (as defined herein, “Successor or Transferee Liability”) based, in whole or part, directly or indirectly, on any theory of successor or vicarious liability of any kind or character, or based upon any theory of antitrust, environmental, successor, or transferee liability, de facto merger or substantial continuity, labor and employment or products liability, whether known or unknown as of the Closing, now existing or hereafter arising, asserted or unasserted, fixed or contingent, liquidated or unliquidated, including, without limitation, liabilities on account of (a) any taxes arising, accruing, or payable under, out of, in connection with, or in any way relating to the Purchased Assets or the Assumed Liabilities prior to the Closing or in respect of pre-Closing periods or (b) any plan, agreement, practice, policy, or program, whether written or unwritten, providing for pension, retirement, health, welfare, compensation or other employee benefits which is or has been sponsored, maintained or contributed to by any Debtor or with respect to which any Debtor has any liability, whether or not contingent, including, without limitation, any “multiemployer plan” (as defined in Section 3(37) of ERISA) or “pension plan” (as defined in Section 3(2) of ERISA) to which any Debtor has at any time contributed, or had any obligation to contribute. Except to the extent expressly included in the Assumed Liabilities with respect to the Buyer or as otherwise expressly set forth in the Purchase Agreement, no Buyer Party shall have any liability or obligation under any applicable law, including, without limitation, (a) the WARN Act (29 U.S.C. §§ 2101 et seq.), (b) the Comprehensive Environmental Response Compensation and Liability Act, (c) the Age Discrimination and Employment Act of 1967 (as amended), (d) the Federal Rehabilitation Act of 1973 (as amended), (e) the National Labor Relations Act, 29 U.S.C. § 151 et seq., (f) the Fair Labor Standards Act, (g) the Americans with Disabilities Act of 1990 (as amended), (h) Title VII of the Civil Rights Act of 1964, (i) the Consolidated Omnibus Budget Reconciliation Act of 1985, or (j) any foreign, federal, state, or local labor, employment or environmental law, by virtue of the Buyer’s purchase of the Purchased Assets, assumption of the Assumed Liabilities, or hiring of certain employees of the Debtors pursuant to the terms of the Purchase Agreement. Without limiting the foregoing, no Buyer Party shall have any liability or obligation with respect to any environmental liabilities of the Debtors or any environmental liabilities associated with the Purchased Assets except to the extent they are Assumed Liabilities set forth in the Purchase Agreement.

Page:	22
Debtors:	ACETO CORPORATION, et al.
Case No.:	19-_____ (___)
Caption:	ORDER (A) AUTHORIZING AND APPROVING THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ CHEMICAL PLUS BUSINESS FREE AND CLEAR OF ALL CLAIMS, LIENS, RIGHTS, INTERESTS, AND ENCUMBRANCES, (B) AUTHORIZING THE DEBTORS TO PERFORM THEIR OBLIGATIONS UNDER THE PURCHASE AGREEMENT, (C) AUTHORIZING AND APPROVING THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES RELATED THERETO, AND (D) GRANTING RELATED RELIEF

17.         Effective upon the Closing, all persons and entities are forever prohibited and enjoined from commencing or continuing in any matter any action or other proceeding, whether in law or equity, in any judicial, administrative, arbitral, or other proceeding against any Buyer Party or their respective assets (including, without limitation, the Purchased Assets), with respect to any Successor or Transferee Liability including, without limitation, the following actions with respect to any such Successor or Transferee Liability: (i) commencing or continuing any action or other proceeding pending or threatened; (ii) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or order; (iii) creating, perfecting, or enforcing any lien, claim, interest, or encumbrance; (iv) asserting any setoff, right of subrogation, or recoupment of any kind; (v) commencing or continuing any action, in any manner or place, that does not comply with, or is inconsistent with, the provisions of this Sale Order or other orders of this Court, or the agreements or actions contemplated or taken in respect hereof; or (vi) revoking, terminating, failing, or refusing to renew any license, permit, or authorization to operate any business in connection with the Purchased Assets or conduct any of the businesses operated with respect to such assets.

Page:	23
Debtors:	ACETO CORPORATION, et al.
Case No.:	19-_____ (___)
Caption:	ORDER (A) AUTHORIZING AND APPROVING THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ CHEMICAL PLUS BUSINESS FREE AND CLEAR OF ALL CLAIMS, LIENS, RIGHTS, INTERESTS, AND ENCUMBRANCES, (B) AUTHORIZING THE DEBTORS TO PERFORM THEIR OBLIGATIONS UNDER THE PURCHASE AGREEMENT, (C) AUTHORIZING AND APPROVING THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES RELATED THERETO, AND (D) GRANTING RELATED RELIEF

Good Faith of Buyer

18.         The Sale contemplated by the Purchase Agreement is undertaken by the Buyer without collusion and in good faith, as that term is defined in section 363(m) of the Bankruptcy Code, and accordingly, the reversal or modification on appeal of the authorization provided herein to consummate the Sale shall not affect the validity of the Sale (including, without limitation, the assumption and assignment of the Buyer Assumed Agreements), unless such authorization and consummation of such Sale are duly and properly stayed pending such appeal.

19.         Neither the Debtors nor the Buyer have engaged in any action or inaction that would cause or permit the Sale to be avoided or costs or damages to be imposed under section 363(n) of the Bankruptcy Code. The consideration provided by the Buyer for the Purchased Assets under the Purchase Agreement is fair and reasonable and the Sale may not be avoided, and costs and damages may not be imposed, under section 363(n) of the Bankruptcy Code.

Assumption and Assignment of Buyer Assumed Agreements

20.         The Debtors are authorized and directed at the Closing to assume and assign each of the Buyer Assumed Agreements to the Buyer pursuant to sections 105(a) and 365 of the Bankruptcy Code and to execute and deliver to the Buyer such documents or other instruments as may be necessary to assign and transfer the Buyer Assumed Agreements to the Buyer. The payment by the Buyer of the applicable Cure Costs (if any) under a Buyer Assumed Agreement shall (a) effect a cure of all defaults existing thereunder as of the Closing, and (b) compensate for any actual pecuniary loss to such counterparty resulting from such default.

Page:	24
Debtors:	ACETO CORPORATION, et al.
Case No.:	19-_____ (___)
Caption:	ORDER (A) AUTHORIZING AND APPROVING THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ CHEMICAL PLUS BUSINESS FREE AND CLEAR OF ALL CLAIMS, LIENS, RIGHTS, INTERESTS, AND ENCUMBRANCES, (B) AUTHORIZING THE DEBTORS TO PERFORM THEIR OBLIGATIONS UNDER THE PURCHASE AGREEMENT, (C) AUTHORIZING AND APPROVING THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES RELATED THERETO, AND (D) GRANTING RELATED RELIEF

21.         Pursuant to section 365(f) of the Bankruptcy Code, subject to payment by the Buyer of the applicable Cure Costs, the Buyer Assumed Agreements to be assumed and assigned under the Purchase Agreement shall be assigned and transferred to, and remain in full force and effect for the benefit of, the Buyer notwithstanding any provision in the Buyer Assumed Agreements or other restrictions prohibiting their assignment or transfer. Any provisions in any Buyer Assumed Agreement that prohibit or condition the assignment of such Buyer Assumed Agreement to the Buyer or allow the counterparty to such Buyer Assumed Agreement to terminate, recapture, impose any penalty, condition on renewal or extension, or modify any term or condition upon the assignment of such Buyer Assumed Agreement to the Buyer, constitute unenforceable anti-assignment provisions that are null and void and of no force and effect. All other requirements and conditions under sections 363 and 365 of the Bankruptcy Code for the assumption by the Debtors and assignment to the Buyer of the Buyer Assumed Agreements have been satisfied. Upon the Closing, in accordance with sections 363 and 365 of the Bankruptcy Code, the Buyer shall be fully and irrevocably vested with all right, title, and interest of the Debtors under the Buyer Assumed Agreements, and such Buyer Assumed Agreements shall remain in full force and effect for the benefit of the Buyer. Each counterparty to the Buyer Assumed Agreements shall be forever barred, estopped, and permanently enjoined from (a) asserting against the Debtors or any Buyer Party or their respective property any assignment fee, acceleration, default, breach or claim or pecuniary loss, or condition to assignment existing, arising or accruing as of the Closing or arising by reason of the Closing, including, without limitation, any breach related to or arising out of change-in-control provisions in such Buyer Assumed Agreements, or any purported written or oral modification to the Buyer Assumed Agreements and (b) asserting against any Buyer Party (or its respective property, including, without limitation, the Purchased Assets) any claim, counterclaim, defense, breach, condition, or setoff asserted, or assertable against the Debtors existing as of the Closing or arising by reason of the Closing except for the Assumed Liabilities.

Page:	25
Debtors:	ACETO CORPORATION, et al.
Case No.:	19-_____ (___)
Caption:	ORDER (A) AUTHORIZING AND APPROVING THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ CHEMICAL PLUS BUSINESS FREE AND CLEAR OF ALL CLAIMS, LIENS, RIGHTS, INTERESTS, AND ENCUMBRANCES, (B) AUTHORIZING THE DEBTORS TO PERFORM THEIR OBLIGATIONS UNDER THE PURCHASE AGREEMENT, (C) AUTHORIZING AND APPROVING THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES RELATED THERETO, AND (D) GRANTING RELATED RELIEF

22.         Upon the Closing and the payment of the relevant Cure Costs, if any, the Buyer shall be deemed to be substituted for the applicable Debtor(s) as a party to the applicable Buyer Assumed Agreements and the Debtors shall be released, pursuant to section 365(k) of the Bankruptcy Code, from any liability under the Buyer Assumed Agreements. There shall be no rent or payment accelerations, assignment fees, increases, or any other fees charged to the Buyer or the Debtors as a result of the assumption and assignment of the Buyer Assumed Agreements. The failure of the Debtors or the Buyer to enforce at any time one or more terms or conditions of any Buyer Assumed Agreement shall not be a waiver of such terms or conditions or of the right of the Debtors or the Buyer, as the case may be, to enforce every term and condition of such Buyer Assumed Agreement. The validity of the assumption and assignment of any Buyer Assumed Agreement to the Buyer shall not be affected by any existing dispute between the Debtors and any counterparty to such Buyer Assumed Agreement. Any party that may have had the right to consent to the assignment of any Buyer Assumed Agreement is deemed to have consented for the purposes of section 365(e)(2)(A) of the Bankruptcy Code.

Page:	26
Debtors:	ACETO CORPORATION, et al.
Case No.:	19-_____ (___)
Caption:	ORDER (A) AUTHORIZING AND APPROVING THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ CHEMICAL PLUS BUSINESS FREE AND CLEAR OF ALL CLAIMS, LIENS, RIGHTS, INTERESTS, AND ENCUMBRANCES, (B) AUTHORIZING THE DEBTORS TO PERFORM THEIR OBLIGATIONS UNDER THE PURCHASE AGREEMENT, (C) AUTHORIZING AND APPROVING THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES RELATED THERETO, AND (D) GRANTING RELATED RELIEF

23.         Buyer has provided adequate assurance of future performance with respect to each of the Buyer Assumed Agreements within the meaning of sections 365(b)(1)(C) and 365(f)(2)(B) of the Bankruptcy Code.

24.         The assignments of each of the Buyer Assumed Agreements are made in good faith under sections 363(b) and (m) of the Bankruptcy Code.

Other Provisions

25.         To the extent provided by section 525 of the Bankruptcy Code, no governmental unit may revoke or suspend any permit or License relating to the Purchased Assets sold, transferred, or conveyed to the Buyer on account of the filing or pendency of these Chapter 11 Cases or the consummation of the Sale contemplated by the Purchase Agreement.

26.         The Buyer shall not be required to seek or obtain relief from the automatic stay under section 362 of the Bankruptcy Code to enforce any of its remedies or exercise any of its rights under the Purchase Agreement or any other Sale-related document. The automatic stay imposed by section 362 of the Bankruptcy Code is modified solely to the extent necessary to implement the preceding sentence, provided, however, that this Court shall retain exclusive jurisdiction over any and all disputes with respect thereto.

Page:	27
Debtors:	ACETO CORPORATION, et al.
Case No.:	19-_____ (___)
Caption:	ORDER (A) AUTHORIZING AND APPROVING THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ CHEMICAL PLUS BUSINESS FREE AND CLEAR OF ALL CLAIMS, LIENS, RIGHTS, INTERESTS, AND ENCUMBRANCES, (B) AUTHORIZING THE DEBTORS TO PERFORM THEIR OBLIGATIONS UNDER THE PURCHASE AGREEMENT, (C) AUTHORIZING AND APPROVING THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES RELATED THERETO, AND (D) GRANTING RELATED RELIEF

27.         The terms and provisions of the Purchase Agreement, the other Transaction Documents and this Sale Order shall be binding in all respects upon the Debtors, their affiliates, their estates, all creditors of (whether known or unknown) and holders of equity interests in any Debtor, any holders of claims against or on all or any portion of the Purchased Assets, all counterparties to the Buyer Assumed Agreements, the Buyer, and all of their respective successors and assigns including, but not limited to, any subsequent trustee(s) appointed in any of the Debtors’ Chapter 11 Cases or upon conversion of any of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code, as to which trustee(s) such terms and provisions likewise shall be binding. The Purchase Agreement shall not be subject to rejection or avoidance by the Debtors, their estates, their creditors, their shareholders, or any trustee(s).

28.         The terms and provisions of this Sale Order and any actions taken pursuant hereto shall survive entry of an order which may be entered: (a) confirming any chapter 11 plan in any of these Chapter 11 Cases; (b) converting any of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code; (c) dismissing any of the Chapter 11 Cases; or (d) pursuant to which this Court abstains from hearing any of the Chapter 11 Cases. The terms and provisions of this Sale Order, notwithstanding the entry of any such orders described in (a)-(d) above, shall continue in these Chapter 11 Cases, or following dismissal of these Chapter 11 Cases.

29.         Each and every federal, state, and local governmental agency, department, or official is hereby directed to accept any and all documents and instruments necessary and appropriate to consummate the transactions contemplated by the Purchase Agreement.

30.         The Purchase Agreement and the Sale contemplated hereunder shall not be subject to any bulk sales laws or any similar law of any state or jurisdiction.

Page:	28
Debtors:	ACETO CORPORATION, et al.
Case No.:	19-_____ (___)
Caption:	ORDER (A) AUTHORIZING AND APPROVING THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ CHEMICAL PLUS BUSINESS FREE AND CLEAR OF ALL CLAIMS, LIENS, RIGHTS, INTERESTS, AND ENCUMBRANCES, (B) AUTHORIZING THE DEBTORS TO PERFORM THEIR OBLIGATIONS UNDER THE PURCHASE AGREEMENT, (C) AUTHORIZING AND APPROVING THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES RELATED THERETO, AND (D) GRANTING RELATED RELIEF

31.         The Purchase Agreement may be modified, amended, or supplemented by the parties thereto in accordance with the terms thereof, without further order of the Court, provided that any such modification, amendment, or supplement does not, based on the Debtors’ business judgment, and in consultation with the Consultation Parties, have a material adverse effect on the Debtors’ estates or their creditors. The Debtors shall provide the Consultation Parties with prior notice of any material modification, amendment, or supplement of the Purchase Agreement. For the avoidance of doubt, all other modifications, amendments, or supplements to the Purchase Agreement that have a material adverse effect on the Debtors’ estates or their creditors shall require Court approval.

32.         All time periods set forth in this Sale Order shall be calculated in accordance with Bankruptcy Rule 9006(a).

33.         Notwithstanding the possible applicability of Bankruptcy Rules 6004(h), 6006(d), 7062, and 9014 or otherwise, the terms and conditions of this Sale Order shall be effective immediately upon entry and the Debtors and the Buyer are authorized to close the Sale immediately upon entry of this Sale Order.

34.         To the extent there is any conflict between the terms of this Sale Order and the Purchase Agreement, the terms of this Sale Order shall control. Nothing contained in any chapter 11 plan hereinafter confirmed in these Chapter 11 Cases or any order confirming such chapter 11 plan, or any other order of the Court, shall conflict with or derogate from the provisions of the Purchase Agreement or any other Transaction Document or the terms of this Sale Order.

Page:	29
Debtors:	ACETO CORPORATION, et al.
Case No.:	19-_____ (___)
Caption:	ORDER (A) AUTHORIZING AND APPROVING THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ CHEMICAL PLUS BUSINESS FREE AND CLEAR OF ALL CLAIMS, LIENS, RIGHTS, INTERESTS, AND ENCUMBRANCES, (B) AUTHORIZING THE DEBTORS TO PERFORM THEIR OBLIGATIONS UNDER THE PURCHASE AGREEMENT, (C) AUTHORIZING AND APPROVING THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES RELATED THERETO, AND (D) GRANTING RELATED RELIEF

35.         This Court shall retain exclusive jurisdiction to interpret, implement, and enforce the terms and provisions of this Sale Order, the Bidding Procedures Order, and the Purchase Agreement, including all amendments thereto and any waivers and consents thereunder and each of the agreements executed in connection therewith, and decide any issues or disputes concerning this Sale Order and the Purchase Agreement or the rights and duties of the parties hereunder or thereunder, including the interpretation of the terms, conditions, and provisions hereof and thereof, and the status, nature, and extent of the Purchased Assets.

Dated: __________________, 2019

UNITED STATES BANKRUPTCY JUDGE

Exhibit 1

Purchase Agreement

[See Exhibit [●] to Sale Motion]

EXHIBIT G

TRANSITION SERVICES AGREEMENT

This TRANSITION SERVICES AGREEMENT is made as of the [●], 2019 (this “Agreement”), by and among [ATLAS] Corporation, a New York Corporation (“Parent” or a “Chem Plus Seller”), [TARGET] Pharmaceuticals, Inc., a Delaware Corporation (a “Pharma Seller,” and together with the Chem Plus Seller, the “Sellers” and each, a “Seller”), NMC Atlas, L.P., a Delaware limited partnership (“Chem Plus Buyer”), and [●], a [●] (“Pharma Buyer” and together with Chem Plus Buyer, the “Buyers” and each, a “Buyer”). As used in this Agreement, “Party” or “Parties” means, individually or collectively, each Seller and each Buyer. All capitalized terms not otherwise defined herein will have the meanings given to such terms in a specified Purchase Agreement (defined below) as described herein.

RECITALS:

WHEREAS, Parent, collectively with its direct and indirect wholly-owned subsidiaries (including the other Seller), is an international company engaged in the development, marketing, sales and distribution of finished dosage form generic pharmaceuticals, nutraceutical products, pharmaceutical active ingredients and intermediates, specialty performance chemicals inclusive of agricultural intermediates and agricultural protection products (collectively, the “Business”);

WHEREAS, the Business is organized along product lines into three principal segments: (i) Human Health, (ii) Pharmaceutical Ingredients, and (iii) Performance Chemicals;

WHEREAS, Sellers and certain subsidiaries of such Sellers are debtors and debtors in possession under Title 11 of the United States Code, 11 U.S.C. §§ 101, et seq. (the “Bankruptcy Code”), and filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code on [●], 2019 in the United States Bankruptcy Court for the District of New Jersey, where such bankruptcy cases are administered under Case No. [●];

WHEREAS, pursuant to an Asset Purchase Agreement, dated as of [●], 2019 (the “Chem Plus Purchase Agreement”), by and among Chem Plus Seller, certain other “Sellers” named therein, and Chem Plus Buyer, Chem Plus Buyer is acquiring the Purchased Assets (as defined in the Chem Plus Purchase Agreement) and assuming the Assumed Liabilities (as defined in the Chem Plus Purchase Agreement);

WHEREAS, pursuant to an Asset Purchase Agreement, dated as of [●], 2019 (the “Pharma Purchase Agreement” and together with the Chem Plus Purchase Agreement, the “Purchase Agreements” and each, a “Purchase Agreement”), by and among Pharma Seller, certain other “Sellers” named therein, and Pharma Buyer, Pharma Buyer is acquiring the Purchased Assets (as defined in the Pharma Purchase Agreement) and assuming the Assumed Liabilities (as defined in the Pharma Purchase Agreement);

WHEREAS, Sellers have certain shared services (as set forth on Exhibit A) (collectively, the “Shared Services”) which need to be used by one or both Buyer(s) after the Closing (as defined in the respective Purchase Agreement to which such Buyer is a party) for the period of time set forth on Exhibit A with respect to such Shared Service (each, a “Transition Period”);

WHEREAS, either or both Buyers may have purchased one or more of the Shared Services, while the remaining Shared Services, if any, are being retained by a Seller, for at least the applicable Transition Period;

WHEREAS, the Parties are entering into this Agreement to facilitate the delivery and use of the Shared Services, on the terms and subject to the conditions and limitations set forth herein and on Exhibit A; and

WHEREAS, the Service Providers (as defined below) have agreed to provide the Shared Services on a transitional basis to the Service Recipients (as defined below), all as set forth on Exhibit A, following the Closing (as defined in the Purchase Agreement to which such Service Recipient is a party).

NOW, THEREFORE, in consideration of the mutual promises made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.            Shared Services.

(a)          General.

(i)          When a Party is providing, or causing its respective Affiliates or third-party providers to provide, a Shared Service hereunder, it will be so identified on Exhibit A and be referred to herein as a “Service Provider” with respect to the provided Shared Services indicated on Exhibit A. When a Party is receiving a Shared Service hereunder, it will be so identified on Exhibit A and be referred to herein as a “Service Recipient” with respect to the received Shared Services indicated on Exhibit A. A Party may be a Service Provider with respect to a given Shared Service, and may be a Service Recipient with respect to another Shared Service.

(ii)         The applicable Service Provider shall, or shall cause their respective Affiliates or third-party providers to, provide the applicable Service Recipient with the Shared Services for the Transition Period, all as set forth on Exhibit A with respect to such Shared Service and on the terms and subject to the conditions and limitations set forth herein and on Exhibit A, in the case of the Seller(s), consistent with such Service Provider’s past practices and in all events, in a commercially reasonable manner; it being understood, however, that the Acquired Business (as defined in the Purchase Agreement to which such Service Recipient is a Buyer) was operated as a division of Parent and as such, enjoyed certain rights, benefits and privileges, which may not all be available to such Buyer as a Buyer of the respective Acquired Business specified in the Purchase Agreement to which it is a party. Nothing in this Agreement shall obligate a Service Provider, or its respective Affiliates or third-party providers, as the case may be, to provide to a Service Recipient any service that is materially different in amount, kind, scope, quality or manner of performance from the services provided to the applicable Acquired Business prior to the date of this Agreement. A Buyer shall receive the Shared Services only for the benefit of the applicable Acquired Business as transferred to such Buyer pursuant to the Purchase Agreement to which it is a party and not for the benefit of such Buyer’s other businesses or facilities.

(b)          Compensation and Invoicing. In consideration for a Service Provider providing the Shared Services, a Service Recipient shall pay to such Service Provider the service fees described on Exhibit A (the “Service Fees”) and such Service Recipient shall also pay to such Service Provider the Additional Third Party Fees (defined below) and the Service Costs (defined below). A Service Provider shall invoice a Service Recipient each month for each Shared Service provided to such Service Recipient during the prior month. Such Service Recipient shall pay the Service Fees, the Service Costs and any Additional Third Party Fees within [ten (10)] calendar days after its receipt of the applicable invoice. Such Service Recipient shall pay all taxes and other fees and charges imposed by any governmental authority arising in connection with the sale, purchase, performance or use of the applicable Shared Services. If any amounts payable to a Service Provider under this Agreement have not been received by the applicable due date, then such overdue amounts, or unpaid portion thereof, shall bear interest from such due date at the rate of 2.0% per month (or portion thereof), until received. On the Closing Date (as defined in the Purchase Agreement to which a Service Recipient is a party), such Service Recipient shall pay to the applicable Service Provider that is to provide a Shared Service to such Service Recipient, by wire transfer of immediately available funds, an amount in cash as set forth on Exhibit A (the “Deposit”), with respect to such Shared Service, as an advance for payment of the Service Fees, the Service Costs and any Additional Third Party Fees. The amount of each monthly invoice shall be credited against the Deposit until such time as the Deposit has been fully earned by a Service Provider, after which time, payment of the Service Fees, the Service Costs and any Additional Third Party Fees shall be made as provided herein. If upon the earlier of the expiration or termination of this Agreement, the Deposit exceeds the aggregate amount of the Service Fees, the Service Costs and any Additional Third Party Fees, in each case, due and payable by a Service Recipient hereunder with respect to a Shared Service (such amount, the “Excess Amount”), such Service Recipient shall pay to the Service Provider providing such Shared Service by wire transfer of immediately available funds an amount in cash equal to the Excess Amount.

(c)          Additional Costs to Provide Services. If any Service Provider or its Affiliates’ third-party providers, including information technology vendors, (i) increases the fees payable by the Service Provider under its presently existing contracts with such provider or vendor as a direct consequence of the execution of this Agreement or the performance of the Shared Services hereunder or (ii) charges any fee for the transfer or provision of services provided by it to a Service Recipient, such Service Recipient shall be responsible for any such increases in fees (but only such portion which is allocable to the Shared Services rendered hereunder) and/or transfer fees (collectively, the “Additional Third Party Fees”), and any such amounts shall be included on the invoices described above. In addition, a Service Recipient shall pay to a Service Provider that is providing a Shared Service to such Service Recipient the reasonable costs and expenses incurred by such Service Provider and its Affiliates in connection with the performance of the Shared Services hereunder (the “Service Costs”), which amounts shall also be included on the invoices described above; provided, that any Shared Services that require technical resource time (e.g., data extracts from systems, backups of system data, transformation of data, migration of data, or other technical resources) will be billed on a time and materials basis at hourly rate of $[●]/hr.

ARTICLE I

2.            Other Covenants.

(a)          Indemnification by Service Recipient. Service Recipient shall indemnify and hold each Service Provider that is providing Shared Services to such Service Recipient and its Affiliates and their respective directors, managers, members, stockholders, officers, employees, controlling persons, and other representatives harmless from and against all claims, losses, damages or expenses of whatever form or nature, including reasonable attorneys’ fees and other costs of legal defense (collectively, “Damages”), whether direct or indirect, that they, or any of them, may suffer, sustain or incur or become subject to, resulting from or arising out of (i) any of the Shared Services rendered or to be rendered by or on behalf of such Service Provider or its Affiliates pursuant to this Agreement, except to the extent such Damages are caused by the willful misconduct, gross negligence or fraud by such Service Provider or its Affiliates, (ii) a breach by such Service Recipient of this Agreement, including, without limitation, any covenant contained herein or on Exhibit A hereto, or (iii) the willful misconduct, gross negligence or fraud of such Service Recipient in connection with the performance of its obligations under this Agreement.

(b)          Indemnification by Service Provider. Service Provider shall indemnify and hold Service Recipient and its directors, managers, members, stockholders, officers, employees, controlling persons, and other representatives harmless from and against all Damages whether direct or indirect, that they, or any of them, may suffer, sustain or incur or become subject to, resulting from or arising out of the willful misconduct, gross negligence or fraud in the performance of the Shared Services provided to such Service Recipient by such Service Provider or its Affiliates.

(c)          Limitation on Liability. Neither any Service Provider nor any of their respective Affiliates shall bear any liability for the operations of a Service Recipient’s business or for such Service Providers’, their respective Affiliates’ or vendors’ performance of the Shared Services, except to the extent that it results from willful misconduct, gross negligence or fraud on such Service Provider’s or its Affiliates’ part as finally determined by a non-appealable order from a court of competent jurisdiction. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, IN NO EVENT SHALL ANY SERVICE PROVIDER OR ANY OF ITS AFFILIATES BE LIABLE (I) FOR ANY SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, INCLUDING LOSS OF PROFITS OR BUSINESS OR LOSS OF ANTICIPATED SAVINGS, ARISING FROM OR RELATING TO ANY ACT OR OMISSION UNDER THIS AGREEMENT, (II) FOR THE FAILURE OF THIRD-PARTY PROVIDERS TO PERFORM ANY SERVICES UNDER THIS AGREEMENT OR (III) TO ANY SERVICE RECIPIENT UNDER THIS AGREEMENT FOR ANY AMOUNT IN EXCESS OF THE AGGREGATE SERVICE FEES PAID BY SUCH SERVICE RECIPIENT UNDER THIS AGREEMENT.

(d)          No Express or Implied Warranties. Each Service Recipient acknowledges that the Shared Services are being provided as an accommodation to such Service Recipient. Accordingly, each Service Recipient acknowledges and agrees that, notwithstanding anything to the contrary in this Agreement that NEITHER ANY SERVICE PROVIDER NOR ANY OF ITS AFFILIATES ARE MAKING ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE SHARED SERVICES OR ANY OTHER MATTER RELATING TO THIS AGREEMENT, AND EACH SERVICE PROVIDER AND ITS AFFILIATES HEREBY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES (INCLUDING, WITHOUT LIMITATION, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE) IN CONNECTION THEREWITH.

(e)          Confidentiality. Each Party shall, and shall cause each of its Affiliates and each of their respective officers, directors, agents, representatives and employees to, hold all information and documents relating to the business of any other party or its Affiliates disclosed to it by reason of this Agreement confidential, and will not disclose any of such information or documents to any person or entity without the prior written consent of the disclosing party unless legally required or compelled to disclose such information or documents; provided, however, that to the extent that any of them may become so legally required or compelled, they may only disclose such information or documents if they shall first have used reasonable efforts to, and, if practicable, shall have afforded the affected party the opportunity to obtain (at the affected party’s expense), an appropriate protective order or other satisfactory assurance of confidential treatment for the information required or compelled to be so disclosed. This obligation of confidentiality shall not apply to information that is in or hereafter enters the public domain through no fault of the receiving party, is (at the time of disclosure) already in the receiving party’s possession on a non-confidential basis, is obtained by the receiving party from a third party having the legal right to use and disclose the same or is independently developed by the receiving party after the date hereof as evidenced by a written record providing such independent development.

ARTICLE II

3.            Term; Termination.

2.1           (a)          Term. Except as otherwise expressly set forth herein or on Exhibit A hereto, the term of this Agreement shall commence upon the entry of an order by the Bankruptcy Court approving this Agreement, Sellers’ performance of their obligations hereunder and the Purchase Agreement to which they are a party, and shall continue in full force and effect for a period expiring on the expiration of the latest Transition Period set forth on Exhibit A (the “Expiration Date”), unless the Parties shall extend such Expiration Date by mutual written agreement of the Parties.

2.2           (b)          Early Termination. Notwithstanding the provisions of Section 3(a), the term of this Agreement (or the provision of one or more of the Shared Services provided under this Agreement, i.e., any Transition Period referred to in Exhibit A) may be terminated prior to the Expiration Date (or prior to the end of the applicable Transition Period) as follows:

(i)          by the mutual written agreement of the Sellers and the Buyers to the extent so provided in such written agreement;

(ii)         by the mutual written agreement of a Service Provider and a Service Recipient of such Shared Service(s), but only with respect to one or more of such Shared Service(s);

(iii)        immediately by a Service Provider with respect to one or more of such Shared Service(s), if a Service Recipient of such Shared Service(s) breaches any of its obligations or covenants contained in this Agreement with respect to such Shared Service and does not cure such breach within five (5) days after receipt of written notice of such breach from such Service Provider; or

(iv)        by a Service Recipient with respect to one or more of such Shared Service(s), upon [twenty (20)] days’ prior written notice to a Service Provider providing such Shared Service(s).

2.3           (c)          Prompt Transition. During the term of this Agreement, each Service Provider and each Service Recipient shall use commercially reasonable efforts (but at no expense to the Service Providers or any of their respective Affiliates) to cooperate with and assist each other in connection with the transition from the performance of each Shared Service by such Service Provider or its Affiliates, as the case may be, to the performance of such Shared Service by a Service Recipient as promptly as reasonably practicable after the Closing Date (as defined in the Purchase Agreement to which such Service Recipient is a party).

(d)           Effect of Termination. Upon termination of any Shared Service under this Agreement, neither a Service Provider nor any of its Affiliates shall be required to provide such Shared Service to a Service Recipient that was receiving such Shared Service. Termination of this Agreement or any Shared Service hereunder shall not affect a Service Provider’s rights to receive Service Fees, Service Costs or any Additional Third Party Fees payable under Section 1(b) for the Shared Services provided prior to termination of this Agreement. The termination rights set forth in Section 3(b) shall be in addition, and without prejudice, to all other rights and remedies to which the terminating party may be entitled, including any right to specific performance or injunctive relief. The provisions of Section 2 shall survive any expiration or termination of this Agreement or any Shared Services hereunder. Notwithstanding the foregoing, if a Service Provider terminates any Shared Service pursuant to Section 3(b)(iii), then a Service Recipient of such Shared Service shall nevertheless be responsible for all accrued Services Fees and Service Costs with respect to such Shared Service through the date of termination without reduction, abatement or set-off of any kind.

2.4           4.           Miscellaneous.

2.5           (a)          Independent Contractor Status. Nothing in this Agreement shall be deemed to make any party the agent of any other party or to create a partnership or joint venture among the parties for any purpose whatsoever. Each Party shall at all times retain exclusive management and control over its officers, employees, policy decisions and business operations. The employees of a Service Provider and its Affiliates shall not be considered employees of any Service Recipient or any of its Affiliates for any purpose.

2.6           (b)          Cooperation of Service Recipients. With respect to any Shared Service, a Service Recipient shall cooperate diligently with a Service Provider and its Affiliates by promptly providing all information reasonably deemed necessary by such Service Provider and its Affiliates, as the case may be, for the performance of such Shared Services and by causing the applicable Acquired Business (as defined in the Purchase Agreement to which such Service Recipient is a party) to accept such Shared Services in a manner consistent with the past practices of such Acquired Business. Should a Service Recipient’s failure to supply such information render performance of any Shared Services unreasonably difficult, a Service Provider or its Affiliates, as the case may be, providing such Shared Services, upon reasonable notice, may provide abridged Shared Services or refuse to perform such Shared Services in each case until such information is provided.

2.7           (c)          Nonexclusivity of Services. Nothing in this Agreement shall prevent or prohibit a Service Provider or any of its Affiliates from providing any service similar to the Shared Services to its own businesses or to any other person or entity, including, but not limited to, another Service Recipient, or prohibit a Service Recipient from obtaining any services, including, but not limited to, any Shared Services contemplated hereunder, from third party providers; provided, however, that the provision of such services by a third party shall not relieve a Service Provider of its obligations under this Agreement.

2.8           (d)          Amendment; Waiver. This Agreement may not be amended, supplemented or changed except by an instrument in writing signed by the Sellers and the Buyers; provided that, with respect to any Shared Service, the terms, conditions and limitations set forth on Exhibit A may be amended, supplemented or changed by an instrument in writing signed by the Service Provider providing, and the Service Recipient receiving, such Shared Service. Any Party may waive in writing any obligation owed to it by any other Party under this Agreement. No waiver of any Party of any default, misrepresentation, breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence.

2.9           (e)          Successors and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other Parties hereto; provided, however, that each Service Provider may assign this Agreement and any or all of its respective rights or obligations hereunder to its respective Affiliates or any successors to such Service Provider or any successor to any business or assets of such Service Provider to which the Shared Services relate without the applicable Service Recipient’s consent. Except as expressly provided in this Section 4(e), any assignment or attempted assignment shall be null and void.

2.10         (f)          No Third Party Beneficiaries. Except as set forth in this Section 4(f), this Agreement does not create, and shall not be construed as creating, any rights enforceable by any person or entity not a party to this Agreement, except to the extent that such person or entity is entitled to indemnification provided in Section 2(a) or Section 2(b) hereof.

2.11         (g)           Governing Law. This Agreement (and all matters arising, directly or indirectly, from it) shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the conflicts of law principles thereof. Each of the Parties irrevocably submits to the exclusive jurisdiction of the courts of the Bankruptcy Court and the United States District Court for the Southern District of New York located in New York County (and the appropriate appellate courts therefrom) for the purpose of any proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby, and irrevocably waive the defense of an inconvenient forum to the maintenance of any such proceeding. The Parties consent to service of process by mail (in accordance with Section 8.7 of the Purchase Agreement to which they are a party) or any other manner permitted by law.

(h)          Entire Agreement. This Agreement (including Exhibit A hereto) and the Purchase Agreement to which each Party is a party supersedes all prior agreements between the Parties with respect to the Shared Services and constitutes a complete and exclusive statement of the terms of the agreement between the Parties with respect to the Shared Services.

(i)          Specific Performance. Each Party acknowledges that a breach of the provisions of this Agreement (including Exhibit A hereto) by such Party will cause irreparable harm to the other Parties to whom such performance was due, for which there may be no adequate remedy at law and for which the ascertainment of damages would be difficult. Therefore, each of the Parties shall be entitled to seek, in addition to, and without having to prove the inadequacy of, other remedies at law, to specific performance of this Agreement (including Exhibit A hereto), as well as injunctive and other equitable relief (without being required to post bond or other security).

(j)          Notices. All notices, requests, demands, waivers, consents and other communications hereunder shall be in writing and delivered to the address and in accordance with the procedures set forth in Section 8.7 of the Purchase Agreement to which they are a party.

(k)          Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. Delivery of an executed counterpart of a signature page by facsimile or electronic means (including a PDF thereof) shall be as effective as delivery of a manually executed counterpart of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

[ATLAS] Corporation

By:
Name:
Title:

[TARGET] Pharmaceuticals, Inc.

By:
Name:
Title:

NMC ATLAS, L.P.
By: NMC Atlas GP, L.L.C., its general partner

By:
Name:
Title:

[PHARMA BUYER]

By:
Name:
Title:

EXHIBIT A

SHARED SERVICES1

1.            IT Services:

Shared Service: The transitional IT services shall consist of the following:

▪	Software Services: Service Provider to provide access to and support with respect to those software system listed forth below, in each case, consistent with those provided to the respective Acquired Businesses prior to the Closing:

o	Cognos (IBM)

o	[●]

Service Provider: Chem Plus Buyer

Service Recipient: [Pharma Buyer]/Parent

Service Fee: The amount charged by the Service Provider to each Service Recipient2 for the foregoing Shared Services through the Transition Period shall be: [●]

Service Costs: The costs incurred by such Service Provider and its Affiliates in connection with providing the Shared Services set forth in Section 1 of this Exhibit A, including, without limitation, any additional out-of-pocket costs or expenses incurred by such Service Provider and its Affiliates in connection with the performance thereof plus any Additional Third Party Fees.

Transition Period: [To be provided]

Deposit: [To be provided]

2.           Telecommunication Services:

Shared Service: Service Provider to provide access to and support of any and all telecommunication systems consistent with those provided to the Acquired Businesses prior to the Closing.

Service Provider: Chem Plus Buyer

Service Recipient: [Pharma Buyer]/Parent

1 Note to Draft: Specific transition periods and services to be discussed and agreed with the Pharma Buyer.

2 Note to Draft: Service Fee will not be charged by the Service Provider to Parent for general data access for a customary transition period and 1-2 cycles of payroll processing to be provided to Parent free of charge.

Service Fee: The amount charged by the Service Provider to each Service Recipient for the foregoing Shared Services through the Transition Period shall be: [●]

Service Costs: The costs incurred by such Service Provider and its Affiliates in connection with providing the Shared Services set forth in Section 1 of this Exhibit A, including, without limitation, any additional out-of-pocket costs or expenses incurred by such Service Provider and its Affiliates in connection with the performance thereof plus any Additional Third Party Fees.

Transition Period: [To be provided]

Deposit: [To be provided]

3.            E-mail Services:

Shared Service: Service Provider to provide email services substantially identical to those currently provided to the Acquired Businesses prior to the Closing. During this period, e-mail accounts for all employees of the Acquired Businesses who will be employed by the Pharma Buyer shall have their current e-mail accounts automatically forwarded to new e-mail addresses under the Pharma Buyer’s e-mail system.

Service Provider: Chem Plus Buyer

Service Recipient: Pharma Buyer/Parent

Service Fee: The amount charged by the Service Provider to each Service Recipient for the foregoing Shared Services through the Transition Period shall be: [●]

Service Costs: The costs incurred by such Service Provider and its Affiliates in connection with providing the Shared Services set forth in Section 1 of this Exhibit A, including, without limitation, any additional out-of-pocket costs or expenses incurred by such Service Provider and its Affiliates in connection with the performance thereof plus any Additional Third Party Fees.

Transition Period: [To be provided]

Deposit: [To be provided]

4.            Finance & Accounting Services:

Shared Service: Service Provider to provide the following finance and accounting services on a transitional basis to the Pharma Buyer/Parent with respect to the applicable Acquired Business:

▪	Support, as required, for the administration, maintenance, reporting, analysis, and other activities relating to the tasks of a corporate controller, including external auditing and accounting-related services;

▪	For a period of [sixty (60)] days, as required, support for business tax filing assistance, including property tax, sales and use tax and other business taxes but specifically excluding Federal and State income tax filings; and

▪	Payroll – For a period of [sixty (60)] days following Closing, Service Provider will assist in the transferring of payroll duties.

Service Provider: Chem Plus Buyer

Service Recipient: Pharma Buyer/Parent

Service Fee: The amount charged by the Service Provider for the foregoing Shared Services shall be (1) the Employee Compensation Expense (as defined below) for each employee of the Service Provider or its Affiliates performing the above Shared Service, for the portion of the Transition Period during which the Shared Service is provided to the Service Recipient; (2) the Allocable Benefit Expense (as defined below) for each employee of the Service Provider or its Affiliates performing the above Shared Service, for the portion of the Transition Period during which the Shared Service is provided to the Service Recipient; (3) the Allocable Overhead Expense (as defined below) for each employee of the Service Provider or its performing the above Shared Service, for the portion of the Transition Period during which the Shared Service is provided to the Service Recipient; and (4) the Allocable Payroll Tax Expense (as defined below) for each employee of the Service Provider or its Affiliates performing the above Shared Service, for the portion of the Transition Period during which the Shares Service is provided to the Service Recipient (such fees referenced in numbers (1) through (4) of this section shall be listed by applicable employee on Exhibit B).

Service Costs: The costs incurred by such Service Provider and its Affiliates in connection with providing the Shared Services set forth in Section 2 of this Exhibit A, including, without limitation, any additional out-of-pocket costs or expenses incurred by such Service Provider or its Affiliates, as the case may be, in connection with the performance thereof plus any Additional Third Party Fees.

Transition Period: [To be provided]

Deposit: [To be provided]

5.           Payroll and Employee Benefits (exclusive of 401(k)):

Shared Service: Service Provider shall maintain the existing healthcare and other employee benefit programs in effect immediately prior to the Closing through [DATE]. The Buyers have made arrangements for replacement benefit programs to take effect on [DATE].

Service Provider: Parent

Service Recipient: [Pharma Buyer] / [Chem Plus Buyer]

Service Fee: Each of the Service Recipients shall make payment to Service Provider at the conclusion of the transition period for the pro-rata share of the direct costs of the benefits for the month of [MONTH], 2019.

Service Costs: The costs incurred by such Service Provider and its Affiliates in connection with providing the Shared Services set forth in Section 3 of this Exhibit A, including, without limitation, any additional out-of-pocket costs or expenses incurred by such Service Provider or its Affiliates, as the case may be, in connection with the performance thereof plus any Additional Third Party Fees.

Transition Period: [To be provided]

Deposit: [To be provided]

GENERAL TERMS

The Service Provider and its Affiliates are retaining certain employees primarily for the purpose of performing the Shared Services. Each Service Recipient is agreeing to pay the compensation and related expenses of those employees as set forth herein. The Services Fees are a function of that compensation expense, as well as related overhead and employment tax expense. Specifically, the Service Fees will consist of the following, with respect to each employee who performs Shared Services and, in each case, allocable to the portion of the Transition Period the employee provides Shared Services to the applicable Service Recipient: (1) the compensation payable during the applicable Transition Period to such employee for the employee’s performance of Shared Services (with respect to each such employee, the “Employee Compensation Expense”); (2) the benefit expense incurred with respect to each such employee during the Transition Period, which will be based upon an allocation of the overall benefit expense for the benefits received by such employee, as reasonably determined by the Service Provider (with respect to each such employee, the “Allocable Benefit Expense”); (3) a reasonable allocation to such employee of the Service Provider’s corporate headquarters’ overhead expense, including without limitation, rent, utilities, information technology, insurance, and such other general and administrative expenses historically and reasonably incurred in employing all of the retained employees (with respect to each such employee, the “Allocable Overhead Expense”); and (4) all payroll and other taxes payable by the Service Provider or its Affiliates in respect of each such employee (other than any taxes based on the income of the Service Provider or its Affiliates) (with respect to each such employee, the “Allocable Payroll Tax Expense”). Please refer to Exhibit B of this Agreement for the hourly rate per employee, which is inclusive of items (1) – (4) referred to above. Any billing for Shared Services related to the above, shall be in 1/4 (one quarter) of an hour increments. On Monday of each week, the Service Provider will send a listing of billable hours by individual for the previous week to the applicable Service Recipient for their review and approval.

EXHIBIT B

TSA – FINANCE & ACCOUNTING SERVICES EMPLOYEES

Name	Function	Hourly Rate